AMENDED, RESTATED AND CONSOLIDATED PROMISSORY NOTE

$6,933,333.34	January 15, 2010
Loan No. 706 108 240

THIS AMENDED, RESTATED AND CONSOLIDATED PROMISSORY NOTE is made by MACK-CALI F PROPERTIES, L.P., a New Jersey limited partnership (“Borrower”) to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender”, which shall also mean successors and assigns who become holders of this Note).

W I T N E S S E T H:

WHEREAS, Borrower is the maker of, or has assumed the obligations of the maker of, that certain Amended and Restated Promissory Note dated as of November 12, 2004 in the original principal amount of Twenty Million Six Hundred Thousand and No/100 Dollars ($20,600,000.00) and payable to the order of Lender (the “Existing Note”; the loan evidenced by the Existing Note is herein referred to as the “Existing Loan”);

WHEREAS, the Existing Loan was made pursuant to that certain Amended and Restated Loan Agreement dated as of November 12, 2004 (the “Existing Loan Agreement”) by and among, inter alia, Lender and Borrower relating to seven (7) cross-collateralized and cross-defaulted loans in the aggregate principal amount of $150,000,000.00; and

WHEREAS, as of the date hereof, The Prudential Insurance Company of America, a New Jersey corporation (“Prudential”), has assigned to VPCM, LLC, a Virginia limited liability company (“VPCM”), an undivided interest in and to the Existing Loan and Existing Note and the other documents that further evidence or secure the indebtedness evidenced thereby, so that Prudential and VPCM shall be co-lenders with respect to such indebtedness; and

WHEREAS, Borrower and Lender have agreed, pursuant to that certain Amended and Restated Loan Agreement dated of even date herewith (the “Loan Agreement”) by and among, inter alia, Lender, VPCM, and Borrower relating to seven (7) cross-collateralized and cross-defaulted loans in the aggregate principal amount of $150,000,000.00 (individually, a “Crossed Loan”, and collectively, the “Crossed Loans”), each of which Crossed Loans consists of a loan made by Prudential and a loan made by VPCM as co-lenders with respect to such indebtedness, which amount includes the Loan (as hereinafter defined) evidenced by this Note, to refinance the seven (7) cross-collateralized and cross-defaulted loans referenced in the Existing Loan Agreement, to amend and restate the terms thereof, and to re-allocate the loan amounts among the seven (7) Crossed Loans representing additional advances to certain borrowers under the Loan Agreement and corresponding reductions of loan amounts to other borrowers under the Loan Agreement; and

WHEREAS, Borrower and Lender have agreed in the manner hereinafter set forth to divide the Existing Note and Existing Loan into two notes and loans, one in the amount of and evidenced by this Note and one in the amount of $6,066,666.66 evidenced by that certain Amended, Restated and Consolidated Promissory Note (the “Companion Note”) in favor of VPCM from Borrower in such amount and secured by the Instrument (as hereinafter defined), and to reduce the amount of the indebtedness to Borrower by the principal amount of $7,600,000.00 under the loan now evidenced by this Note and under the loan now evidenced by the Companion Note in the amount of $6,066,666.66, which amount reflects a reallocation of the loan amounts from the Existing Loan to Borrower to certain of the other six (6) Crossed Loans governed by the Existing Loan Agreement and represents a repayment by Borrower to effect such reduction, and (i) to amend the Note Rate on the Existing Note and Existing Loan, and on the Companion Note and the loan evidenced thereby, to six and twenty five hundredths percent (6.25%) per annum, (ii) to extend the maturity date of the Loan evidenced by the Existing Note, and of the loan evidenced by the Companion Note, to January 15, 2017, and (iii) to modify certain other terms and provisions of the Existing Note by amending and restating the terms thereof into this new Amended, Restated and Consolidated Promissory Note in the principal sum of SIX MILLION NINE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED THIRTY THREE AND 34/100 DOLLARS ($6,933,333.34) (the “Loan”) with a corresponding amendment and restatement evidenced by the Companion Note; and

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Note by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, Borrower hereby covenants and agrees with Lender as follows:

A.           Outstanding Indebtedness.  The aggregate outstanding indebtedness evidenced by the Existing Note as so adjusted, if applicable, as set forth above, is THIRTEEN MILLION AND NO/100 DOLLARS ($13,000,000.00), it being understood that no interest under the Existing Note is accrued and unpaid for the period prior to the date hereof, but that interest shall accrue from and after the date hereof at the rate or rates herein provided; and the aggregate outstanding indebtedness evidenced by the portion of the Existing Note amended and restated hereby is SIX MILLION NINE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED THIRTY THREE AND 34/100 DOLLARS ($6,933,333.34), it being understood that the remaining portion of the aggregate outstanding indebtedness evidenced by the Existing Note as so adjusted, if applicable, as set forth above, is amended and restated by the Companion Note in the amount of $6,066,666.66.

B.           Amendment and Restatement of Existing Note.  All of the terms, covenants and provisions of the Existing Note are hereby modified, amended and restated herein and in the Companion Note so that henceforth such terms, covenants and provisions shall be those set forth in this Amended, Restated and Consolidated Promissory Note and the Companion Note, and the Existing Note, as so modified, amended and restated in their entirety, are hereby ratified and confirmed in all respects by Borrower.

C.           Borrower's Promise to Pay.  FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, at c/o Prudential Asset Resources, Inc., 2100 Ross Avenue, Suite 2500, Dallas, Texas  75201, Attention:  Asset Management Department;  Reference Loan No. 706 108 240 and 706 108 270, the principal sum of SIX MILLION NINE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED THIRTY THREE AND 34/100 DOLLARS ($6,933,333.34), with interest on the unpaid balance (“Balance”) at the rate of six and twenty five hundredths percent (6.25%) per annum (“Note Rate”) from and including the date hereof (“Funding Date”) until and including Maturity (defined below).  Capitalized terms used without definition shall have the meanings ascribed to them in the Instrument (defined below).

1.           Regular Payments.  Principal and interest shall be payable as follows:

(a)           Interest only shall be paid in arrears in thirty (30) monthly installments of THIRTY SIX THOUSAND ONE HUNDRED ELEVEN AND 11/100 DOLLARS ($36,111.11) each, commencing on February 15, 2010 and continuing on the fifteenth (15th) day of each succeeding month to and including July 15, 2012.  Each payment due date under Paragraphs 1(a) and 1(b) of this Note is referred to as a “Due Date”.

(b)           Principal and interest shall be paid in fifty three (53) monthly installments of FORTY TWO THOUSAND SIX HUNDRED EIGHTY NINE AND 73/100 DOLLARS ($42,689.73) each commencing on August 15, 2012 and continuing on the fifteenth (15th) day of each succeeding month to and including December 15, 2016.

(c)           The entire Obligations (as defined in the Instrument (defined below)) shall be due and payable on January 15, 2017 (“Maturity Date”).  “Maturity” shall mean the Maturity Date or earlier date that the Obligations may be due and payable by acceleration by Lender as provided in the Documents.

(d)           Interest on the Balance for any full month shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each.  For any partial month, interest shall be due in an amount equal to (i) the Balance multiplied by (ii) the Note Rate divided by (iii) 360 multiplied by (iv) the number of days during such partial month that any Balance is outstanding to (but excluding) the date of payment.

2.           Late Payment and Default Interest.

(a)           Late Charge.  If any scheduled payment due under this Note is not fully paid by its Due Date (other than the principal payment due on the Maturity Date), a charge of $100.00 per day (the “Daily Charge”) shall be assessed for each day that elapses from and after the Due Date until such payment is made in full (including the date payment is made), subject, however, if, as set forth below, Borrower is then entitled to the “Daily Charge Grace Period”, that such failure continues for two (2) days after such Due Date (the “Daily Charge Grace Period”);  provided, however, that if Borrower receives the benefit of such Daily Charge Grace Period within any twelve (12) month period, Borrower shall have no further right to the Daily Charge Grace Period during that twelve (12) month period;  provided, further, however, that if any such payment, together with all accrued Daily Charges, is not fully paid by the fourteenth (14th) day following the applicable Due Date, a late charge equal to the lesser of (i) four percent (4%) of such payment or (ii) the maximum amount allowed by law (the “Late Charge”) shall be assessed and shall be immediately due and payable.  The Late Charge shall be payable in lieu of Daily Charges that shall have accrued.  The Late Charge may be assessed only once on each overdue payment.  These charges shall be paid to defray the expenses incurred by Lender in handling and processing such delinquent payment(s) and to compensate Lender for the loss of the use of such funds.  The Daily Charge and Late Charge shall be secured by the Documents.  The imposition of the Daily Charge, Late Charge, and/or requirement that interest be paid at the Default Rate (defined below) shall not be construed in any way to (i) excuse Borrower from its obligation to make each payment under this Note promptly when due or (ii) preclude Lender from exercising any rights or remedies available under the Documents upon an Event of Default.

(b)           Acceleration.  Upon any Event of Default, Lender may declare the Balance, unpaid accrued interest, the Prepayment Premium (defined below) and all other Obligations immediately due and payable in full.

(c)           Default Rate.  Upon an Event of Default or at Maturity, whether by acceleration (due to a voluntary or involuntary default) or otherwise, the entire Obligations (excluding accrued but unpaid interest if prohibited by law) shall bear interest at the Default Rate.  The “Default Rate” shall be the lesser of (i) the maximum rate allowed by law or (ii) five percent (5%) plus the greater of (A) the Note Rate or (B) the prime rate (for corporate loans at large United States money center commercial banks) published in The Wall Street Journal on the first Business Day (defined below) of the month in which the Event of Default or Maturity occurs and on the first Business Day of every month thereafter.  The term “Business Day” shall mean each Monday through Friday except for days in which commercial banks are not authorized to open or are required by law to close in New York, New York.

3.           Application of Payments.  Until an Event of Default occurs, all payments received under this Note shall be applied in the following order: (a) to unpaid Daily Charges, Late Charges and costs of collection;  (b) to any Prepayment Premium due;  (c) to interest due on the Balance;  and (d) then to the Balance.  After an Event of Default, all payments shall be applied in any order determined by Lender in its sole discretion.

4.           Prepayment.  This Note may be prepaid on any date, in whole or in part, upon at least thirty (30) days’ prior written notice to Lender and upon payment of all accrued interest (and other Obligations due under the Documents) and a prepayment premium (“Prepayment Premium”) equal to the greater of (a) one percent (1%) of the principal amount being prepaid multiplied by the quotient of the number of full months remaining until the Maturity Date, calculated as of the prepayment date, divided by the number of full months comprising the term of this Note, or (b) the Present Value of the Loan (defined below) less the amount of principal and accrued interest (if any) being prepaid, calculated as of the prepayment date.  The Prepayment Premium shall be due and payable, except as provided in the Instrument or as limited by law, upon any prepayment of this Note, whether voluntary or involuntary, and Lender shall not be obligated to accept any prepayment of this Note unless it is accompanied by the Prepayment Premium, all accrued interest and all other Obligations due under the Documents.  Lender shall notify Borrower of the amount of and the calculation used to determine the Prepayment Premium.  Borrower agrees that (a) Lender shall not be obligated to actually reinvest the amount prepaid in any Treasury obligation and (b) the Prepayment Premium is directly related to the damages that Lender will suffer as a result of the prepayment.  The “Present Value of the Loan” shall be determined by discounting all scheduled payments remaining to the Maturity Date attributable to the amount being prepaid at the Discount Rate (defined below).  If prepayment occurs on a date other than a Due Date, the actual number of days remaining from the date of prepayment to the next Due Date will be used to discount within this period.  The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate (defined below), when compounded semi-annually.  The “Treasury Rate” is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan, for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by Lender (absent a clear mathematical calculation error) on the prepayment date.  The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary.  If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.  Borrower agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any Treasury obligations as a condition precedent to receiving the Prepayment Premium.  Notwithstanding the foregoing, no Prepayment Premium shall be due if this Note is prepaid during the last sixty (60) days prior to the Maturity Date.

With respect to the foregoing provisions, Borrower hereby expressly agrees as follows:

(a)           The Note Rate provided herein has been determined based on the sum of (i) the Treasury Rate in effect at the time the Note Rate was determined under the Loan application submitted to Lender, plus (ii) an interest rate spread over such Treasury Rate, which together represent Lender’s agreed-upon return for making the proceeds of the Loan hereunder available to Borrower over the term of such Loan.

(b)           The determination of the Note Rate, and in particular the aforesaid interest rate spread, were based on the expectation and agreement of Borrower and Lender that the principal sums advanced hereunder would not be prepaid during the term of this Note, or if any such prepayment occurs, the Prepayment Premium (calculated in the manner set forth above) would apply (except as expressly permitted by this Note).

(c)           The Lender’s business involves making financial commitments to others based in part on the returns it expects to receive from this Note and other similar loans made by Lender, and Lender’s financial performance as a business depends not only on the returns from each loan or investment it makes but also upon the aggregate amounts of the loans and investments it is able to make over any given period of time.

(d)           In the event of a prepayment hereunder, Lender will be required to redeploy the funds received into other loans or investments, which (i) may not provide a return to Lender comparable to the return Lender anticipates based on the Note Rate and (ii) may reduce the total amount of loans or investments Lender is able to make during the term of the Loan, which in turn may impair the profitability of Lender’s business.  Therefore, in order to compensate Lender for the potential impact and risks to its business of prepayments under this Note, Lender has limited Borrower’s right to prepay this Note and has offered the method of calculation of the Prepayment Premium set forth above.

(e)           Borrower acknowledges that (i) Lender could have determined that it would not permit any prepayments under the Note during its term, and therefore, in electing to permit prepayments hereunder, Lender is entitled to determine and negotiate the terms on which it will accept prepayments of its loans, and (ii) Borrower could have elected to negotiate more permissive prepayment provisions and/or a more favorable manner of calculating the Prepayment Premium, but in such event the applicable interest rate spread, and therefore the Note Rate, would have been higher to compensate Lender for the potential loss of income on account of the risk that Borrower might elect to prepay this Note at an earlier time and/or for a lesser Prepayment Premium than set forth herein.

Therefore, in consideration of Lender’s agreement to the Note Rate set forth herein, and in recognition of Lender’s reliance on the prepayment provisions of this Note (including the method of calculating the Prepayment Premium), Borrower agrees that the manner of calculation of the Prepayment Premium set forth in this Note represents bargained-for compensation to Lender for granting to Borrower the privilege of prepaying this Note on the terms set forth herein and for the potential loss of future income to Lender arising from having to redeploy the amounts prepaid under this Note into other loans or investments.  As such, the Prepayment Premium constitutes reasonable compensation to Lender for making the Loan on the terms reflected in this Note and does not represent any form of damages (liquidated or otherwise), nor does it represent a penalty.

5.           No Usury.  Under no circumstances shall the aggregate amount paid or to be paid as interest under this Note exceed the highest lawful rate permitted under applicable usury law (“Maximum Rate”).  If under any circumstances the aggregate amounts paid on this Note shall include interest payments which would exceed the Maximum Rate, Borrower stipulates that payment and collection of interest in excess of the Maximum Rate (“Excess Amount”) shall be deemed the result of a mistake by both Borrower and Lender and Lender shall promptly credit the Excess Amount against the Balance (without Prepayment Premium or other premium) or refund to Borrower any portion of the Excess Amount which cannot be so credited.

6.           Security and Documents Incorporated.  This Note is the Note referred to and secured by the Amended, Restated and Consolidated Mortgage and Security Agreement of even date herewith between Borrower, as mortgagor, and Lender and VPCM, as mortgagee, to be recorded in the real estate records of Bergen County, New Jersey (the “Instrument”) and is secured by the Property.  In addition, this Note is secured by all other mortgages, deeds of trust and other collateral described in and referenced in the Loan Agreement.  Borrower shall observe and perform all of the terms and conditions in the Documents.  The Documents are incorporated into this Note as if fully set forth in this Note.

7.           Treatment of Payments.  All payments under this Note shall be made, without offset or deduction, (a) in lawful money of the United States of America at the office of Lender or at such other place (and in the manner) Lender may specify by written notice to Borrower, (b) in immediately available federal funds, and (c) if received by Lender prior to 2:00 p.m. Eastern Time at such place, shall be credited on that day, or, if received by Lender on or after 2:00 p.m. Eastern Time at such place, shall, at Lender’s option, be credited on the next Business Day.  Initially (unless waived by Lender), and until Lender shall direct Borrower otherwise, Borrower shall make all payments due under this Note in the manner set forth in Section 3.13 of the Instrument, and in the event of full compliance by Borrower thereunder, Borrower shall have no liability for any Late Charges, and it shall not constitute a default or Event of Default hereunder or under any of the other Documents, if Lender fails to initiate payment due through the Automated Clearing House network (or similar electronic process) for settlement on the Due Date in a timely manner.  If any Due Date falls on a day which is not a Business Day, then the Due Date shall be deemed to have fallen on the next succeeding Business Day.

8.           Limited Recourse Liability.  Except to the extent set forth in Paragraph 8 and Paragraph 9 of this Note, neither Borrower nor any general or limited partner(s) or member(s) of Borrower nor any officers, directors, shareholders, unitholders, general or limited partners, members, employees or agents of Borrower or its general partners or members shall have any personal liability for the Loan or any Obligations.  Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Documents or realize upon and protect the Property (including, without limitation, naming Borrower and any other necessary parties in the actions) and IN ADDITION BORROWER, ANY GENERAL PARTNER(S) OF BORROWER, MACK-CALI REALTY CORPORATION AND MACK-CALI REALTY, L.P. (SOMETIMES HEREIN REFERRED TO, SINGULARLY OR COLLECTIVELY, AS THE “RECOURSE PARTIES”) SHALL HAVE JOINT AND SEVERAL PERSONAL LIABILITY FOR:

(a)           any amounts accrued and/or payable under any indemnities, guaranties, master leases or similar instruments (which indemnities, guaranties, master leases, and instruments consist, as of Closing, of the following instruments:  that certain Environmental and ERISA Indemnity Agreement, that certain Recourse Liabilities Guaranty, and that certain Partial Recourse Guaranty, each dated as of even date herewith, and Sections 8.03, 8.04, 8.05, 8.06 and 8.07 of the Instrument) furnished in connection with the Loan, but excluding indemnities arising solely under Section 8.02 of the Instrument;

(b)           subject to Section 4(b) of that certain Cash Management Agreement between Borrower, Lender and VPCM of even date herewith (the “Cash Management Agreement”), the amount of any assessments and taxes (accrued and/or payable prior to the completion by Lender of a foreclosure on the Property or acceptance by Lender of a deed or other conveyance of the Property in lieu of such foreclosure, including the pro-rata share of current real estate taxes) with respect to the Property;

(c)           the amount of any security deposits, rents prepaid more than one (1) month in advance, or prepaid expenses of tenants to the extent not turned over to (i) Lender upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (ii) a receiver or trustee for the Property after appointment;

(d)           the amount of any insurance proceeds or condemnation awards neither turned over to Lender nor used in compliance with the Documents;

(e)           damages suffered or incurred by Lender as a result of Borrower (i) entering into a new Lease, (ii) entering into an amendment or termination of an existing Lease, or (iii) accepting a termination, cancellation or surrender of an existing Lease (other than with respect to a Lease with a Major Tenant which is addressed in Paragraph 9(d) below) in breach of the leasing restrictions set forth in Section 7 of the Assignment; provided, however, that in the case of clauses (ii) and (iii) above, the Recourse Parties liability shall be limited to the greater of:

(1)
the present value (calculated at the Discount Rate) of the aggregate total dollar amount (if any) by which (A) rental income and/or other tenant obligations prior to the amendment or termination of the Lease exceeds (B) rental income and/or other tenant obligations after the amendment or termination of such Lease; and

(2)	any amendment or termination fee or other consideration paid by or on behalf of a tenant;

provided, however, that, in such event, such liability shall be limited to the Crossed Loan (or Crossed Loans) applicable to the Individual Property (or Individual Properties) in which the Lease is located;

(f)           subject to Section 4(b) of the Cash Management Agreement, damages suffered or incurred by Lender by reason of any waste of the Property;

(g)           the amount of any rents or other income from the Property received by any of the Recourse Parties after a default under the Documents and not otherwise applied to the indebtedness under this Note or to the current (not deferred) operating expenses of the Property;  PROVIDED, HOWEVER, THAT THE RECOURSE PARTIES SHALL HAVE PERSONAL LIABILITY for amounts paid as expenses to a person or entity related to or affiliated with any of the Recourse Parties except for (A) reasonable salaries for on-site employees, (B) a reasonable allocation of the salaries of off-site employees for accounting and management, and (C) out-of-pocket expenses of Borrower’s management company relating to the Property, but in no event shall such expenses include any profit or be greater than prevailing market rates for any such services;

(h)           the face amount of any letter of credit required under the Documents or otherwise in connection with the Loan that (i) Borrower fails to maintain or (ii) as to which Borrower fails to replace such letter of credit with, or post in lieu of such letter of credit, a cash deposit paid to Lender and held by Lender as additional collateral under the Documents;

(i)           the amount of any security deposit (a “Security Deposit”) cashed or applied by Borrower or any termination fee, cancellation fee or any other fee (collectively, a “Lease Termination Fee”) received by Borrower (x) in connection with a lease termination, cancellation, surrender or expiration (but Lease Termination Fees shall not include the application of, or surrender of, lease security deposits at the scheduled expiration of the applicable lease in lieu of the payment of the corresponding amount of rentals) within one hundred twenty (120) days prior to or after an Event of Default under the Documents, (y) which is greater than one (1) month’s base rent for the Lease to which the Security Deposit and/or Lease Termination Fee applies, and (z) which is not either (A) paid to Lender (or an escrow agent selected by Lender) to be disbursed for the payment of Lender approved (or deemed approved) (1) tenant improvements and/or (2) market leasing commissions, or, (B) if the applicable Lease Termination Fees total less than $1,000,000 (with respect to all of the Crossed Loans and properties that are the subject of the Loan Agreement) in the aggregate during any such one hundred twenty (120) day period, actually disbursed by Borrower for the payment of the Obligations (any Lease Termination Fees that total more than $1,000,000 with respect to all of the Crossed Loans and properties that are the subject of the Loan Agreement in the aggregate during any such one hundred twenty (120) day period must, to the extent in excess of such $1,000,000 aggregate threshold, be paid to Lender for escrow as set forth in clause (A) to avoid recourse liability resulting under this clause (i));

(j)           following a default under the Documents, all attorneys’ fees, including allocated costs of Lender’s staff attorneys, and other expenses incurred by Lender in enforcing the Documents if Borrower contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy by Borrower or any owners of any equity interests therein) any of Lender’s enforcement actions;  provided, however, that if in such action Borrower successfully proves that no default occurred under the Documents, Borrower shall not be required to reimburse Lender for such attorneys’ fees, allocated costs and other expenses; and

(k)           damages suffered or incurred by Lender as a result of Borrower’s breach or violation of Sections 2.10or 3.21 of the Instrument.

(l)           the “Recourse Guaranteed Amount”, as defined in the Partial Recourse Guaranty of even date herewith from Mack-Cali Realty, L.P. (“Recourse Guarantor”), which recourse liability shall be recourse to Borrower, jointly and severally with Recourse Guarantor, to the same extent that Recourse Guarantor has recourse liability for the Loan (all indebtedness evidenced by the Note and all obligations set forth in the Documents) under the Partial Recourse Guaranty, as Borrower covenants and agrees that the Loan shall be recourse to Borrower, jointly and severally with Recourse Guarantor, to the same extent that Recourse Guarantor has recourse liability for the Loan under the Partial Recourse Guaranty, and that Borrower’s recourse under the Documents with respect to such liability under the Partial Recourse Guaranty shall be reduced and/or released at the same time and on the same terms as provided above for Recourse Guarantor; and

(m)           if, pursuant to any lease under Section 3.4(c)(iii) of the Loan Agreement, Borrower shall elect not to pay in full all leasing commissions for the initial term of such lease (Borrower being required to pay all commissions when due), to the extent of all leasing commissions for the initial term of such lease that are not paid in full.

9.           Full Recourse Liability.  Notwithstanding the provisions of Paragraph 8 of this Note, the RECOURSE PARTIES SHALL HAVE JOINT AND SEVERAL PERSONAL LIABILITY for all indebtedness evidenced by this Note and all Obligations set forth in the Documents if:

(a)           there shall be any breach or violation of Article V of the Instrument; or

(b)           there shall be any fraud or material misrepresentation by any of the Recourse Parties in connection with the Property, the Documents, the Loan Application, or any other aspect of the Loan; or

(c)           the Property or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing;  provided, however, that this Paragraph 9(c) shall not apply if (A) an involuntary bankruptcy is filed by Lender, or (B) the involuntary filing was initiated by a third-party creditor independent of any collusive action, participation or collusive communication by (1) Borrower, (2) any partner, shareholder or member of Borrower or Borrower’s general partner or managing member, or (3) any of the Recourse Parties; or

(d)           any of the Recourse Parties (i) enters into a Lease with a Major Tenant, (ii) enters into an amendment or termination of any Lease with a Major Tenant, or (iii) accepts the termination, cancellation or surrender of any Lease with a Major Tenant, in breach of the leasing restrictions set forth in Section 7 of the Assignment; provided, however, that, in such event, such liability shall be limited to the Crossed Loan (or Crossed Loans) applicable to the Individual Property (or Individual Properties) in which the Lease is located, except that in the event that the damages suffered or incurred by Lender as a result of any of the Recourse Parties taking any such action described in clauses (i), (ii) or (iii) above exceeds the amount of such Crossed Loan (or Crossed Loans) applicable to the Individual Property (or Individual Properties) in which the Lease is located, then the Recourse Parties shall have joint and several personal liability for all such damages suffered or incurred by Lender as a result of any of the Recourse Parties taking any such action described in clauses (i), (ii) or (iii) above.

10.           Joint and Several Liability.  This Note shall be the joint and several obligation of all makers, endorsers, guarantors and sureties, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

11.           Unconditional Payment.  Borrower is and shall be obligated to pay principal, interest and any and all other amounts which became payable hereunder or under the other Documents absolutely and unconditionally and without abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff.  In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

12.           Certain Waivers.  Borrower and all others who may become liable for the payment of all or any part of the Obligations do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of non-payment and notice of intent to accelerate the maturity hereof (and of such acceleration).  No release of any security for the Obligations or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Instrument or the other Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other who may become liable for the payment of all or any part of the Obligations, under this Note, the Instrument and the other Documents, except to the extent expressly altered, amended or changed thereby.

13.           WAIVER OF TRIAL BY JURY.  EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

IN WITNESS WHEREOF, this Note has been duly executed by Borrower as of the date first set forth above.

BORROWER:

MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership

By:MACK-CALI SUB I INC., a Delaware corporation, General Partner

By:  ___________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

STATE OF NEW JERSEY

COUNTY OF BERGEN

I CERTIFY that on January __, 2010, Barry Lefkowitz personally came before me and this person acknowledged under oath to my satisfaction, that:

(a)           this person signed and delivered the attached document as Executive Vice President and Chief Financial Officer of MACK-CALI SUB I INC., a Delaware corporation, the corporation named in this document;

(b)           this document was signed, and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors, as General Partner of MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership, formerly known as Mack F Properties, A New Jersey Limited Partnership, on behalf of said limited partnership.

______________________________________ Notary Public My Commission Expires: ________________________ (NOTARY SEAL)

AMENDED, RESTATED AND CONSOLIDATED PROMISSORY NOTE

$6,066,666.66	January 15, 2010
Loan No. 706 108 270

THIS AMENDED, RESTATED AND CONSOLIDATED PROMISSORY NOTE is made by MACK-CALI F PROPERTIES, L.P., a New Jersey limited partnership (“Borrower”) to the order of VPCM, LLC, a Virginia limited liability company (“Lender”, which shall also mean successors and assigns who become holders of this Note).

W I T N E S S E T H:

WHEREAS, Borrower is the maker of, or has assumed the obligations of the maker of, that certain Amended and Restated Promissory Note dated as of November 12, 2004 in the original principal amount of Twenty Million Six Hundred Thousand and No/100 Dollars ($20,600,000.00) and payable to the order of The Prudential Insurance Company of America, a New Jersey corporation (“Prudential”) (the “Existing Note”; the loan evidenced by the Existing Note is herein referred to as the “Existing Loan”);

WHEREAS, the Existing Loan was made pursuant to that certain Amended and Restated Loan Agreement dated as of November 12, 2004 (the “Existing Loan Agreement”) by and among, inter alia, Prudential and Borrower relating to seven (7) cross-collateralized and cross-defaulted loans in the aggregate principal amount of $150,000,000.00; and

WHEREAS, as of the date hereof, Prudential has assigned to VPCM, LLC, a Virginia limited liability company (“VPCM”), an undivided interest in and to the Existing Loan and Existing Note and the other documents that further evidence or secure the indebtedness evidenced thereby, so that Prudential and VPCM shall be co-lenders with respect to such indebtedness; and

WHEREAS, Borrower and Lender have agreed, pursuant to that certain Amended and Restated Loan Agreement dated of even date herewith (the “Loan Agreement”) by and among, inter alia, Lender, Prudential, and Borrower relating to seven (7) cross-collateralized and cross-defaulted loans in the aggregate principal amount of $150,000,000.00 (individually, a “Crossed Loan”, and collectively, the “Crossed Loans”), each of which Crossed Loans consists of a loan made by Prudential and a loan made by VPCM as co-lenders with respect to such indebtedness, which amount includes the Loan (as hereinafter defined) evidenced by this Note, to refinance the seven (7) cross-collateralized and cross-defaulted loans referenced in the Existing Loan Agreement, to amend and restate the terms thereof, and to re-allocate the loan amounts among the seven (7) Crossed Loans representing additional advances to certain borrowers under the Loan Agreement and corresponding reductions of loan amounts to other borrowers under the Loan Agreement; and

WHEREAS, Borrower and Lender have agreed in the manner hereinafter set forth to divide the Existing Note and Existing Loan into two notes and loans, one in the amount of and evidenced by this Note and one in the amount of $6,933,333.34 evidenced by that certain Amended, Restated and Consolidated Promissory Note (the “Companion Note”) in favor of Prudential from Borrower in such amount and secured by the Instrument (as hereinafter defined), and to reduce the amount of the indebtedness to Borrower by the principal amount of $7,600,000.00 under the loan now evidenced by this Note and under the loan now evidenced by the Companion Note in the amount of $6,933,333.34, which amount reflects a reallocation of the loan amounts from the Existing Loan to Borrower to certain of the other six (6) Crossed Loans governed by the Existing Loan Agreement and represents a repayment by Borrower to effect such reduction, and (i) to amend the Note Rate on the Existing Note and Existing Loan, and on the Companion Note and the loan evidenced thereby, to six and twenty five hundredths percent (6.25%) per annum, (ii) to extend the maturity date of the Loan evidenced by the Existing Note, and of the loan evidenced by the Companion Note, to January 15, 2017, and (iii) to modify certain other terms and provisions of the Existing Note by amending and restating the terms thereof into this new Amended, Restated and Consolidated Promissory Note in the principal sum of SIX MILLION SIXTY SIX THOUSAND SIX HUNDRED SIXTY SIX AND 66/100 DOLLARS ($6,066,666.66) (the “Loan”) with a corresponding amendment and restatement evidenced by the Companion Note; and

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Note by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, Borrower hereby covenants and agrees with Lender as follows:

A.           Outstanding Indebtedness.  The aggregate outstanding indebtedness evidenced by the Existing Note as so adjusted, if applicable, as set forth above, is THIRTEEN MILLION AND NO/100 DOLLARS ($13,000,000.00), it being understood that no interest under the Existing Note is accrued and unpaid for the period prior to the date hereof, but that interest shall accrue from and after the date hereof at the rate or rates herein provided; and the aggregate outstanding indebtedness evidenced by the portion of the Existing Note amended and restated hereby is SIX MILLION SIXTY SIX THOUSAND SIX HUNDRED SIXTY SIX AND 66/100 DOLLARS ($6,066,666.66), it being understood that the remaining portion of the aggregate outstanding indebtedness evidenced by the Existing Note as so adjusted, if applicable, as set forth above, is amended and restated by the Companion Note in the amount of $6,933,333.34.

B.           Amendment and Restatement of Existing Note.  All of the terms, covenants and provisions of the Existing Note are hereby modified, amended and restated herein and in the Companion Note so that henceforth such terms, covenants and provisions shall be those set forth in this Amended, Restated and Consolidated Promissory Note and the Companion Note, and the Existing Note, as so modified, amended and restated in their entirety, are hereby ratified and confirmed in all respects by Borrower.

C.           Borrower's Promise to Pay.  FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, at c/o Prudential Asset Resources, Inc., 2100 Ross Avenue, Suite 2500, Dallas, Texas  75201, Attention:  Asset Management Department;  Reference Loan No. 706 108 240 and 706 108 270, the principal sum of SIX MILLION SIXTY SIX THOUSAND SIX HUNDRED SIXTY SIX AND 66/100 DOLLARS ($6,066,666.66), with interest on the unpaid balance (“Balance”) at the rate of six and twenty five hundredths percent (6.25%) per annum (“Note Rate”) from and including the date hereof (“Funding Date”) until and including Maturity (defined below).  Capitalized terms used without definition shall have the meanings ascribed to them in the Instrument (defined below).

1.           Regular Payments.  Principal and interest shall be payable as follows:

(a)           Interest only shall be paid in arrears in thirty (30) monthly installments of THIRTY ONE THOUSAND FIVE HUNDRED NINETY SEVEN AND 22/100 DOLLARS ($31,597.22) each, commencing on February 15, 2010 and continuing on the fifteenth (15th) day of each succeeding month to and including July 15, 2012.  Each payment due date under Paragraphs 1(a) and 1(b) of this Note is referred to as a “Due Date”.

(b)           Principal and interest shall be paid in fifty three (53) monthly installments of THIRTY SEVEN THOUSAND THREE HUNDRED FIFTY THREE AND 51/100 DOLLARS ($37,353.51) each commencing on August 15, 2012 and continuing on the fifteenth (15th) day of each succeeding month to and including December 15, 2016.

(c)           The entire Obligations (as defined in the Instrument (defined below)) shall be due and payable on January 15, 2017 (“Maturity Date”).  “Maturity” shall mean the Maturity Date or earlier date that the Obligations may be due and payable by acceleration by Lender as provided in the Documents.

(d)           Interest on the Balance for any full month shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each.  For any partial month, interest shall be due in an amount equal to (i) the Balance multiplied by (ii) the Note Rate divided by (iii) 360 multiplied by (iv) the number of days during such partial month that any Balance is outstanding to (but excluding) the date of payment.

2.           Late Payment and Default Interest.

(a)           Late Charge.  If any scheduled payment due under this Note is not fully paid by its Due Date (other than the principal payment due on the Maturity Date), a charge of $100.00 per day (the “Daily Charge”) shall be assessed for each day that elapses from and after the Due Date until such payment is made in full (including the date payment is made), subject, however, if, as set forth below, Borrower is then entitled to the “Daily Charge Grace Period”, that such failure continues for two (2) days after such Due Date (the “Daily Charge Grace Period”);  provided, however, that if Borrower receives the benefit of such Daily Charge Grace Period within any twelve (12) month period, Borrower shall have no further right to the Daily Charge Grace Period during that twelve (12) month period;  provided, further, however, that if any such payment, together with all accrued Daily Charges, is not fully paid by the fourteenth (14th) day following the applicable Due Date, a late charge equal to the lesser of (i) four percent (4%) of such payment or (ii) the maximum amount allowed by law (the “Late Charge”) shall be assessed and shall be immediately due and payable.  The Late Charge shall be payable in lieu of Daily Charges that shall have accrued.  The Late Charge may be assessed only once on each overdue payment.  These charges shall be paid to defray the expenses incurred by Lender in handling and processing such delinquent payment(s) and to compensate Lender for the loss of the use of such funds.  The Daily Charge and Late Charge shall be secured by the Documents.  The imposition of the Daily Charge, Late Charge, and/or requirement that interest be paid at the Default Rate (defined below) shall not be construed in any way to (i) excuse Borrower from its obligation to make each payment under this Note promptly when due or (ii) preclude Lender from exercising any rights or remedies available under the Documents upon an Event of Default.

(b)           Acceleration.  Upon any Event of Default, Lender may declare the Balance, unpaid accrued interest, the Prepayment Premium (defined below) and all other Obligations immediately due and payable in full.

(c)           Default Rate.  Upon an Event of Default or at Maturity, whether by acceleration (due to a voluntary or involuntary default) or otherwise, the entire Obligations (excluding accrued but unpaid interest if prohibited by law) shall bear interest at the Default Rate.  The “Default Rate” shall be the lesser of (i) the maximum rate allowed by law or (ii) five percent (5%) plus the greater of (A) the Note Rate or (B) the prime rate (for corporate loans at large United States money center commercial banks) published in The Wall Street Journal on the first Business Day (defined below) of the month in which the Event of Default or Maturity occurs and on the first Business Day of every month thereafter.  The term “Business Day” shall mean each Monday through Friday except for days in which commercial banks are not authorized to open or are required by law to close in New York, New York.

3.           Application of Payments.  Until an Event of Default occurs, all payments received under this Note shall be applied in the following order: (a) to unpaid Daily Charges, Late Charges and costs of collection;  (b) to any Prepayment Premium due;  (c) to interest due on the Balance;  and (d) then to the Balance.  After an Event of Default, all payments shall be applied in any order determined by Lender in its sole discretion.

4.           Prepayment.  This Note may be prepaid on any date, in whole or in part, upon at least thirty (30) days’ prior written notice to Lender and upon payment of all accrued interest (and other Obligations due under the Documents) and a prepayment premium (“Prepayment Premium”) equal to the greater of (a) one percent (1%) of the principal amount being prepaid multiplied by the quotient of the number of full months remaining until the Maturity Date, calculated as of the prepayment date, divided by the number of full months comprising the term of this Note, or (b) the Present Value of the Loan (defined below) less the amount of principal and accrued interest (if any) being prepaid, calculated as of the prepayment date.  The Prepayment Premium shall be due and payable, except as provided in the Instrument or as limited by law, upon any prepayment of this Note, whether voluntary or involuntary, and Lender shall not be obligated to accept any prepayment of this Note unless it is accompanied by the Prepayment Premium, all accrued interest and all other Obligations due under the Documents.  Lender shall notify Borrower of the amount of and the calculation used to determine the Prepayment Premium.  Borrower agrees that (a) Lender shall not be obligated to actually reinvest the amount prepaid in any Treasury obligation and (b) the Prepayment Premium is directly related to the damages that Lender will suffer as a result of the prepayment.  The “Present Value of the Loan” shall be determined by discounting all scheduled payments remaining to the Maturity Date attributable to the amount being prepaid at the Discount Rate (defined below).  If prepayment occurs on a date other than a Due Date, the actual number of days remaining from the date of prepayment to the next Due Date will be used to discount within this period.  The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate (defined below), when compounded semi-annually.  The “Treasury Rate” is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan, for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by Lender (absent a clear mathematical calculation error) on the prepayment date.  The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary.  If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.  Borrower agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any Treasury obligations as a condition precedent to receiving the Prepayment Premium.  Notwithstanding the foregoing, no Prepayment Premium shall be due if this Note is prepaid during the last sixty (60) days prior to the Maturity Date.

With respect to the foregoing provisions, Borrower hereby expressly agrees as follows:

(a)           The Note Rate provided herein has been determined based on the sum of (i) the Treasury Rate in effect at the time the Note Rate was determined under the Loan application submitted to Lender, plus (ii) an interest rate spread over such Treasury Rate, which together represent Lender’s agreed-upon return for making the proceeds of the Loan hereunder available to Borrower over the term of such Loan.

(b)           The determination of the Note Rate, and in particular the aforesaid interest rate spread, were based on the expectation and agreement of Borrower and Lender that the principal sums advanced hereunder would not be prepaid during the term of this Note, or if any such prepayment occurs, the Prepayment Premium (calculated in the manner set forth above) would apply (except as expressly permitted by this Note).

(c)           The Lender’s business involves making financial commitments to others based in part on the returns it expects to receive from this Note and other similar loans made by Lender, and Lender’s financial performance as a business depends not only on the returns from each loan or investment it makes but also upon the aggregate amounts of the loans and investments it is able to make over any given period of time.

(d)           In the event of a prepayment hereunder, Lender will be required to redeploy the funds received into other loans or investments, which (i) may not provide a return to Lender comparable to the return Lender anticipates based on the Note Rate and (ii) may reduce the total amount of loans or investments Lender is able to make during the term of the Loan, which in turn may impair the profitability of Lender’s business.  Therefore, in order to compensate Lender for the potential impact and risks to its business of prepayments under this Note, Lender has limited Borrower’s right to prepay this Note and has offered the method of calculation of the Prepayment Premium set forth above.

(e)           Borrower acknowledges that (i) Lender could have determined that it would not permit any prepayments under the Note during its term, and therefore, in electing to permit prepayments hereunder, Lender is entitled to determine and negotiate the terms on which it will accept prepayments of its loans, and (ii) Borrower could have elected to negotiate more permissive prepayment provisions and/or a more favorable manner of calculating the Prepayment Premium, but in such event the applicable interest rate spread, and therefore the Note Rate, would have been higher to compensate Lender for the potential loss of income on account of the risk that Borrower might elect to prepay this Note at an earlier time and/or for a lesser Prepayment Premium than set forth herein.

Therefore, in consideration of Lender’s agreement to the Note Rate set forth herein, and in recognition of Lender’s reliance on the prepayment provisions of this Note (including the method of calculating the Prepayment Premium), Borrower agrees that the manner of calculation of the Prepayment Premium set forth in this Note represents bargained-for compensation to Lender for granting to Borrower the privilege of prepaying this Note on the terms set forth herein and for the potential loss of future income to Lender arising from having to redeploy the amounts prepaid under this Note into other loans or investments.  As such, the Prepayment Premium constitutes reasonable compensation to Lender for making the Loan on the terms reflected in this Note and does not represent any form of damages (liquidated or otherwise), nor does it represent a penalty.

5.           No Usury.  Under no circumstances shall the aggregate amount paid or to be paid as interest under this Note exceed the highest lawful rate permitted under applicable usury law (“Maximum Rate”).  If under any circumstances the aggregate amounts paid on this Note shall include interest payments which would exceed the Maximum Rate, Borrower stipulates that payment and collection of interest in excess of the Maximum Rate (“Excess Amount”) shall be deemed the result of a mistake by both Borrower and Lender and Lender shall promptly credit the Excess Amount against the Balance (without Prepayment Premium or other premium) or refund to Borrower any portion of the Excess Amount which cannot be so credited.

6.           Security and Documents Incorporated.  This Note is the Note referred to and secured by the Amended, Restated and Consolidated Mortgage and Security Agreement of even date herewith between Borrower, as mortgagor, and Lender and Prudential, as mortgagee, to be recorded in the real estate records of Bergen County, New Jersey (the “Instrument”) and is secured by the Property.  In addition, this Note is secured by all other mortgages, deeds of trust and other collateral described in and referenced in the Loan Agreement.  Borrower shall observe and perform all of the terms and conditions in the Documents.  The Documents are incorporated into this Note as if fully set forth in this Note.

7.           Treatment of Payments.  All payments under this Note shall be made, without offset or deduction, (a) in lawful money of the United States of America at the office of Lender or at such other place (and in the manner) Lender may specify by written notice to Borrower, (b) in immediately available federal funds, and (c) if received by Lender prior to 2:00 p.m. Eastern Time at such place, shall be credited on that day, or, if received by Lender on or after 2:00 p.m. Eastern Time at such place, shall, at Lender’s option, be credited on the next Business Day.  Initially (unless waived by Lender), and until Lender shall direct Borrower otherwise, Borrower shall make all payments due under this Note in the manner set forth in Section 3.13 of the Instrument, and in the event of full compliance by Borrower thereunder, Borrower shall have no liability for any Late Charges, and it shall not constitute a default or Event of Default hereunder or under any of the other Documents, if Lender fails to initiate payment due through the Automated Clearing House network (or similar electronic process) for settlement on the Due Date in a timely manner.  If any Due Date falls on a day which is not a Business Day, then the Due Date shall be deemed to have fallen on the next succeeding Business Day.

8.           Limited Recourse Liability.  Except to the extent set forth in Paragraph 8 and Paragraph 9 of this Note, neither Borrower nor any general or limited partner(s) or member(s) of Borrower nor any officers, directors, shareholders, unitholders, general or limited partners, members, employees or agents of Borrower or its general partners or members shall have any personal liability for the Loan or any Obligations.  Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Documents or realize upon and protect the Property (including, without limitation, naming Borrower and any other necessary parties in the actions) and IN ADDITION BORROWER, ANY GENERAL PARTNER(S) OF BORROWER, MACK-CALI REALTY CORPORATION AND MACK-CALI REALTY, L.P. (SOMETIMES HEREIN REFERRED TO, SINGULARLY OR COLLECTIVELY, AS THE “RECOURSE PARTIES”) SHALL HAVE JOINT AND SEVERAL PERSONAL LIABILITY FOR:

(a)           any amounts accrued and/or payable under any indemnities, guaranties, master leases or similar instruments (which indemnities, guaranties, master leases, and instruments consist, as of Closing, of the following instruments:  that certain Environmental and ERISA Indemnity Agreement, that certain Recourse Liabilities Guaranty, and that certain Partial Recourse Guaranty, each dated as of even date herewith, and Sections 8.03, 8.04, 8.05, 8.06 and 8.07 of the Instrument) furnished in connection with the Loan, but excluding indemnities arising solely under Section 8.02 of the Instrument;

(b)           subject to Section 4(b) of that certain Cash Management Agreement between Borrower, Lender and Prudential of even date herewith (the “Cash Management Agreement”), the amount of any assessments and taxes (accrued and/or payable prior to the completion by Lender of a foreclosure on the Property or acceptance by Lender of a deed or other conveyance of the Property in lieu of such foreclosure, including the pro-rata share of current real estate taxes) with respect to the Property;

(c)           the amount of any security deposits, rents prepaid more than one (1) month in advance, or prepaid expenses of tenants to the extent not turned over to (i) Lender upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (ii) a receiver or trustee for the Property after appointment;

(d)           the amount of any insurance proceeds or condemnation awards neither turned over to Lender nor used in compliance with the Documents;

(e)           damages suffered or incurred by Lender as a result of Borrower (i) entering into a new Lease, (ii) entering into an amendment or termination of an existing Lease, or (iii) accepting a termination, cancellation or surrender of an existing Lease (other than with respect to a Lease with a Major Tenant which is addressed in Paragraph 9(d) below) in breach of the leasing restrictions set forth in Section 7 of the Assignment; provided, however, that in the case of clauses (ii) and (iii) above, the Recourse Parties liability shall be limited to the greater of:

(1)
the present value (calculated at the Discount Rate) of the aggregate total dollar amount (if any) by which (A) rental income and/or other tenant obligations prior to the amendment or termination of the Lease exceeds (B) rental income and/or other tenant obligations after the amendment or termination of such Lease; and

(2)	any amendment or termination fee or other consideration paid by or on behalf of a tenant;

provided, however, that, in such event, such liability shall be limited to the Crossed Loan (or Crossed Loans) applicable to the Individual Property (or Individual Properties) in which the Lease is located;

(f)           subject to Section 4(b) of the Cash Management Agreement, damages suffered or incurred by Lender by reason of any waste of the Property;

(g)           the amount of any rents or other income from the Property received by any of the Recourse Parties after a default under the Documents and not otherwise applied to the indebtedness under this Note or to the current (not deferred) operating expenses of the Property;  PROVIDED, HOWEVER, THAT THE RECOURSE PARTIES SHALL HAVE PERSONAL LIABILITY for amounts paid as expenses to a person or entity related to or affiliated with any of the Recourse Parties except for (A) reasonable salaries for on-site employees, (B) a reasonable allocation of the salaries of off-site employees for accounting and management, and (C) out-of-pocket expenses of Borrower’s management company relating to the Property, but in no event shall such expenses include any profit or be greater than prevailing market rates for any such services;

(h)           the face amount of any letter of credit required under the Documents or otherwise in connection with the Loan that (i) Borrower fails to maintain or (ii) as to which Borrower fails to replace such letter of credit with, or post in lieu of such letter of credit, a cash deposit paid to Lender and held by Lender as additional collateral under the Documents;

(i)           the amount of any security deposit (a “Security Deposit”) cashed or applied by Borrower or any termination fee, cancellation fee or any other fee (collectively, a “Lease Termination Fee”) received by Borrower (x) in connection with a lease termination, cancellation, surrender or expiration (but Lease Termination Fees shall not include the application of, or surrender of, lease security deposits at the scheduled expiration of the applicable lease in lieu of the payment of the corresponding amount of rentals) within one hundred twenty (120) days prior to or after an Event of Default under the Documents, (y) which is greater than one (1) month’s base rent for the Lease to which the Security Deposit and/or Lease Termination Fee applies, and (z) which is not either (A) paid to Lender (or an escrow agent selected by Lender) to be disbursed for the payment of Lender approved (or deemed approved) (1) tenant improvements and/or (2) market leasing commissions, or, (B) if the applicable Lease Termination Fees total less than $1,000,000 (with respect to all of the Crossed Loans and properties that are the subject of the Loan Agreement) in the aggregate during any such one hundred twenty (120) day period, actually disbursed by Borrower for the payment of the Obligations (any Lease Termination Fees that total more than $1,000,000 with respect to all of the Crossed Loans and properties that are the subject of the Loan Agreement in the aggregate during any such one hundred twenty (120) day period must, to the extent in excess of such $1,000,000 aggregate threshold, be paid to Lender for escrow as set forth in clause (A) to avoid recourse liability resulting under this clause (i));

(j)           following a default under the Documents, all attorneys’ fees, including allocated costs of Lender’s staff attorneys, and other expenses incurred by Lender in enforcing the Documents if Borrower contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy by Borrower or any owners of any equity interests therein) any of Lender’s enforcement actions;  provided, however, that if in such action Borrower successfully proves that no default occurred under the Documents, Borrower shall not be required to reimburse Lender for such attorneys’ fees, allocated costs and other expenses; and

(k)           damages suffered or incurred by Lender as a result of Borrower’s breach or violation of Sections 2.10or 3.21 of the Instrument.

(l)           the “Recourse Guaranteed Amount”, as defined in the Partial Recourse Guaranty of even date herewith from Mack-Cali Realty, L.P. (“Recourse Guarantor”), which recourse liability shall be recourse to Borrower, jointly and severally with Recourse Guarantor, to the same extent that Recourse Guarantor has recourse liability for the Loan (all indebtedness evidenced by the Note and all obligations set forth in the Documents) under the Partial Recourse Guaranty, as Borrower covenants and agrees that the Loan shall be recourse to Borrower, jointly and severally with Recourse Guarantor, to the same extent that Recourse Guarantor has recourse liability for the Loan under the Partial Recourse Guaranty, and that Borrower’s recourse under the Documents with respect to such liability under the Partial Recourse Guaranty shall be reduced and/or released at the same time and on the same terms as provided above for Recourse Guarantor; and

(m)           if, pursuant to any lease under Section 3.4(c)(iii) of the Loan Agreement, Borrower shall elect not to pay in full all leasing commissions for the initial term of such lease (Borrower being required to pay all commissions when due), to the extent of all leasing commissions for the initial term of such lease that are not paid in full.

9.           Full Recourse Liability.  Notwithstanding the provisions of Paragraph 8 of this Note, the RECOURSE PARTIES SHALL HAVE JOINT AND SEVERAL PERSONAL LIABILITY for all indebtedness evidenced by this Note and all Obligations set forth in the Documents if:

(a)           there shall be any breach or violation of Article V of the Instrument; or

(b)           there shall be any fraud or material misrepresentation by any of the Recourse Parties in connection with the Property, the Documents, the Loan Application, or any other aspect of the Loan; or

(c)           the Property or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing;  provided, however, that this Paragraph 9(c) shall not apply if (A) an involuntary bankruptcy is filed by Lender, or (B) the involuntary filing was initiated by a third-party creditor independent of any collusive action, participation or collusive communication by (1) Borrower, (2) any partner, shareholder or member of Borrower or Borrower’s general partner or managing member, or (3) any of the Recourse Parties; or

(d)           any of the Recourse Parties (i) enters into a Lease with a Major Tenant, (ii) enters into an amendment or termination of any Lease with a Major Tenant, or (iii) accepts the termination, cancellation or surrender of any Lease with a Major Tenant, in breach of the leasing restrictions set forth in Section 7 of the Assignment; provided, however, that, in such event, such liability shall be limited to the Crossed Loan (or Crossed Loans) applicable to the Individual Property (or Individual Properties) in which the Lease is located, except that in the event that the damages suffered or incurred by Lender as a result of any of the Recourse Parties taking any such action described in clauses (i), (ii) or (iii) above exceeds the amount of such Crossed Loan (or Crossed Loans) applicable to the Individual Property (or Individual Properties) in which the Lease is located, then the Recourse Parties shall have joint and several personal liability for all such damages suffered or incurred by Lender as a result of any of the Recourse Parties taking any such action described in clauses (i), (ii) or (iii) above.

10.           Joint and Several Liability.  This Note shall be the joint and several obligation of all makers, endorsers, guarantors and sureties, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

11.           Unconditional Payment.  Borrower is and shall be obligated to pay principal, interest and any and all other amounts which became payable hereunder or under the other Documents absolutely and unconditionally and without abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff.  In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

12.           Certain Waivers.  Borrower and all others who may become liable for the payment of all or any part of the Obligations do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of non-payment and notice of intent to accelerate the maturity hereof (and of such acceleration).  No release of any security for the Obligations or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Instrument or the other Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other who may become liable for the payment of all or any part of the Obligations, under this Note, the Instrument and the other Documents, except to the extent expressly altered, amended or changed thereby.

13.           WAIVER OF TRIAL BY JURY.  EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

IN WITNESS WHEREOF, this Note has been duly executed by Borrower as of the date first set forth above.

BORROWER:

MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership

By:MACK-CALI SUB I INC., a Delaware corporation, General Partner

By:  ____________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

STATE OF NEW JERSEY

COUNTY OF BERGEN

I CERTIFY that on January __, 2010, Barry Lefkowitz personally came before me and this person acknowledged under oath to my satisfaction, that:

           (a)           this person signed and delivered the attached document as Executive Vice President and Chief Financial Officer of MACK-CALI SUB I INC., a Delaware corporation, the corporation named in this document;

(b)           this document was signed, and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors, as General Partner of MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership, formerly known as Mack F Properties, A New Jersey Limited Partnership, on behalf of said limited partnership.

_____________________________________ Notary Public My Commission Expires: ________________________ (NOTARY SEAL)

PREPARED BY: ________________________ Albert E. Bender, Jr.

MACK-CALI F PROPERTIES, L.P., a New Jersey limited partnership, formerly known as Mack F Properties, A New Jersey Limited Partnership, on behalf of said limited partnership, as mortgagor
(Borrower)

to

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and VPCM, LLC, as mortgagee
(Lender)

_________________________________

AMENDED, RESTATED AND CONSOLIDATED MORTGAGE AND SECURITY AGREEMENT
_________________________________

Dated:  As of January 15, 2010

Location:  Mack-Cali Centre VII, Bergen County, New Jersey

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN INTEREST RATES, EXTENSIONS OF TIME FOR PAYMENT AND OTHER “MODIFICATIONS,” AS DEFINED IN N.J. LAWS 1985, CH. 353, IN TERMS OF SUCH OBLIGATIONS.  UPON ANY SUCH MODIFICATION, THIS INSTRUMENT SHALL HAVE THE BENEFIT OF THE LIEN PRIORITY PROVISIONS OF THAT LAW.

UPON RECORDATION RETURN TO: Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309-3424 Attn: Albert E. Bender, Jr.
Loan No. 706 108 240 and 706 108 270

TABLE OF CONTENTS

-ii-

-iii-

ATTACHMENTS:

Exhibit A - Legal Description of Land
Exhibit B - Description of Personal Property
Exhibit C - Permitted Encumbrances
Exhibit D - List of Major Tenants

-iv-

DEFINITIONS

The terms set forth below are defined in the following sections of this Amended, Restated and Consolidated Mortgage and Security Agreement:

Action	Section 9.04
Additional Funds	Section 3.07 (c)
Affecting the Property	Section 3.12 (a)
Affiliate	Section 3.22
All	Section 9.05 (m)
Anti-Terrorism Regulations	Section 3.20(b)
Any	Section 9.05 (m)
Assessments	Section 3.03 (a)
Assignment	Recitals, Section 2 (B)
Award	Section 3.08 (b)
Bankruptcy Code	Recitals, Section 2 (A) (ix)
Borrower	Preamble
Costs	Section 4.01
Damage	Section 3.07 (a)
Default Rate	Section 1.01 (a)
Demand	Section 9.12 (n)
Deposits	Section 3.10
Documents	Section 1.02
Environmental Indemnity	Section 8.05
Environmental Law	Section 3.12 (a)
Environmental Liens	Section 3.12 (b)
Environmental Report	Section 3.12 (a)
ERISA	Section 3.11
Event of Default	Section 6.01
Executive Order 13224	Section 2.09
First Notice	Section 3.15 (b)
Flood Acts	Section 2.04 (a)
Foreign Person	Section 2.05
Grace Period	Section 6.01(c)
Hazardous Materials	Section 3.12 (a)
Impositions	Section 3.10
Improvements	Recitals, Section 2 (A) (ii)
Include, Including	Section 9.05 (f)
Indemnified Parties	Section 8.02
Indemnify	Section 8.02
Individual Beneficiaries	Section 2.09
Individual Shareholders	Section 2.09
Instrument	Preamble
Insurance Premiums	Section 3.10
Investors	Section 9.06
Land	Recitals, Section 2 (A) (i)
Laws	Section 3.05(c)
Lease	Section 9.05 (k)
Leases	Recitals, Section 2 (A) (ix)
Lender	Preamble
Lessee	Section 9.05 (k)

-v-

Lessor	Section 9.05 (k)
Loan	Recitals, Section 1
Losses	Section 8.02
Major Tenants	Section 3.08 (d)
Microbial Matter	Section 3.12(a)
Net Proceeds	Section 3.07 (d)
Note	Recitals, Section 1
Notice	Section 9.02
O&M Plan	Section 3.12(b)
Obligations	Section 1.01
OFAC	Section 2.09
OFAC Lists	Section 2.09
OFAC Violation	Section 3.20(c)
On Demand	Section 9.05 (n)
Organization State	Section 2.01
Owned	Section 9.05 (l)
Permitted Encumbrances	Recitals, Section 2 (B)
Person	Section 9.05 (i)
Personal Property	Section 6.02 (j)
Prepayment Premium	Section 1.01(a)
Property	Recitals, Section 2 (A)
Property Payables	Section 3.09
Property State	Section 2.01
Provisions	Section 9.05 (j)
Rating Agency	Section 9.06
Release	Section 3.12 (a)
Rent Loss Proceeds	Section 3.07 (c)
Rents	Recitals, Section 2 (A) (x)
Restoration	Section 3.07 (a)
Revenue Code	Section 2.05
Second Notice	Section 3.15 (b)
Securities	Section 9.06
Security Agreement	Section 7.01
Taking	Section 3.08 (a)
Tenant	Recitals, Section 2 (A) (vi)
Tenants	Section 9.05 (k)
Transaction Taxes	Section 3.03 (c)
U.C.C.	Section 2.02
Upon Demand	Section 9.05 (n)
Violation	Section 3.11

-vi-

AMENDED, RESTATED AND CONSOLIDATED MORTGAGE AND SECURITY AGREEMENT

THIS AMENDED, RESTATED AND CONSOLIDATED MORTGAGE AND SECURITY AGREEMENT (this “Instrument”) is made as of January 15, 2010, by MACK-CALI F PROPERTIES, L.P., a New Jersey limited partnership, formerly known as Mack F Properties, A New Jersey Limited Partnership, on behalf of said limited partnership, having its principal office and place of business at c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey  08837, as mortgagor (“Borrower”), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential”), and VPCM, LLC, a Virginia limited liability company (“VPCM”), having an office at c/o Prudential Asset Resources, Inc., 2100 Ross Avenue, Suite 2500, Dallas, Texas  75201, Attention:  Asset Management Department;  Reference Loan No. 706 108 240 and 706 108 270, as mortgagee (collectively, “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower is the owner of certain property lying and being in Bergen County, New Jersey, and being more particularly described on Exhibit A attached hereto (the “Property”) and known as Mack-Cali Centre VII; and

WHEREAS, Borrower is the maker of that certain Amended and Restated Promissory Note dated as of November 12, 2004 in the original principal amount of Twenty Million Six Hundred Thousand and No/100 Dollars ($20,600,000.00) and payable to the order of Prudential (the “Existing Note”; the loan evidenced by the Existing Note is herein referred to as the “Existing Loan”); and

WHEREAS, the Existing Note and Existing Loan are secured by a certain Mortgage and Security Agreement dated as of April 30, 1998 from Borrower in favor of Prudential, recorded in Mortgage Book 9691, Page 245, in the real estate records of Bergen County, New Jersey, covering the Property, as amended by that certain Modification of Mortgage and Security Agreement and Assignment of Leases and Rents dated as of November 12, 2004 between Borrower and Prudential, recorded in Mortgage Release Book 1014, Page 678 (hereinafter referred to collectively as the “Existing Security Instrument”), which Existing Security Instrument is incorporated herein by this reference; and

WHEREAS, Prudential and Borrower and affiliates of Borrower entered into that certain Amended and Restated Master Loan Agreement dated as of November 12, 2004 (the “Existing Loan Agreement”) relating to seven (7) cross-collateralized and cross-defaulted loans in the aggregate original principal amount of $150,000,000.00 (the “Existing Loans”), including the Existing Loan evidenced by the Existing Note, which other loans (other than the Existing Loan evidenced by the Existing Note) are guaranteed by Borrower pursuant to that certain Amended and Restated Irrevocable Cross-Collateral Guaranty of Payment and Performance dated as of November 12, 2004 made by Borrower in favor of Prudential (the “Existing Cross-Collateral Guaranty”).

WHEREAS, the Existing Cross-Collateral Guaranty is secured by a certain Second Priority Mortgage and Security Agreement (hereinafter referred to as the “Cross-Collateral Mortgage”) dated as of April 30, 1998 from Borrower in favor of Prudential, recorded in Mortgage Book 9691, Page 301, in the real estate records of Bergen County, New Jersey, covering the Property, as amended by that certain Modification of Second Priority Mortgage and Security Agreement dated as of November 12, 2004 between Borrower and Prudential, recorded in Mortgage Release Book 1014, Page 692, which Cross-Collateral Mortgage is incorporated herein by this reference; and

WHEREAS, as of the date hereof, Prudential has assigned to VPCM a one half interest in and to the Existing Loans, Existing Note, Existing Security Instrument, Existing Loan Agreement, Existing Cross-Collateral Guaranty, Cross-Collateral Mortgage and the other documents that further evidence or secure the indebtedness evidenced and secured thereby, so that Prudential and VPCM shall be co-lenders with respect to such indebtedness; and

WHEREAS, Borrower and affiliates of Borrower have of even date herewith executed and delivered to Lender an Amended and Restated Loan Agreement (the “Loan Agreement”) relating to the refinance of the seven (7) cross-collateralized and cross-defaulted Existing Loans under the Existing Loan Agreement, to amend and restate the terms thereof, and to re-allocate the loan amounts among the seven (7) cross-collateralized and cross-defaulted Existing Loans representing additional advances to certain borrowers under the Loan Agreement and corresponding reductions of loan amounts to other borrowers under the Loan Agreement (such Existing Loans as so amended are herein referred to as the “Amended Loans”); and

WHEREAS, in accordance with the Loan Agreement, Borrower has of even date herewith executed and delivered to Lender an Amended, Restated and Consolidated Promissory Note in favor of Prudential in the original principal amount of Six Million Nine Hundred Thirty Three Thousand Three Hundred Thirty Three and 34/100 Dollars ($6,933,333.34) and an Amended, Restated and Consolidated Promissory Note in favor of VPCM in the original principal amount of Six Million Sixty Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($6,066,666.66) (collectively, the “Amended Note”), by which the Existing Note has been amended, restated and modified to reflect an indebtedness in the original principal amount of THIRTEEN MILLION AND NO/100 DOLLARS ($13,000,000.00); the Amended Note constitutes a modification, extension and renewal of the Existing Note which reflects the reduction of the amount of the indebtedness to Borrower by the principal amount of $7,600,000.00, which amount reflects a reallocation of the loan amounts from the Existing Loan to Borrower to certain of the other six (6) cross-collateralized and cross-defaulted loans governed by the Existing Loan Agreement and represents a repayment by Borrower to effect such reduction, but a corresponding increase in the liability of Borrower under the Cross-Collateral Mortgage, as amended and restated of even date herewith; and

WHEREAS, the Amended Note and the loan evidenced thereby are secured by all of the collateral that secures the Existing Note, including, but not limited to, the Existing Security Instrument and the other documents that evidence or secure the indebtedness secured thereby (the “Documents”), but the Amended Note is not secured by the Amended Cross-Collateral Mortgage (as hereinafter defined); and

WHEREAS, in addition, Borrower has of even date herewith executed and delivered to Lender an Amended and Restated Irrevocable Cross-Collateral Guaranty of Payment and Performance (the “Amended Cross-Collateral Guaranty”), by which the Existing Cross-Collateral Guaranty has been modified, amended and restated to reflect the guaranty of the Amended Loans (excluding the Amended Loan evidenced by the Amended Note secured hereby), and in connection therewith, Borrower has of even date herewith executed and delivered to Lender an Amended, Restated and Consolidated Second Priority Mortgage and Security Agreement (Subordinate Mortgage to Secure Cross Collateral Guaranty) (the “Amended Cross-Collateral Mortgage”); and

WHEREAS, Borrower and Lender desire to modify the Existing Security Instrument as more particularly hereinafter set forth, and to confirm that the Existing Security Instrument secures the Amended Note, and to consolidate and restate entirely all of the terms of the Existing Security Instrument;

AGREEMENT

NOW THEREFORE, for and in consideration of Ten and No/100 Dollars in hand paid from Lender to Borrower and for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency hereof is hereby acknowledged, and intending to be legally bound hereby, Borrower and Lender agree as follows:

I.           Amendment, Not Novation.  Neither this Instrument nor anything contained herein shall be construed as a substitution or novation of Borrower’s indebtedness to Lender or of the Existing Security Instrument, which shall remain in full force and effect, as hereby confirmed, modified, restated, consolidated and renewed.  THE PARTIES DO NOT INTEND THIS MODIFICATION NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS MODIFICATION AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY BORROWER UNDER OR IN CONNECTION WITH THE EXISTING NOTE, EXISTING SECURITY INSTRUMENT AND OTHER DOCUMENTS.  FURTHER, THE PARTIES DO NOT INTEND THIS MODIFICATION NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PRIORITY OF ANY OF THE LENDER’S LIENS IN ANY OF THE COLLATERAL SECURING THE EXISTING NOTE IN ANY WAY, INCLUDING, BUT NOT LIMITED TO, THE LIENS, SECURITY INTERESTS AND ENCUMBRANCES CREATED BY THE EXISTING SECURITY INSTRUMENT AND THE OTHER DOCUMENTS.

II.           Priority.  Nothing in the provisions of this Instrument shall be deemed in any way to affect the priority of the Existing Security Instrument over any other security title, security instrument, charge, encumbrance or conveyance, or to release or change the liability of any person who is now or hereafter primarily or secondarily liable under or on account of the Existing Note.

III.           Ratification and Confirmation, as Amended.  As amended hereby, the Existing Security Instrument shall remain in full force and effect, provided, however, that all of terms, covenants, conditions, agreements, warranties, representations and other terms and provisions thereof are hereby consolidated, amended and restated as set forth herein.

IV.           No Offsets, etc.  Borrower hereby represents, warrants and covenants to Lender that there are no offsets, claim, counterclaims or defenses at law or in equity against the Existing Loan, the debt evidenced by the Amended Note, this Instrument, the Existing Security Instrument, the Documents or the indebtedness secured thereby, and if any such offset, defense, claim or counterclaim in fact exists, Borrower hereby irrevocably waives the right to assert such matter at any time and releases Lender from any and all liability with respect thereto.

V.           Modification.  All of the terms and provisions of the Existing Security Instrument are hereby modified and restated in their entirety as set forth herein, including the forgoing provisions and the following recitals, representations, warranties, covenants and agreements:

RECITALS:

1.           Borrower, by the terms of an Amended, Restated and Consolidated Promissory Note in favor of Prudential in the original principal amount of Six Million Nine Hundred Thirty Three Thousand Three Hundred Thirty Three and 34/100 Dollars ($6,933,333.34) and an Amended, Restated and Consolidated Promissory Note in favor of VPCM in the original principal amount of Six Million Sixty Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($6,066,666.66), each executed on the same date as this Instrument (collectively referenced above as the “Amended Note”, but hereinafter collectively as the “Note”) and in connection with the loan (“Loan”) from Lender to Borrower evidenced by the Note, is indebted to Lender in the principal sum of THIRTEEN MILLION AND NO/100 DOLLARS ($13,000,000.00).

2.           Lender and Borrower and affiliates of Borrower have entered into that certain Amended and Restated Master Loan Agreement of even date herewith (the “Loan Agreement”) relating to seven (7) cross-collateralized and cross-defaulted loans in the aggregate principal amount of $150,000,000.00, including the Loan evidenced by the Note, which other loans (other than the Loan evidenced by the Note) are guaranteed by Borrower pursuant to that certain Amended and Restated Irrevocable Cross-Collateral Guaranty of Payment and Performance of even date herewith made by Borrower in favor of Lender (the “Cross-Collateral Guaranty”).

3.           Borrower desires to secure the payment of and the performance of all of its obligations under the Note and certain additional Obligations (as defined in Section 1.01).  The Maturity Date (as that term is defined in the Note) of the Note is January 15, 2017.

4.           In addition, Borrower has conveyed to Lender by separate instrument that certain Amended, Restated and Consolidated Second Priority Mortgage and Security Agreement (Subordinate Mortgage to Secure Cross Collateral Guaranty) from Borrower dated as of the date of this Instrument (the “Second Mortgage”), which Second Mortgage secures the Cross-Collateral Guaranty and the notes referenced therein and guaranteed thereby (exclusive of the Note secured hereby).

IN CONSIDERATION of the principal sum of the Note, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower irrevocably:

A.           Grants, bargains, sells, assigns, transfers, pledges, mortgages, warrants, and conveys to Lender, WITH POWER OF SALE, and grants Lender a security interest in, the following property, rights, interests and estates owned by Borrower (collectively, the “Property”):

(i)           The real property in Bergen County, New Jersey and described in Exhibit A (“Land”);

(ii)           All buildings, structures and improvements (including fixtures) now or later located in or on the Land (“Improvements”);

(iii)           All easements, estates, and interests including hereditaments, servitudes, appurtenances, tenements, mineral and oil/gas rights, water rights, air rights, development power or rights, rights to the non-exclusive use of common driveway entries, options, reversion and remainder rights, and any other rights owned by Borrower and relating to or usable in connection with or access to the Property;

(iv)           All right, title, and interest owned by Borrower in and to all land lying within the rights-of-way, roads, or streets, open or proposed, adjoining the Land to the center line thereof, and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Property;

(v)           All right, title, and interest of Borrower in, to, and under all plans, specifications,  surveys, studies, reports, permits, licenses, agreements, contracts, instruments, books of account, insurance policies, and any other documents relating to the use, construction, occupancy, leasing, activity, or operation of the Property;

(vi)           All of the fixtures and personal property described in Exhibit B owned by Borrower and replacements thereof;  but excluding all personal property owned by any tenant (a “Tenant”) of the Property;

(vii)           All of Borrower’s right, title and interest in the proceeds (including conversion to cash or liquidation claims) of (A) insurance relating to the Property and (B) all awards made for the taking by eminent domain (or by any proceeding or purchase in lieu thereof ) of the Property, including awards resulting from a change of any streets (whether as to grade, access, or otherwise) and for severance damages;

(viii)           All tax refunds, including interest thereon, tax rebates, tax credits, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Property;

(ix)           All leasehold estates, ground leases, leases, subleases, licenses, or other agreements affecting the use, enjoyment or occupancy of the Property now or later existing [including any use or occupancy arrangements created pursuant to Title 7 or 11 of the United States Code, as amended from time to time, or any similar federal or state laws now or later enacted for the relief of debtors (the “Bankruptcy Code”)] and all extensions and amendments thereto (collectively, the “Leases”) and all of Borrower’s right, title and interest under the Leases, including all guaranties thereof;

(x)           All rents, issues, profits, royalties, receivables, use and occupancy charges (including all oil, gas or other mineral royalties and bonuses), income and other benefits now or later derived from any portion or use of the Property (including any payments received with respect to any Tenant or the Property pursuant to the Bankruptcy Code) and all cash, security deposits, advance rentals, or similar payments relating thereto (collectively, the “Rents”) and all proceeds from the cancellation, termination, surrender, sale or other disposition of the Leases, and the right to receive and apply the Rents to the payment of the Obligations; and

(xi)           All of Borrower’s rights and privileges heretofore or hereafter otherwise arising in connection with or pertaining to the Property, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale or use of the Property.

B.           Absolutely and unconditionally assigns, sets over, and transfers to Lender all of Borrower’s right, title, interest and estates in and to the Leases and the Rents, subject to the terms and license granted to Borrower under that certain Amended and Restated Assignment of Leases and Rents made by Borrower to Lender dated the same date as this Instrument (the “Assignment”), which document shall govern and control the provisions of this assignment.

TO HAVE AND TO HOLD the Property unto Lender and its successors and assigns forever, subject to the matters listed in Exhibit C (“Permitted Encumbrances”) and the provisions, terms and conditions of this Instrument.

PROVIDED, HOWEVER, if Borrower shall pay and perform the Obligations as provided for in the Documents (defined below) and shall comply with all the provisions, terms and conditions in the Documents, these presents and the estates hereby granted (except for the obligations of Borrower set forth in Sections 3.11 and 3.12 and as set forth in or incorporated by reference in Article VIII hereof) shall cease, terminate and be void.

IN FURTHERANCE of the foregoing, Borrower warrants, represents, covenants and agrees as follows:

ARTICLE I - OBLIGATIONS

Section 1.01                      Obligations.  This Instrument is executed, acknowledged, and delivered by Borrower to secure and enforce the following obligations (collectively, the “Obligations”):

(a)           Payment of all obligations, indebtedness and liabilities under the Documents including (i) the Prepayment Premium (as defined in the Note) (“Prepayment Premium”), (ii) interest at both the rate specified in the Note and at the Default Rate (as defined in the Note), if applicable and to the extent permitted by Laws (defined below), and (iii) renewals, extensions, and amendments of the Documents;

(b)           Performance of every obligation, covenant, and agreement under the Documents including renewals, extensions, and amendments of the Documents; and

(c)           Payment of all sums advanced (including costs and expenses) by Lender pursuant to the Documents including renewals, extensions, and amendments of the Documents;

Notwithstanding the foregoing, the Obligations do not include the obligations under the Cross-Collateral Guaranty and the indebtedness evidenced thereby, which obligations are secured by the Second Mortgage, which Second Mortgage secures the Cross-Collateral Guaranty and the notes referenced therein and guaranteed thereby (exclusive of the Note secured hereby).

Section 1.02                      Documents.  The “Documents” shall mean this Instrument, the Note, the Assignment, and any other written agreement executed in connection with the Loan (but excluding the Loan application and Loan commitment) and by the party against whom enforcement is sought, including those given to evidence or further secure the payment and performance of any of the Obligations, and any written renewals, extensions, and amendments of the foregoing, executed by the party against whom enforcement is sought.  All of the provisions of the Documents are incorporated into this Instrument as if fully set forth in this Instrument.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender as follows:

Section 2.01                      Title, Legal Status and Authority.  Borrower (i) is seised of the Land and Improvements in fee simple and has good and marketable title to the Property, free and clear of all liens, charges, encumbrances, and security interests, except the Permitted Encumbrances;  (ii) will forever warrant and defend its title to the Property and the validity, enforceability, and priority of the lien and security interest created by this Instrument against the claims of all persons;  (iii) is a New Jersey limited partnership duly organized, validly existing, and in good standing and qualified to transact business under the laws of its state of organization or incorporation (“Organization State”) and the state where the Property is located (“Property State”);  and (iv) has all necessary approvals, governmental and otherwise, and full power and authority to own its properties (including the Property) and carry on its business.

Section 2.02                      Validity of Documents.  The execution, delivery and performance of the Documents and the borrowing evidenced by the Note (i) are within the power of Borrower;  (ii) have been authorized by all requisite action;  (iii) have received all necessary approvals and consents;  (iv) will not violate, conflict with, breach, or constitute (with notice or lapse of time, or both) a default under (1) any law, order or judgment of any court, governmental authority, or the governing instrument of Borrower or (2) any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its property is bound or affected;  (v) will not result in the creation or imposition of any lien, charge, or encumbrance upon any of its properties or assets except for those in this Instrument;  and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Instrument, the Assignment and Uniform Commercial Code (“U.C.C.”) filings).  The Documents constitute legal, valid, and binding obligations of Borrower.

Section 2.03                      Litigation.  There is no action, suit, or proceeding, judicial, administrative, or otherwise (including any condemnation or similar proceeding), pending or, to the best knowledge of Borrower, threatened or contemplated against, or affecting, Borrower or the Property which would have a material adverse effect on either the Property or Borrower’s ability to perform its obligations.

Section 2.04                      Status of Property.

(a)           The Land and Improvements are not located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each have been or may be amended, or any successor law (collectively, the “Flood Acts”) or, if located within any such area, Borrower has and will maintain the insurance prescribed in Section 3.06 below.

(b)           Borrower has all necessary (i) certificates, licenses, and other approvals, governmental and otherwise, for the operation of the Property and the conduct of its business and (ii) zoning, building code, land use, environmental and other similar permits or approvals, all of which are currently in full force and effect and not subject to revocation, suspension, forfeiture, or modification, except as and to the extent explicitly set forth in the Environmental Report (as defined below).  The Property and its use and occupancy are in full compliance in all material respects with all Laws and Borrower has received no notice of any violation or potential violation of the Laws that has not been remedied or satisfied.

(c)           The Property is served by all utilities (including water and sewer) required for its use.

(d)           All public roads and streets necessary to serve the Property for its use have been completed, are serviceable, are legally open, and have been dedicated to and accepted by the appropriate governmental entities.

(e)           The Property is free from damage caused by fire or other casualty.

(f)           All costs and expenses for labor, materials, supplies, and equipment used in the construction of the Improvements have been paid in full except for the Permitted Encumbrances.

(g)           Borrower owns and has paid in full for all furnishings, fixtures, and equipment (other than Tenants’ property) used in connection with the operation of the Property, free of all security interests, liens, or encumbrances except the Permitted Encumbrances and those created by this Instrument.

(h)           The Property is assessed for real estate tax purposes as one or more wholly independent tax lot(s), separate from any adjoining land or improvements, and no other land or improvements is assessed and taxed together with the Property.

Section 2.05                      Tax Status of Borrower.  Borrower further represents and warrants to Lender that Borrower is a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Internal Revenue Code, and that Borrower has disclosed to Lender all information regarding the owner of Borrower required under Income Tax Regulations issued under the Revenue Code.

Section 2.06                      Bankruptcy and Equivalent Value.  No bankruptcy, reorganization, insolvency, liquidation, or other proceeding for the relief of debtors has been instituted by or against Borrower, any general partner of Borrower (if Borrower is a partnership), or any manager or managing member of Borrower (if Borrower is a limited liability company).  Borrower has received reasonably equivalent value for granting this Instrument.

Section 2.07                      Disclosure.  Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.  There has been no adverse change in any condition, fact, circumstance, or event that would make any such information materially inaccurate, incomplete or otherwise misleading.

Section 2.08                      Illegal Activity.  No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity and, to the best of Borrower’s knowledge, there are no illegal activities at or on the Property.

Section 2.09                      OFAC Lists.  That (i) neither Borrower, nor any persons or entities holding any legal or beneficial interest whatsoever in Borrower (whether directly or indirectly), are named on any list of persons, entities, and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the date hereof, or any similar list issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”); provided, however, that (A) with respect to individual beneficiaries of any governmental plans or employee benefit plans holding interests in Borrower (collectively, the “Individual Beneficiaries”), the foregoing representations and warranties are limited to Borrower’s actual knowledge, and (B) with respect to individual shareholders of any publicly traded company holding an interest in Borrower (collectively, the “Individual Shareholders”), the foregoing representations and warranties are limited to Borrower’s actual knowledge; (ii) neither Borrower, nor any persons or entities holding any legal or beneficial interest whatsoever in Borrower (whether directly or indirectly), are included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists; provided, however, that (A) with respect to any Individual Beneficiaries holding a interests in Borrower, the foregoing representations and warranties are limited to Borrower’s actual knowledge, and (B) with respect to any Individual Shareholders holding interests in Borrower, the foregoing representations and warranties are limited to Borrower’s actual knowledge; (iii) neither any guarantor, nor any persons or entities holding any legal or beneficial interest whatsoever in any guarantor (whether directly or indirectly), are named on any OFAC Lists; provided, however, that (A) with respect to any Individual Beneficiaries holding interests in any guarantor, the foregoing representations and warranties are limited to Borrower’s actual knowledge, and (B) with respect to any Individual Shareholders holding interests in any guarantor, the foregoing representations and warranties are limited to Borrower’s actual knowledge; (iv) neither any guarantor, nor any persons or entities holding any legal or beneficial interest whatsoever in any guarantor (whether directly or indirectly), are included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists; provided, however, that (A) with respect to any Individual Beneficiaries holding interests in any guarantor, the foregoing representations and warranties are limited to Borrower’s actual knowledge, and (B) with respect to any Individual Shareholders holding interests in any guarantor, the foregoing representations and warranties are limited to Borrower’s actual knowledge; and (v) neither Borrower nor any guarantor has knowingly conducted business with or engaged in any transaction with any person or entity named on any of the OFAC Lists or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists.

Section 2.10                      Property as Single Asset.  That (i) Borrower’s only asset is the Property, and (ii) the Property generates substantially all of the gross income of Borrower and there is no substantial business being conducted by Borrower other than the business of owning and operating the Property and the activities incidental thereto.

ARTICLE III - COVENANTS AND AGREEMENTS

Borrower covenants and agrees with Lender as follows:

Section 3.01                      Payment of Obligations.  Borrower shall timely pay and cause to be performed the Obligations.

Section 3.02                      Continuation of Existence.  Except as and to the extent expressly permitted by and in accordance with the terms of Article V hereof, Borrower shall not (a) dissolve, terminate, or otherwise dispose of, directly, indirectly or by operation of law, all or substantially all of its assets;  (b) reorganize or change its legal structure without Lender’s prior written consent;  (c) change its name, address, or the name under which Borrower conducts its business without promptly notifying Lender;  or (d) do anything to cause the representations in Section 2.02 to become untrue.

Section 3.03                      Taxes and Other Charges.

(a)           Payment of Assessments.  Borrower shall pay when due all taxes, liens, assessments, utility charges (public or private and including sewer fees), ground rents, maintenance charges, dues, fines, impositions, and public and other charges of any character (including penalties and interest) assessed against, or which could become a lien against, the Property (“Assessments”) and in all events prior to the date any fine, penalty, interest or charge for nonpayment may be imposed.  Unless Borrower is making deposits per Section 3.10, Borrower shall provide Lender with receipts evidencing such payments (except for income taxes, franchise taxes, ground rents, maintenance charges, and utility charges) within thirty (30) days after their due date.

(b)           Right to Contest.  So long as no Event of Default (defined below) has occurred and is continuing, Borrower may, prior to delinquency and at its sole expense, contest any Assessment, but this shall not change or extend Borrower’s obligation to pay the Assessment as required above unless (i) Borrower gives Lender prior written notice of its intent to contest an Assessment;  (ii) Borrower demonstrates to Lender’s reasonable satisfaction that (A) the Property will not be sold to satisfy the Assessment prior to the final determination of the legal proceedings, (B) Borrower has taken such actions as are required or permitted to accomplish a stay of any such sale, and (C) Borrower has either (1) furnished a bond or surety (satisfactory to Lender in form and amount) sufficient to prevent a sale of the Property, or (2) at Lender’s option, deposited one hundred fifty percent (150%) of the full amount necessary to pay any unpaid portion of the Assessments with Lender;  and (iii) such proceeding shall be permitted under any other instrument to which Borrower or the Property is subject (whether superior or inferior to this Instrument);  provided, however, that the foregoing shall not restrict the contesting of any income taxes, franchise taxes, ground rents, maintenance charges, and utility charges.

(c)           Documentary Stamps and Other Charges.  Borrower shall pay all taxes, assessments, charges, expenses, costs and fees (including registration and recording fees and revenue, transfer, stamp, intangible and any similar taxes) (collectively, the “Transaction Taxes”) required in connection with the making and/or recording of the Documents.  If Borrower fails to pay the Transaction Taxes after demand, Lender may (but is not obligated to) pay these and Borrower shall reimburse Lender on demand for any amount so paid with interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

(d)           Changes in Laws Regarding Taxation.  If any law (i) deducts from the value of real property for the purpose of taxation any lien or encumbrance thereon, (ii) taxes mortgages or debts secured by mortgages for federal, state or local purposes or changes the manner of the collection of any such existing taxes, and/or (iii) imposes a tax, either directly or indirectly, on any of the Documents or the Obligations, Borrower shall, if permitted by law, pay such tax within the statutory period or within twenty (20) days after demand by Lender, whichever is less;  provided, however, that if, in the opinion of Lender, Borrower is not permitted by law to pay such taxes, Lender shall have the option to declare the Obligations immediately due and payable (without any Prepayment Premium) upon sixty (60) days’ notice to Borrower.

(e)           No Credits on Account of the Obligations.  Borrower will not claim or be entitled to any credit(s) on account of the Obligations for any part of the Assessments and no deduction shall be made or claimed from the taxable value of the Property for real estate tax purposes by reason of the Documents or the Obligations.  If such claim, credit, or deduction is required by law, Lender shall have the option to declare the Obligations immediately due and payable (without any Prepayment Premium) upon sixty (60) days' notice to Borrower.

Section 3.04                      Defense of Title, Litigation, and Rights under Documents.  Borrower shall  forever warrant, defend and preserve Borrower’s title to the Property, the validity, enforceability and priority of this Instrument and the lien or security interest created thereby, and any rights of Lender under the Documents against the claims of all persons, and shall promptly notify Lender of any such claims.  Lender (whether or not named as a party to such proceedings) is authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such proceeding or the protection of the lien, security interest, validity, enforceability, or priority of this Instrument, title to the Property, or any rights of Lender under the Documents, including the employment of counsel, the prosecution and/or defense of litigation, the compromise, release, or discharge of such adverse claims, the purchase of any tax title, the removal of any such liens and security interests, and any other actions Lender deems necessary to protect its interests.  Borrower authorizes Lender to take any actions required to be taken by Borrower, or permitted to be taken by Lender, in the Documents in the name and on behalf of Borrower.  Borrower shall reimburse Lender on demand for all expenses (including attorneys’ fees) incurred by it in connection with the foregoing and Lender’s exercise of its rights under the Documents.  All such expenses of Lender, until reimbursed by Borrower, shall be part of the Obligations, bear interest from the date of demand at the Default Rate, and shall be secured by this Instrument.

Section 3.05                      Compliance with Laws and Operation and Maintenance of Property.

(a)           Repair and Maintenance.  Borrower will operate and maintain the Property in good order, repair, and operating condition.  Borrower will promptly make all necessary repairs, replacements, additions, and improvements necessary to ensure that the Property shall not in any way be diminished or impaired.  Borrower will not cause or allow any of the Property to be misused, wasted, or to deteriorate and Borrower will not abandon the Property.  No new building, structure, or other improvement shall be constructed on the Land nor shall any material part of the Improvements be removed, demolished, or structurally or materially altered, without Lender’s prior written consent (except for non-structural tenant improvements required or permitted to be constructed pursuant to Leases approved or deemed approved by Lender pursuant to the Assignment, or within the Minimum Leasing Requirements as provided by the Assignment).

(b)           Replacement of Property.  Borrower will keep the Property fully equipped and will replace all worn out or obsolete personal property in a commercially reasonable manner with comparable fixtures or personal property.  Borrower will not, without Lender’s prior written consent, remove any personal property covered by this Instrument unless the same is replaced by Borrower in a commercially reasonable manner with a comparable article (i) owned by Borrower free and clear of any lien or security interest (other than the Permitted Encumbrances and those created by this Instrument) or (ii) leased by Borrower (A) with Lender’s prior written consent (or, as to articles with a total lease cost, in the aggregate for the Property, of not more than $5,000 in lease obligations, with written notice to Lender together with a copy of the applicable lease) or (B) if the replaced personal property was leased at the time of execution of this Instrument.

(c)           Compliance with Laws.  Borrower shall comply with and shall cause the Property to be maintained, used, and operated in compliance with all (i) present and future laws, Environmental Laws (defined below), ordinances, regulations, rules, orders and requirements (including zoning and building codes) of any governmental or quasi-governmental authority or agency applicable to Borrower or the Property (collectively, the “Laws”); (ii) orders, rules, and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization, or other body exercising similar functions; (iii) duties or obligations of any kind imposed under any Permitted Encumbrance or by law, covenant, condition, agreement, or easement, public or private; and (iv) policies of insurance at any time in force with respect to the Property.  If proceedings are initiated or Borrower receives notice that Borrower or the Property is not in compliance with any of the foregoing, Borrower will promptly send Lender notice and a copy of the proceeding or violation notice.  Without limiting Lender’s rights and remedies under Article VI or otherwise, if Borrower or the Property are not in compliance with all Laws, Lender may impose additional requirements upon Borrower including monetary reserves or financial equivalents.

(d)           Zoning and Title Matters.  Borrower shall not, without Lender’s prior written consent, (i) initiate or support any zoning reclassification of the Property or variance under existing zoning ordinances;  (ii) modify or supplement any of the Permitted Encumbrances;  (iii) impose any restrictive covenants or encumbrances upon the Property;  (iv) execute or file any subdivision plat affecting the Property;  (v) consent to the annexation of the Property to any municipality;  (vi) permit the Property to be used by the public or any person in a way that might make a claim of adverse possession or any implied dedication or easement possible;  (vii) cause or permit the Property to become a non-conforming use under zoning ordinances or any present or future non-conforming use of the Property to be discontinued;  or (viii) fail to comply with the terms of the Permitted Encumbrances.

Section 3.06                      Insurance.

(a)           Property and Time Element Insurance.  Borrower shall keep the Property insured for the benefit of Borrower and Lender (with Lender named as mortgagee) by (i) a special form property insurance policy with an agreed amount endorsement for full replacement cost (defined below) without any coinsurance provisions or penalties, or the broadest form of coverage available, in an amount sufficient to prevent Lender from ever becoming a coinsurer under the policy or Laws, and with a deductible not to exceed One Hundred Thousand Dollars ($100,000.00); (ii) a policy or endorsement insuring against acts of terrorism (subject to the terms in the two sentences at the end of this subsection) (“Terrorism Insurance”); (iii) a policy or endorsement insuring against claims applicable to the presence of Microbial Matter (as defined in Section 3.12(a) hereof); (iv) a policy or endorsement providing business income insurance (including business interruption insurance and extra expense insurance and/or rent insurance) on an actual loss sustained basis in an amount equal to at least one (1) year’s total income from the Property including all Rents plus all other pro forma annual income such as percentage rent and tenant reimbursements of fixed and operating expenses, which business interruption insurance shall also provide coverage as aforesaid for any additional hazards as may be required pursuant to the terms of this Instrument; (v) a policy or endorsement insuring against damage by flood if the Property is located in a Special Flood Hazard Area identified by the Federal Emergency Management Agency or any successor or related government agency as a 100 year flood plain currently classified as Flood Insurance Rate Map Zones “A”, “AO”, “AH”, “A1-A30”, “AE”, “A99”, “V”, “V1-V30”, and “VE”, in an amount equal to the original amount of the Note; (vi) a policy or endorsement covering against damage or loss from (A) sprinkler system leakage and (B) boilers, boiler tanks, HVAC systems, heating and air-conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, in the amount reasonably required by Lender; (vii) during the period of any construction, repair, restoration, or replacement of the Property, a standard builder’s risk policy with extended coverage in an amount at least equal to the full replacement cost of such Property, and worker’s compensation, in statutory amounts; and (viii) a policy or endorsement covering against damage or loss by earthquake and other natural phenomenon in the amounts reasonably required by Lender.  “Full replacement cost” shall mean the one hundred percent (100%) replacement cost of the Property, without allowance for depreciation and exclusive of the cost of excavations, foundations, footings, and value of land, and shall be subject to verification by Lender.  Full replacement cost will be determined, at Borrower’s expense, periodically upon policy expiration or renewal by the insurance company or an appraiser, engineer, architect, or contractor approved by said company and Lender.  Lender will only require such Terrorism Insurance that is (y) normal and customary for similar properties, and (z) available at commercially reasonable rates (as defined in the following sentence).  Notwithstanding the above, Borrower’s obligation to provide Terrorism Insurance shall be limited to providing the amount of coverage for the Properties that can be obtained by paying an amount not to exceed one and one half (1.5) times the premium that would otherwise be charged for a special form property insurance policy (if such policy is a blanket policy, the premium allocated to the Property) excluding terrorism coverage, in the aggregate; however, Borrower shall not be obligated to obtain terrorist coverage if any coverage cannot be obtained for such amount).

(b)           Liability and Other Insurance.  Borrower shall maintain commercial general liability insurance with per occurrence limits of $1,000,000, a products/completed operations limit of $2,000,000, and a general aggregate limit of $2,000,000, with an excess/umbrella liability policy of not less than $10,000,000 per occurrence and annual aggregate covering Borrower, with Lender named as an additional insured, against claims for bodily injury or death or property damage occurring in, upon, or about the Property or any street, drive, sidewalk, curb, or passageway adjacent thereto.  In addition to any other requirements, such commercial general liability and excess/umbrella liability insurance shall provide insurance against acts of terrorism and against claims applicable to the presence of Microbial Matter, or such coverages shall be provided by separate policies or endorsements.  The insurance policies shall also include operations and blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in Section 8.02 below (but such coverage or the amount thereof shall in no way limit such indemnifications).  Upon request, Borrower shall also carry additional insurance or additional amounts of insurance covering Borrower or the Property as Lender shall reasonably require.

(c)           Form of Policy.  All insurance required under this Section shall be fully paid for, non-assessable, and the policies shall contain such provisions, endorsements, and expiration dates as Lender shall reasonably require.  The policies shall be issued by insurance companies authorized to do business in the Property State, approved by Lender, and must have and maintain a current financial strength rating of “A-, X” (or higher) from A.M. Best or equivalent (or if a rating by A.M. Best is no longer available, a similar rating from a similar or successor service).  In addition, all policies shall (i) include a standard mortgagee clause, without contribution, in the name of Lender, (ii) provide that they shall not be canceled, amended, or materially altered (including reduction in the scope or limits of coverage) without at least thirty (30) days’ prior written notice to Lender except in the event of cancellation for non-payment of premium, in which case only ten (10) days’ prior written notice will be given to Lender, and (iii) include a waiver of subrogation clause.  The property insurance waiver of subrogation clause shall be substantially equivalent to the following: “The Company may require from the Insured an assignment of all rights of recovery against any party for loss to the extent that payment therefor is made by the Company, but the Company shall not acquire any rights of recovery which the Insured has expressly waived prior to loss, nor shall such waiver affect the Insured’s rights under this policy”.  The liability insurance waiver of subrogation clause shall be substantially equivalent to the following: “It is agreed that the insurance company, in the event of a payment under this policy, waives its right of subrogation against any principal where a waiver has been included as part of a contractual undertaking by the insured prior to the occurrence or offense”.

(d)           Original Policies and Renewals.  Borrower shall deliver to Lender (i) original or certified copies of all policies (and renewals) required under this Section and (ii) receipts evidencing payment of all premiums on such policies at least thirty (30) days prior to their expiration.  If original and renewal policies are unavailable or if coverage is under a blanket policy, Borrower shall deliver duplicate originals, or, if unavailable, original ACORD 28 (2003/10) and ACORD 25-S certificates (or equivalent certificates) evidencing that such policies are in full force and effect together with certified copies of the original policies.  Without limiting Lender’s other rights with respect to the foregoing obligations, if, within fifteen (15) days prior to the expiration of the current applicable policy, Lender has not received the foregoing items in form and substance acceptable to Lender (as being in compliance with the terms of this Instrument), Lender may retain a commercial property insurance consultant to assist Lender in obtaining adequate evidence that the required insurance coverage is in effect, and Borrower shall (i) cooperate with such consultant in confirming that adequate evidence that the required insurance coverage is in effect, and (ii) pay all of the costs and expenses of such consultant (not to exceed $700 in any calendar year).

(e)           General Provisions.  Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Section unless endorsed in favor of Lender as per this Section and approved by Lender in all respects.  In the event of foreclosure of this Instrument or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Obligations, all right, title, and interest of Borrower in and to all policies of insurance then in force regarding the Property (applicable only to the Property, and not to any other properties covered by such blanket policies that are not encumbered by a mortgage held by Lender) and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property.  No approval by Lender of any insurer shall be construed to be a representation, certification, or warranty of its solvency.  No approval by Lender as to the amount, type, or form of any insurance shall be construed to be a representation, certification, or warranty of its sufficiency.  Borrower shall comply with all insurance requirements and shall not cause or permit any condition to exist which would be prohibited by any insurance requirement or would invalidate the insurance coverage on the Property.

(f)           Waiver of Subrogation.  A waiver of subrogation shall be obtained by Borrower from its insurers and, consequently, Borrower for itself, and on behalf of its insurers, hereby waives and releases any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for any loss of or damage to Borrower, other Persons, the Property, Borrower’s property or the property of other Persons from any cause required to be insured against by the provisions of this Instrument or otherwise insured against by Borrower.

Section 3.07                      Damage and Destruction of Property.

(a)           Borrower’s Obligations.  If any damage to, loss, or destruction of the Property occurs (any “Damage”), (i) Borrower shall promptly notify Lender and take all necessary steps to preserve any undamaged part of the Property and (ii) if the insurance proceeds are made available for Restoration (defined below) (but regardless of whether any proceeds are sufficient for Restoration), Borrower shall promptly commence and diligently pursue to completion the restoration, replacement, and rebuilding of the Property as nearly as possible to its value and condition immediately prior to the Damage or a Taking (defined below) in accordance with plans and specifications approved by Lender (“Restoration”).  Borrower shall comply with other reasonable requirements established by Lender to preserve the security under this Instrument.

(b)           Lender’s Rights.  If any Damage occurs and some or all of it is covered by insurance, then (i) Lender may, but is not obligated to, make proof of loss if not made promptly by Borrower and Lender is authorized and empowered by Borrower to settle, adjust, or compromise any claims for the Damage [notwithstanding the foregoing provisions of this subsection (b)(i), so long as no Event of Default (or event which with the passage of time or the giving of notice or both would be an Event of Default) has occurred and is continuing at any time during such settlement, adjustment or compromise, Lender shall provide Borrower with written notice of any settlement, adjustment or compromise of such claim made solely by Lender];  (ii) each insurance company concerned is authorized and directed to make payment directly to Lender for the Damage;  and (iii) Lender may apply the insurance proceeds in any order it determines (1) to reimburse Lender for all Costs (defined below) related to collection of the proceeds and (2) subject to Section 3.07(c) and at Lender’s option, to (A) payment (without any Prepayment Premium) of all or part of the Obligations, whether or not then due and payable, in the order determined by Lender (provided that if any Obligations remain outstanding after this payment, the unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof);  (B) the cure of any default under the Documents;  or (C) the Restoration.  Notwithstanding the foregoing, if there shall then be no Event of Default (or event which with the passage of time or the giving of notice or both would be an Event of Default), Borrower shall have the right to settle, adjust or compromise any claim for Damage if the total amount of such claim is less than $130,000.00 (the “Borrower Claim Threshold”), provided, that, Borrower promptly uses the full amount of such insurance proceeds for Restoration of the Damage and provides evidence thereof to Lender in a manner acceptable to Lender.  Any insurance proceeds held by Lender shall be held without the payment of interest thereon.  If Borrower receives any insurance proceeds for the Damage, Borrower shall promptly deliver the proceeds to Lender.  Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the insurance proceeds paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section.  Borrower expressly assumes all risk of loss from any Damage, whether or not insurable or insured against.

(c)           Application of Proceeds to Restoration.  Notwithstanding the following provisions of this subsection (c), so long as no Event of Default (or event which with the passage of time or the giving of notice or both would be an Event of Default) has occurred and is continuing, if the amount of the Damage is in an amount that is less than the Borrower Claim Threshold, such insurance proceeds shall be paid directly to Borrower and used by Borrower to repair and restore the Property, provided that Borrower shall use such funds to repair and restore the Property, and shall provide Lender with such information and reports with respect thereto as Lender may require.  Lender shall make the Net Proceeds (defined below) available to Borrower for Restoration if: (i) there shall then be no Event of Default;  (ii) Lender shall be satisfied that (A) Restoration can and will be completed within one (1) year after the Damage occurs and at least one (1) year prior to the maturity of the Note and (B) Leases which are terminated or terminable as a result of the Damage cover an aggregate of less than ten percent (10%) of the total rentable square footage contained in the Property at the closing of the Loan or such Tenants agree in writing to continue their Leases;  (iii) Borrower shall have entered into a general construction contract acceptable in all respects to Lender for Restoration, which contract must include provision for retainage of not less than ten percent (10%) until final completion of the Restoration;  and (iv) in Lender’s reasonable judgment, after Restoration has been completed the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents.  Notwithstanding any provision of this Instrument to the contrary, Lender shall not be obligated to make any portion of the Net Proceeds available for Restoration (whether as a result of Damage or a Taking) unless, at the time of the disbursement request, Lender has determined in its reasonable discretion that (y) Restoration can be completed at a cost which does not exceed the aggregate of the remaining Net Proceeds and any funds deposited with Lender by Borrower (“Additional Funds”) and (z) the aggregate of any loss of rental income insurance proceeds which the carrier has acknowledged to be payable (“Rent Loss Proceeds”) and any funds deposited with Lender by Borrower are sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents.

(d)           Disbursement of Proceeds.  If Lender elects or is required to make insurance proceeds or the Award (defined below), as the case may be, available for Restoration, Lender shall, through a disbursement procedure established by Lender, periodically make available to Borrower in installments the net amount of all insurance proceeds or the Award, as the case may be, received by Lender after deduction of all reasonable costs and expenses incurred by Lender in connection with the collection and disbursement of such proceeds (“Net Proceeds”) and, if any, the Additional Funds;  subject to receipt of the documentation required by such disbursement procedure and subject to a minimum draw amount to be determined by Lender and Borrower, Lender shall make such disbursements available on a monthly basis.  The amounts periodically disbursed to Borrower shall be based upon the amounts currently due under the construction contract for Restoration and Lender’s receipt of (i) appropriate lien waivers, (ii) a certification of the percentage of Restoration completed by an architect or engineer acceptable to Lender, and (iii) title insurance protection against materialmen’s and mechanic’s liens.  At Lender’s election, a disbursing agent selected by Lender shall disburse such funds, and Borrower shall pay such agent’s reasonable fees and expenses.  The Net Proceeds, Rent Loss Proceeds, and any Additional Funds shall constitute additional security for the Loan and Borrower shall execute, deliver, file and/or record, at its expense, such instruments as Lender requires to grant to Lender a perfected, first-priority security interest in these funds.  If the Net Proceeds are made available for Restoration and (x) Borrower refuses or fails to complete the Restoration, (y) an Event of Default occurs, or (z) the Net Proceeds or Additional Funds are not applied to Restoration, then any undisbursed portion may, at Lender’s option, be applied to the Obligations in any order of priority, and any such application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium.

Section 3.08                      Condemnation.

(a)           Borrower’s Obligations.  Borrower will promptly notify Lender of any threatened or instituted proceedings for the condemnation or taking by eminent domain of the Property including any change in any street (whether as to grade, access, or otherwise) (a “Taking”).  Borrower shall, at its expense, (i) diligently prosecute these proceedings, (ii) deliver to Lender copies of all papers served in connection therewith, and (iii) consult and cooperate with Lender in the handling of these proceedings.  No settlement of these proceedings shall be made by Borrower without Lender’s prior written consent.  Lender may participate in these proceedings (but shall not be obligated to do so) and Borrower will sign and deliver all instruments requested by Lender to permit this participation.

(b)           Lender’s Rights to Proceeds.  All condemnation awards, judgments, decrees, or proceeds of sale in lieu of condemnation (“Award”) are assigned and shall be paid to Lender.  Borrower authorizes Lender to collect and receive them, to give receipts for them, to accept them in the amount received without question or appeal, and/or to appeal any judgment, decree, or award.  Borrower will sign and deliver all instruments requested by Lender to permit these actions.

(c)           Application of Award.  Lender may apply any Award in any order it determines (1) to reimburse Lender for all Costs related to collection of the Award and (2) subject to Section 3.08(d) and at Lender’s option, to (A) payment (without any Prepayment Premium) of all or part of the Obligations, whether or not then due and payable, in the order determined by Lender (provided that if any Obligations remain outstanding after this payment, the unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof); (B) the cure of any default under the Documents; or (C) the Restoration.  If Borrower receives any Award, Borrower shall promptly deliver such Award to Lender.  Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the Award paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section.

(d)           Application of Award to Restoration.  Notwithstanding anything to the contrary set forth hereinabove, Lender shall permit the application of the Award to Restoration if:  (i) no more than (A) twenty percent (20%) of the gross area of the Improvements or (B) ten percent (10%) of the parking spaces is affected by the Taking, (ii) the amount of the loss does not exceed twenty percent (20%) of the original amount of the Note; (iii) the Taking does not affect access to the Property from any public right-of-way; (iv) there is no Event of Default at the time of the Taking or the application of the Award; (v) after Restoration, the Property and its use will be in compliance with all Laws; (vi) in Lender’s reasonable judgment, Restoration is practical and can be completed within one (1) year after the Taking and at least one (1) year prior to the maturity of the Note; (vii) the Tenants listed in Exhibit D (“Major Tenants”) agree in writing to continue their Leases without abatement of rent; (viii) Borrower shall have entered into a general construction contract acceptable in all respects to Lender for Restoration, which contract must include provision for retainage of not less than ten percent (10%) until final completion of the Restoration; and (ix) in Lender’s reasonable judgment, after Restoration has been completed the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents.  Any portion of the Award that is in excess of the cost of any Restoration permitted above, may, in Lender’s sole discretion, be applied against the Obligations or paid to Borrower.  If the Award is disbursed to Borrower under the provisions of this Section 3.08(d), then such Award shall be disbursed to Borrower in accordance with the terms and conditions of Section 3.07(d).

(e)           Effect on the Obligations.  Notwithstanding any Taking, Borrower shall continue to pay and perform the Obligations as provided in the Documents.  Any reduction in the Obligations due to application of the Award shall take effect only upon Lender’s actual receipt and application of the Award to the Obligations.  If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Lender’s actual receipt of the Award, Lender may apply the Award received to the extent of any deficiency upon such sale and Costs incurred by Lender in connection with such sale.

Section 3.09                      Liens and Liabilities.  Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Property or the Improvements (collectively, “Property Payables”); provided, however, Borrower shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Lender and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest.  In the event that a mechanic’s or materialman's lien or similar proceeding is filed against the Property, or a claim is filed against Borrower or any Recourse Parties, and Borrower shall contest such lien, proceeding or claim, Borrower shall promptly notify Lender of such contest and thereafter shall, upon Lender’s request, promptly provide a bond, cash deposit or other security satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful.  If Borrower shall fail to immediately discharge or provide security against any such lien, proceeding or claim as aforesaid, Lender may do so and any and all expenses incurred by Lender, together with interest thereon at the Default Rate from the date advanced by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Instrument and by all other Documents securing all or any part of the Obligations.  Nothing in the Documents shall be deemed or construed as constituting the consent or request by Lender, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration, or repair of the Property.  Borrower further agrees that Lender does not stand in any fiduciary relationship to Borrower.  Any contributions made, directly or indirectly, to Borrower by or on behalf of any of its partners, members, principals or any party related to such parties shall be treated as equity and shall be subordinate and inferior to the rights of Lender under the Documents.

Section 3.10                      Tax and Insurance Deposits.  At Lender’s option (exercisable only (i) if the Debt Service Coverage (as defined in the Loan Agreement) as to all Properties (as defined in the Loan Agreement) shall be less than 1.75 to 1.00, or (ii) there shall be an Event of Default under the Documents, or (iii) in the event that Borrower fails to timely deliver to Lender evidence of payment of Assessments or insurance premiums as required by Section 3.03(a) and Section 3.06(d), respectively), Borrower shall make monthly deposits (“Deposits”) with Lender equal to one-twelfth (1/12th) of the annual Assessments (except for income taxes, franchise taxes, ground rents, maintenance charges and utility charges) and the premiums for insurance required under Section 3.06 (the “Insurance Premiums”) together with amounts sufficient to pay these items thirty (30) days before they are due (collectively, the “Impositions”).  Lender shall estimate the amount of the Deposits until ascertainable.  At that time, Borrower shall promptly deposit any deficiency.  Borrower shall promptly notify Lender of any changes to the amounts, schedules and instructions for payment of the Impositions.  Borrower authorizes Lender or its agent to obtain the bills for Assessments directly from the appropriate tax or governmental authority.  All Deposits are pledged to Lender and shall constitute additional security for the Obligations.  The Deposits shall be held by Lender without interest (except to the extent required under Laws) and may be commingled with other funds.  If (i) there is no Event of Default at the time of payment, (ii) Borrower has delivered bills or invoices to Lender for the Impositions in sufficient time to pay them when due, and (iii) the Deposits are sufficient to pay the Impositions or Borrower has deposited the necessary additional amount, then Lender shall pay the Impositions prior to their due date.  Any Deposits remaining after payment of the Impositions shall, at Lender’s option, be credited against the Deposits required for the following year or paid to Borrower.  If an Event of Default occurs, the Deposits may, at Lender’s option, be applied to the Obligations in any order of priority.  Any application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium.  Borrower shall not claim any credit against the principal and interest due under the Note for the Deposits.  Upon an assignment or other transfer of this Instrument, Lender may pay over the Deposits in its possession to the assignee or transferee and then it shall be completely released from all liability with respect to the Deposits.  Borrower shall look solely to the assignee or transferee with respect thereto.  This provision shall apply to every transfer of the Deposits to a new assignee or transferee.  Subject to Article V, a transfer of title to the Land shall automatically transfer to the new owner the beneficial interest in the Deposits.  Upon full payment and satisfaction of this Instrument or, at Lender’s option, at any prior time, the balance of the Deposits in Lender’s possession shall be paid over to the record owner of the Land and no other party shall have any right or claim to the Deposits.  Lender may transfer all its duties under this Section to such servicer or financial institution as Lender may periodically designate and Borrower agrees to make the Deposits to such servicer or institution.

Section 3.11                      ERISA.

(a)           Borrower understands and acknowledges that, as of the date hereof, the source of funds from which Lender is extending the Loan will include one or more of the following accounts: (i) an “insurance company general account,” as that term is defined in Prohibited Transaction Class Exemption (“PTE”) 95-60 (60 Fed. Reg. 35925 (Jul. 12, 1995)), as to which Lender meets the conditions for relief in Sections I and IV of PTE 95-60; (ii) pooled and single client insurance company separate accounts, which are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and (iii) one or more insurance company separate accounts maintained solely in connection with fixed contractual obligations of the insurance company, under which the amounts payable or credited to the plan are not affected in any manner by the investment performance of the separate account.

(b)           Borrower represents and warrants to Lender that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not a “party in interest”, as defined in Section 3(14) of ERISA, other than as a service provider or an affiliate of a service provider, to any employee benefit plan that has invested in a separate account described in Section 3.11(a)(ii) above, from which funds have been derived to make the Loan, or if so, the execution of the Documents and making of the Loan thereunder do not constitute nonexempt prohibited transactions under ERISA; (iii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, or if subject to such statutes, is not in violation thereof in the execution of the Documents and the making of the Loan thereunder; (iv) the assets of Borrower do not constitute “plan assets” of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101; and (v) one or more of the following circumstances is true:  (1) equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (2) less than twenty-five percent (25%) of all equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (3) Borrower qualifies as an “operating company,” a “venture capital operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e), respectively.

(c)           Borrower shall deliver to Lender such certifications and/or other evidence periodically requested by Lender, in its sole discretion, to verify the representations and warranties in Section 3.11(b) above.  Failure to deliver these certifications or evidence, breach of these representations and warranties, or consummation of any transaction which would cause this Instrument or any exercise of Lender’s rights under this Instrument to (i) constitute a non-exempt prohibited transaction under ERISA or (ii) violate ERISA or any state statute regulating governmental plans (collectively, a “Violation”), shall be an Event of Default.  Notwithstanding anything in the Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Borrower or the Property (including creation of a junior lien, encumbrance or leasehold interest) shall be permitted which would, in Lender’s opinion, negate Borrower’s representations in this Section or cause a Violation.  At least fifteen (15) days before consummation of any of the foregoing, Borrower shall obtain from the proposed transferee or lienholder (i) a certification to Lender that the representations and warranties of this Section 3.11 will be true after consummation and (ii) an agreement to comply with this Section 3.11.

Section 3.12                      Environmental Representations, Warranties, and Covenants .

(a)           Environmental Representations and Warranties.  Borrower represents and warrants, to the best of Borrower’s knowledge (after due inquiry and investigation, consisting of the Borrower's existing environmental reports with respect to the Property as delivered to Lender) and additionally based upon the environmental site assessment reports of the Property (collectively, the “Environmental Report”), that except as fully disclosed in the Environmental Report delivered to and approved by Lender:  (i) there are no Hazardous Materials (defined below) or underground storage tanks affecting the Property (“affecting the Property” shall mean “in, on, under, stored, used or migrating to or from the Property”) except for (A) routine office, cleaning, janitorial, maintenance and other materials and supplies necessary to operate the Property or used in connection with general office uses for its current use (or relating to historic uses disclosed in the Environmental Report) and (B) Hazardous Materials that are (1) in compliance with Environmental Laws (defined below), (2) have all required permits, and (3) are in only the amounts necessary to operate the Property or necessary in connection with the general office uses of any Tenant at the Property;  (ii) there are no present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law affecting the Property (and no past Releases of Hazardous Materials in material violation of any Environmental Law affecting the Property);  (iii) there is no present non-compliance with Environmental Laws or with permits issued pursuant thereto (and no past material non-compliance with Environmental Laws or with permits issued pursuant thereto);  (iv) Borrower does not know of, and has not received, any written or oral notice or communication from any person relating to Hazardous Materials affecting the Property in violation of Environmental Laws;  and (v) Borrower has provided to Lender, in writing, all material information relating to environmental conditions affecting the Property known to Borrower or contained in Borrower’s files.  “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that apply to Borrower or the Property and relate to Hazardous Materials including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.  “Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil;  explosives, flammable materials;  radioactive materials;  polychlorinated biphenyls (“PCBs”) and compounds containing them;  lead and lead-based paint; Microbial Matter, infectious substances, asbestos or asbestos-containing materials in any form that is or could become friable;  underground or above-ground storage tanks, whether empty or containing any substance;  any substance the presence of which on the Property is prohibited by any federal, state or local authority;  any substance that requires special handling;  and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material”, “hazardous waste”, “toxic substance”, “toxic pollutant”, “contaminant”, or “pollutant” within the meaning of any Environmental Law.  “Release” of any Hazardous Materials includes any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, pumping, pouring, escaping, dumping, disposing or other movement of Hazardous Materials.  “Microbial Matter” shall mean the presence of fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew and viruses, whether or not such Microbial Matter is living.

(b)           Environmental Covenants.  Borrower covenants and agrees that Borrower shall comply with (and shall use reasonable efforts to cause all occupants at the Property to comply with, as such covenants applies to each such occupant) the following:  (i) all use and operation of the Property shall be in compliance with all Environmental Laws and required permits; (ii) there shall be no Releases of Hazardous Materials affecting the Property in violation of Environmental Laws; (iii) there shall be no Hazardous Materials affecting the Property except (A) routine office, cleaning, janitorial supplies, maintenance and other materials and supplies necessary to operate the Property or used in connection with general office uses, (B) in compliance with all Environmental Laws, (C) in compliance with all required permits, and (D) (1) in only the amounts necessary to operate the Property, (2) necessary in connection with the general office uses of any Tenant at the Property, or (3) as shall have been fully disclosed to and approved by Lender in writing; (iv) the Property shall be kept free and clear of all liens and encumbrances imposed by any Environmental Laws due to any act or omission by Borrower or any person (the “Environmental Liens”); (v) Borrower shall, at its sole expense, fully and expeditiously cooperate in a reasonably prompt manner with the Lender in all activities performed under Section 3.12(c) including providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole expense, (A) perform any environmental site assessment or other investigation of environmental conditions at the Property upon Lender’s request based on Lender’s reasonable belief that the Property is not in compliance with all Environmental Laws, (B) share with Lender the results and reports of such site assessment or investigation and Lender and the applicable Indemnified Parties (defined below) shall be entitled to rely on such results and reports, and (C) complete any remediation of Hazardous Materials affecting the Property or other actions required by any Environmental Laws; (vii) Borrower shall use diligent efforts to enforce the obligations of each Tenant or other user of the Property to refrain from violation of any Environmental Law; (viii) Borrower shall promptly notify Lender in writing after it becomes aware of (A) the presence, Release, or threatened Release of Hazardous Materials affecting the Property in violation of Environmental Laws, (B) any non-compliance of the Property with any Environmental Laws, (C) any actual or potential Environmental Lien, (D) any required or proposed remediation of environmental conditions relating to the Property, or (E) any written or oral communication or notice from any person relating to Hazardous Materials affecting the Property, or any oral communication relating to or alleging any violation or potential violation of Environmental Law, and (ix) if an Asbestos Operation and Maintenance Plan and any other Operation and Maintenance Plan (collectively, the “O&M Plan”) is in effect (or required by Lender to be implemented) at the time of the closing of the Loan, then Borrower shall, at its sole expense, implement and continue the O&M Plan (with any modifications required to comply with applicable Laws), until payment and full satisfaction of the Obligations.

(c)           Lender’s Rights. Lender and any person designated by Lender may enter the Property to assess the environmental condition of the Property and its use including (i) conducting any environmental assessment or audit (the scope of which shall be determined by Lender) and (ii) taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing at all reasonable times when (A) a default has occurred under the Documents beyond any applicable grace or cure period provided therein, (B) Lender reasonably believes that a Release has occurred at or affecting the Property which may be in material violation of Environmental Laws or the Property is not in material compliance with all Environmental Laws, or (C) the Loan is being considered for sale (any out-of-pocket expenses incurred in connection with the entry under clause (C) only shall be at Lender’s expense).  Borrower shall cooperate with and provide access to Lender and such person.

Section 3.13                      Electronic Payments .  Unless directed otherwise in writing by Lender, all payments due under the Documents shall be made by electronic funds transfer debit entries to Borrower’s account at an Automated Clearing House member bank satisfactory to Lender or by similar electronic transfer process selected by Lender.  Each payment due under the Documents shall be initiated by Lender through the Automated Clearing House network (or similar electronic process) for settlement on the Due Date (as defined in the Note) for the payment.  Borrower shall, at Borrower’s sole cost and expense, direct its bank in writing to permit such electronic fund transfer debit entries (or similar electronic transfer) to be made by Lender.  Prior to each payment Due Date under the Documents, Borrower shall deposit and/or maintain sufficient funds in Borrower’s account to cover each debit entry.  Any charges or costs, if any, by Borrower’s bank for the foregoing shall be paid by Borrower.

Section 3.14                      Inspection.  Borrower shall allow Lender and any person designated by Lender to enter upon the Property and conduct tests or inspect the Property at all reasonable times.  Borrower shall assist Lender and such person in effecting said inspection.

Section 3.15                      Records, Reports, and Audits.

(a)           Records and Reports.  Borrower shall maintain, in accordance with generally accepted accounting principles (“GAAP”), complete and accurate books and records with respect to all operations of or transactions involving the Property.  Borrower shall furnish Lender (i) annual financial statements for the Mack-Cali Realty Corporation (the “REIT Corporation”), and Lender agrees that as to annual financial statements for the REIT Corporation, delivery to Lender within thirty (30) days after filing with the United States Securities and Exchange Commission (“SEC”) all financial reports to be filed by the REIT Corporation, Mack—Cali Realty, L.P. (together with any partnership which is hereafter the operating partnership for the REIT Corporation, the “Operating Partnership”) and their subsidiaries with the SEC, including all 10Q, 10K and 8K reports, shall be acceptable, and (ii) annual operating statements for the Property [and Lender agrees that as to operating statements for the Property, the unaudited consolidating financial statement schedule of all individual property operations of the REIT Corporation and the Operating Partnership, or that portion of such financial statement schedule relating to the Property, in the format set forth in the Loan Agreement shall be acceptable] prepared in accordance with generally accepted accounting principles and certified by an authorized person, partner or official, together with such additional information as Lender may reasonably request.  Borrower shall furnish Lender annual financial statements for any Major Tenants which are not publicly traded companies (including those listed in the Loan Agreement), and, upon written request of Lender, with respect to any other Major Tenants, in each case to the extent Borrower has the right to obtain such statements under the applicable Lease (and Borrower agrees that Borrower will pursue obtaining such statements actively and diligently), together with such additional information as Lender may reasonably request.  As to financial statements of such tenants (a “Tenant Statement”), in the event of any failure of Borrower to deliver a Tenant Statement, the $500.00 per month per statement late fee owing with respect to late financial statements as set forth below shall increase after any 12 months of delinquency as to any such Tenant Statement by an additional $250 per month per statement ($750 for months 13 through 24, $1000 for months 24 through 36, and so on).  Without limiting the obligation to pay the late fees as set forth in the preceding sentence, Lender shall have the right to deliver to Borrower a notice of default from Lender under this Instrument and the Documents for Borrower's failure to obtain and deliver a Tenant Statement for any month when any such Tenant Statement remains outstanding, provided, however, that Borrower shall be entitled to cure such failure either by the delivery of such Tenant Statement within thirty (30) days after such notice (in which event the underlying failure shall be cured) from Lender or by the delivery to such tenant within thirty (30) days after such notice from Lender of written notice (a “Tenant Default Notice”) of such tenant's default under the terms of tenant's lease (in which event the underlying failure shall not be cured but the failure shall not ripen into an Event of Default hereunder unless in a succeeding month a new notice of default is sent by Lender to Borrower and Borrower thereafter fails to so cure such default) (and provided, further, however, that Lender agrees that Borrower shall not be obligated to terminate a tenant's lease solely on account of such failure of such tenant to comply with such obligation), and Borrower shall deliver to Lender copies of all correspondence received by or sent by or on behalf of Borrower or its agents with respect to such Tenant Statements.

           (b)           Delivery of Reports.  All of the reports, statements, and items required under this Section shall be (i) certified as being true, correct, and accurate by an authorized person, partner, or officer of the delivering party or, at the deliverer’s option, audited by a Certified Public Accountant; (ii) prepared in accordance with GAAP and satisfactory to Lender in form and substance; and (iii) delivered within the deadlines set forth above.  If any one report, statement, or item is not received by Lender on its due date, a late fee of Five Hundred and No/100 Dollars ($500.00) per month shall be due and payable by Borrower.  If any one report, statement, or item is not received within thirty (30) days after written notice from Lender to Borrower that such report, statement or items was not received by its due date, Lender may immediately declare an Event of Default under the Documents.  Borrower shall (i) provide Lender with such additional financial, management, or other information regarding Borrower, any general partner of Borrower, or the Property, as Lender may reasonably request (including, but not limited to, copies of statements from the Clearing Bank, as defined in that certain Cash Management Agreement between Borrower and Lender of even date herewith, with respect to collections in each of the accounts comprising Property Account A, as defined in such Cash Management Agreement), and (ii) upon Lender’s request, deliver all items required by Section 3.15 in an electronic format (i.e. on computer disks) or by electronic transmission acceptable to Lender.

(c)           Inspection of Records.  Borrower shall allow Lender or any person designated by Lender to examine, audit, and make copies of all such books and records and all supporting data at the place where these items are located at all reasonable times after reasonable advance notice;  provided that no notice shall be required after any default under the Documents.  Borrower shall assist Lender in effecting such examination.  Upon five (5) days’ prior notice, Lender may inspect and make copies of Borrower’s or any general partner of Borrower’s income tax returns with respect to the Property for the purpose of verifying any items referenced in this Section.

Section 3.16                      Borrower’s Certificates. Within fifteen (15) days after Lender’s request, Borrower shall furnish a written certification to Lender and any Investors (defined below) as to (a) the amount of the Obligations outstanding;  (b) the interest rate, terms of payment, and maturity date of the Note;  (c) the date to which payments have been paid under the Note;  (d) whether any offsets or defenses exist against the Obligations and a detailed description of any listed;  (e) whether all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications);  (f) the date to which the Rents have been paid;  (g) whether, to the best knowledge of Borrower, any defaults exist under the Leases and a detailed description of any listed;  (h) the security deposit held by Borrower under each Lease and that such amount is the amount required under such Lease;  (i) whether there are any defaults (or events which with the passage of time and/or giving of notice would constitute a default) under the Documents and a detailed description of any listed;  (j) whether the Documents are in full force and effect;  and (k) any other matters reasonably requested by Lender related to the Leases, the Obligations, the Property, or the Documents.  For all non-residential properties and promptly upon Lender’s request, Borrower shall use its best efforts to deliver a written certification to Lender and  Investors from Tenants specified by Lender that:  (a) their Leases are in full force and effect;  (b) there are no defaults (or events which with the passage of time and/or the giving of notice would constitute a default) under their Leases or, if any exist, a detailed description of any listed;  (c) none of the Rents have been paid more than one month in advance;  (d) there are no offsets or defenses against the Rents or, if any exist,  a detailed description of any listed;  and (e) any other matters reasonably requested by Lender related to the Leases;  provided, however, that Borrower shall not have to pay money to a Tenant to obtain such certification, but it will deliver a landlord’s certification for any certification it cannot obtain.

Section 3.17                      Full Performance Required;  Survival of Warranties.  All representations and warranties of Borrower in the Loan application or made in connection with the Loan shall survive the execution and delivery of the Documents and Borrower shall not perform any action, or permit any action to be performed, which would cause any of the warranties and representations of Borrower to become untrue in any manner, except for such actions as may be expressly permitted by the terms and conditions of this Instrument or any of the other Documents.

Section 3.18                      Additional Security.  No other security now existing or taken later to secure the Obligations shall be affected by the execution of the Documents and all additional security shall be held as cumulative.  The taking of additional security, execution of partial releases, or extension of the time for the payment obligations of Borrower shall not diminish the effect and lien of this Instrument and shall not affect the liability or obligations of any maker or guarantor.  Neither the acceptance of the Documents nor their enforcement shall prejudice or affect Lender’s right to realize upon or enforce any other security now or later held by Lender.  Lender may enforce the Documents or any other security in such order and manner as it may determine in its discretion.

Section 3.19                      Further Acts.  Borrower shall take all necessary actions to (i) keep valid and effective the lien and rights of Lender under the Documents and (ii) protect the lawful owner of the Documents.  Promptly upon request by Lender and at Borrower’s expense, Borrower shall execute additional instruments and take such actions as Lender reasonably believes are necessary or desirable to (a) maintain or grant Lender a first-priority, perfected lien on the Property, (b) grant to Lender, to the fullest extent permitted by Laws, the right to foreclose on, or transfer title to, the Property non-judicially, (c) correct any error or omission in the Documents; and (d) effect the intent of the Documents, including filing/recording the Documents, additional mortgages or deeds of trust, financing statements, and other instruments.

Section 3.20                      Compliance with Anti-Terrorism Regulations.

(a)           Borrower hereby covenants and agrees that neither Borrower nor any guarantor, nor any persons or entities holding any legal or beneficial interest whatsoever in Borrower or any guarantor (whether directly or indirectly), other than (i) Individual Shareholders and (ii) limited partners in Mack-Cali Realty, L.P., will knowingly conduct business with or engage in any transaction with any person or entity named on any of the OFAC Lists or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists.  Borrower will not grant any consent or permission, nor direct, any Individual Shareholders or limited partners in Mack-Cali Realty, L.P. to conduct business with or engage in any transaction with any person or entity named on any of the OFAC Lists or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists, and should Borrower become aware of any such activity, Borrower shall promptly report such activity as and to the extent required by applicable law.

(b)           Borrower hereby covenants and agrees that it will comply at all times with the requirements of Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06; the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56; the Iraqi Sanctions Act, Pub. L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act, (enacting 8 U.S.C. Section 219, 18 U.S.C. Section 2332d, and 18 U.S.C. Section 2339b); the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597 and any similar laws or regulations currently in force or hereafter enacted (collectively, the “Anti-Terrorism Regulations”).

(c)           Borrower hereby covenants and agrees that if it becomes aware or receives any notice that Borrower, any guarantor or the Property, or any person or entity holding any legal or beneficial interest whatsoever (whether directly or indirectly) in Borrower, any guarantor or in the Property, is named on any of the OFAC Lists (such occurrence, an “OFAC Violation”), Borrower will immediately (i) give notice to Lender of such OFAC Violation, and (ii) comply with all Laws applicable to such OFAC Violation (regardless of whether the party included on any of the OFAC Lists is located within the jurisdiction of the United States of America), including, without limitation, the Anti-Terrorism Regulations, and Borrower hereby authorizes and consents to Lender’s taking any and all steps Lender deems necessary, in its sole discretion, to comply with all Laws applicable to any such OFAC Violation, including, without limitation, the requirements of the Anti-Terrorism Regulations (including the “freezing” and/or “blocking” of assets).

(d)           Upon Lender’s request from time to time during the term of the Loan, Borrower agrees to deliver a certification confirming that the representations and warranties set forth in Section 2.09 above remain true and correct as of the date of such certificate and confirming Borrower’s and any guarantor’s compliance with this Section 3.20.

Section 3.21                      Compliance with Property as Single Asset.  Borrower hereby covenants and agrees that (i) during the term of the Loan, Borrower shall not own any assets in addition to the Property, (ii) the Property shall remain as a single property or project, and (iii) during the term of the Loan, the Property shall generate substantially all of the gross income of Borrower and there shall be no substantial business being conducted, either directly or indirectly, by Borrower other than the business of owning and operating the Property and the activities incidental thereto.

ARTICLE IV - ADDITIONAL ADVANCES; EXPENSES; SUBROGATION

Section 4.01                      Expenses and Advances.  Borrower shall pay all reasonable appraisal, recording, filing, registration, brokerage (exclusive of any brokerage fees or commissions incurred solely by Lender), abstract, title insurance (including premiums), title searches and examinations, surveys and similar data and assurances with respect to title, U.C.C. search, escrow, attorneys’ (both in-house staff and retained attorneys, except that payment would not be required for in house staff for routine loan servicing performed in the ordinary course of business and for the performance of which Lender is not routinely reimbursed by other borrowers in the ordinary course of Lender’s business), engineers’, environmental engineers’, environmental testing, and architects’ fees, costs (including travel), expenses, and disbursements incurred by Borrower or Lender and reasonable fees charged by Lender in connection with the granting, closing (except that payment would not be required for in house staff for the granting and closing of the Loan), servicing (other than routine loan servicing performed in the ordinary course of business and for the performance of which Lender is not routinely reimbursed by other borrowers in the ordinary course of Lender’s business), and enforcement of (a) the Loan and the Documents or (b) attributable to Borrower as owner of the Property.  The term “Costs” shall mean any of the foregoing incurred in connection with (a) any default by Borrower under the Documents, (b) the routine (other than routine loan servicing performed in the ordinary course of business and for the performance of which Lender is not routinely reimbursed by other borrowers in the ordinary course of Lender’s business) servicing of the Loan in response to requests by Borrower, or (c) the exercise, enforcement, compromise, defense, litigation, or settlement of any of Lender’s rights or remedies under the Documents or relating to the Loan or the Obligations.  If Borrower fails to pay any amounts or perform any actions required under the Documents, Lender may (but shall not be obligated to) advance sums to pay such amounts or perform such actions.  Borrower grants Lender the right to enter upon and take possession of the Property to prevent or remedy any such failure and the right to take such actions in Borrower’s name.  No advance or performance shall be deemed to have cured a default by Borrower.  All (a) sums advanced by or payable to Lender per this Section or under applicable Laws, (b) except as expressly provided in the Documents, payments due under the Documents which are not paid in full when due, and (c) Costs, shall:  (i) be deemed demand obligations, (ii) bear interest from the date of demand at the Default Rate until paid if not paid on demand, (iii) be part of, together with such interest, the Obligations, and (iv) be secured by the Documents.  Lender, upon making any such advance, shall also be subrogated to rights of the person receiving such advance.

Section 4.02                      Subrogation.  If any proceeds of the Note were used to extinguish, extend or renew any indebtedness on the Property, then, to the extent of the funds so used, (a) Lender shall be subrogated to all rights, claims, liens, titles and interests existing on the Property held by the holder of such indebtedness and (b) these rights, claims, liens, titles and interests are not waived but rather shall (i) continue in full force and effect in favor of Lender and (ii) are merged with the lien and security interest created by the Documents as cumulative security for the payment and performance of the Obligations.

ARTICLE V - SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY

Section 5.01                      Due-on-Sale or Encumbrance.  It shall be an Event of Default and, at the sole option of Lender, Lender may accelerate the Obligations and the entire Obligations (including any Prepayment Premium) shall become immediately due and payable, if, without Lender’s prior written consent (which consent may be given or withheld for any or for no reason or given conditionally, in Lender’s sole discretion) any of the following shall occur:

(i)	Borrower shall sell, convey, assign, transfer, dispose of or otherwise be divested of its title to the Property;

(ii)
Borrower shall mortgage, convey security title to, or otherwise encumber or cause to be encumbered the Property or any interest therein in any manner or way (whether direct or indirect, voluntary or involuntary); or

(iii)	in the event of:

(a)
except as set forth below in Section 5.02, 5.03 and 5.04 below, any merger, consolidation or dissolution involving, or the sale or transfer of all or substantially all of the assets of, Borrower or of any general partner of Borrower (or of Mack-Cali Realty Corporation or the then existing operating partnership of Mack-Cali Realty Corporation);

(b)	except as set forth below in Section 5.02, 5.03 and 5.04 below, the transfer (at one time or over any period of time) of 49% or more of:

(1)
(x) any ownership interests in the Borrower, regardless of the type or form of entity of Borrower, (y) the voting stock or ownership interest of any corporation or limited liability company which is, respectively, general partner or managing member of Borrower or any corporation or limited liability company directly or indirectly owning 49% or more of any such corporation or limited liability company, or (z) the ownership interests of any owner of fifty percent (50%) or more of the beneficial interests of Borrower if Borrower is a trust; or

(2)
except as provided in Section 5.02, 5.03 and 5.04 below, any general partnership, managing member or controlling interest in (x) Borrower, (y) an entity which is in Borrower’s chain of ownership and which is derivatively liable for the obligations of Borrower, or (z) any entity that has the right to participate directly or indirectly in the control of the management or operations of Borrower; or

(c)
except as set forth in Section 5.02, 5.03 and 5.04 below, in the event of the conversion of any general partnership interest in Borrower to a limited partnership interest, if Borrower is a partnership; or

(d)	except as set forth in Section 5.02, 5.03 and 5.04 below, in the event of any change, removal, or resignation of any general partner of Borrower, if Borrower is a partnership; or

(e)
except as set forth in Section 5.02, 5.03 and 5.04 below, in the event of any change, removal, addition, or resignation of a managing member of Borrower (or if no managing member, any member), if Borrower is a limited liability company;

(f)
Borrower shall (i) obtain any secured or unsecured debt except for customary and reasonable short-term trade payables (including, without limitation, equipment leases) obtained and repaid in the ordinary course of Borrower’s business or (ii) guarantee, or otherwise agree to be liable for (whether conditionally or unconditionally), any obligation of any person or entity.

This provision shall not apply to transfers of title or interest under any will (or applicable law of descent) or transfers of limited partnership interests to other wholly owned subsidiaries of the Mack-Cali Realty Corporation (the “REIT Corporation”) or Mack—Cali Realty, L.P. (together with any partnership that is hereafter the operating partnership for the REIT Corporation, the “Operating Partnership”).

Section 5.02                      Certain Transfers Excluded.  Notwithstanding the foregoing and subject to Section 5.03 and 5.04 below, Section 5.01 shall not apply to transfers of publicly traded REIT stock in the REIT Corporation, and Section 5.01 shall not apply to transfers of limited partnership interests in the Operating Partnership or to the admission of additional limited partners in the Operating Partnership.

Section 5.03                      Merger.  Notwithstanding the foregoing and subject to Section 5.05 below, so long as the Loan is still secured by this Instrument, if no Event of Default (or event which with the passage of time or the giving of notice or both would be an Event of Default) has occurred and is continuing, Lender agrees that, upon forty five (45) days prior written request of Borrower, Lender shall consent to the transfer of beneficial interests in the Borrower in connection with any merger of the REIT Corporation or the Operating Partnership into another Person, if:

(i)
the proposed transferee [the “Successor Entity”; as used herein, such term includes the surviving party from such merger other than the Operating Partnership, REIT Corporation or an entity controlled by the shareholders of the REIT Corporation and/or unit holders of the Operating Partnership (in which event no such consent shall be required)] of the Property is a United States person;

(ii)
Borrower pays Lender a non-refundable servicing fee (of $25,000.00) at the time of the request, and an additional fee equal to 0.25% of the outstanding principal balance of the Loan (less the $25,000.00 paid at the time of the request) at the time of the transfer;

(iii)
at Lender's option, Lender's title policy is endorsed to verify the first priority of this Instrument at Borrower's expense (to bring forward the effective date thereof and set forth the current schedule of subordinate matters with respect to title, provided, however, that if any element of such endorsement shall require payment of a new full title premium, Lender agrees to accept a title company certification or title report in lieu of such element);

(iv)
the Successor Entity expressly assumes all obligations applicable to the Operating Partnership or the REIT Corporation under the Documents and executes any documents reasonably required by Lender, and all of these documents are reasonably satisfactory in form and substance to Lender;

(v)	Borrower shall deliver to Lender copies of all transfer documents and merger documents (to the extent Borrower is permitted by law to reveal such documents);

(vi)
the Successor Entity complies with and delivers the ERISA Certificate and Indemnification Agreement described in the guidelines with respect thereto then applicable to Lender's mortgage loans (the “Guidelines”) and the Successor Entity provides representations and warranties satisfactory to Lender regarding the Anti-Terrorism Lists and the Anti-Terrorism and Anti-Money Laundering Laws in accordance with the guidelines with respect thereto then applicable to Lender's mortgage loans;

(vii)
Borrower or the Successor Entity pays all reasonable fees, costs, and expenses incurred by Lender in connection with the proposed transfer, including, without limitation, all legal (for both outside counsel and Lender's staff attorneys), accounting, title insurance, documentary stamps taxes, intangibles taxes, mortgage taxes, recording fees, and appraisal fees, whether or not the transfer is actually consummated.

Section 5.04                      Certain Affiliate Transactions.  Notwithstanding the foregoing and subject to Section 5.05 below, Lender agrees that, upon fifteen (15) days prior written request of Borrower, Borrower, and any transferee of Borrower permitted below, may engage in the transactions described below, provided that all of the following conditions are met:

(i)	there is no Event of Default under the Documents (or event which with the passage of time or the giving of notice or both would be an Event of Default);

(ii)
the transferee (or successor entity) expressly assumes all applicable obligations under the Documents and executes any documents reasonably required by Lender, and all of these documents are satisfactory in form and substance to Lender;

(iii)	Lender reasonably approves the form and content of all transfer documents, and Lender is furnished with a certified copy of the recorded transfer documents;

(iv)
the transferee complies with and delivers the ERISA Certificate and Indemnification Agreement described in the Guidelines and the transferee provides representations and warranties satisfactory to Lender regarding the Anti-Terrorism Lists and the Anti-Terrorism and Anti-Money Laundering Laws in accordance with the guidelines with respect thereto then applicable to Lender's mortgage loans;

(v)	Borrower pays Lender a non-refundable servicing fee (of $1,000.00 per Property) at the time of the request; and

(vi)
payment by Borrower or the proposed transferee (or successor entity) of (1) all costs and expenses incurred by Lender for the processing of said transfer including a processing fee; (2) any documentary stamp taxes, intangible taxes, recording fees, and other costs and expenses required in connection with the assumption agreement and any modification of the Documents, and (3) all other costs and expenses (including attorneys' fees and expenses for Lender's staff attorneys and outside counsel) of the preparation of the assumption agreement and any modification of the Documents.

Provided all of the foregoing conditions are fulfilled with respect to each such transfer, Borrower may engage in the following transactions, and the provisions of this Section shall not apply to (and no other provision of the Documents shall prohibit, subject to compliance with Section 5.05):

(a)	the Borrower shall have the right to merge with the Operating Partnership, with the result that the Operating Partnership shall then be the Borrower on such Loan; and

(b)	the Borrower shall have the right to transfer a Property to another wholly owned subsidiary of the REIT Corporation or the Operating Partnership.

Section 5.05                      REIT Participation and Ownership.  At all times, (a) the REIT Corporation (and/or a wholly owned qualified REIT subsidiary), or, after a merger transaction involving the REIT Corporation in accordance with Section 5.03 above, the Successor Entity to the REIT Corporation, shall at all times remain the sole general partner (or the sole general partners) of the Operating Partnership, and (b) the REIT Corporation and the Operating Partnership, or, after a merger transaction in accordance with Section 5.03 above, the Successor Entity, shall own, directly or indirectly through qualified REIT subsidiaries, 100% of the Borrower.

ARTICLE VI - DEFAULTS AND REMEDIES

Section 6.01                      Events of Default.  The following shall be an “Event of Default”:

(a)           if Borrower fails to make any payment required under the Documents when due and such failure continues for five (5) days after written notice;   provided, however, that if Lender gives one (1) notice of such a default within any twelve (12) month period, Borrower shall have no further right to any notice of such a default during the next following twelve (12) month period;  provided, further, however, Borrower shall have no right to any such notice upon the maturity date of the Note;

           (b)           except for defaults listed in the other subsections of this Section 6.01, if Borrower fails to perform or comply with any other provision contained in the Documents that is capable of cure by the payment of money and the default is not cured within fifteen (15) days of Lender providing written notice thereof;  provided, however, that if Lender gives one (1) notice of such a default within any twelve (12) month period, Borrower shall have no further right to any notice of such a default during the next following twelve (12) month period;

(c)           except for defaults listed in the other subsections of this Section 6.01, if Borrower fails to perform or comply with any other provision contained in the Documents and the default is not cured within thirty (30) days after Lender providing written notice thereof (the “Grace Period”);  provided, however, that Lender may extend the Grace Period up to an additional sixty (60) days (for a total of ninety (90) days from the date of default) if (i) Borrower immediately commences and diligently pursues the cure of such default and delivers (within the Grace Period) to Lender a written request for more time and (ii) Lender determines in good faith that (1) such default cannot be cured within the Grace Period but can be cured within ninety (90) days after the default, (2) no lien or security interest created by the Documents will be impaired prior to completion of such cure, and (3) Lender’s immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the Property or Lender’s security interest;

(d)           if any representation made (i) in connection with the Loan or the Obligations or (ii) in the Loan application or Documents shall be false or misleading in any material respect;

(e)           if any default under Article V occurs;

(f)           if Borrower shall (i) become insolvent, (ii) make a transfer in fraud of creditors, (iii) make an assignment for the benefit of its creditors, (iv) not be able to pay its debts as such debts become due, or (v) admit in writing its inability to pay its debts as they become due;

(g)           if any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or any other proceedings for the relief of debtors, is instituted by or against Borrower, and, if instituted against Borrower, is allowed, consented to, or not dismissed within the earlier to occur of (i) ninety (90) days after such institution or (ii) the filing of an order for relief;

(h)           if any of the events in Sections 6.01 (f) or (g) shall occur with respect to any (i) managing member of Borrower (if Borrower is a limited liability company), (ii) general partner of Borrower (if Borrower is a partnership), or (iii) guarantor of payment and/or performance of any of the Obligations;

(i)           if the Property shall be taken, attached, or sequestered on execution or other process of law in any action against Borrower;

(j)           if any default occurs under the Environmental Indemnity (defined below) and such default is not cured within any applicable grace period in that document;

(k)           if Borrower shall fail at any time to obtain, maintain, renew, or keep in force the insurance policies required by Section 3.06 within ten (10) days after written notice;

(l)           if Borrower shall be in default under any other mortgage, deed of trust, deed to secure debt, or security agreement covering any part of the Property, whether it be superior or junior in lien to this Instrument;

(m)           if any claim of priority (except based upon a Permitted Encumbrance) to the Documents by title, lien, or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Borrower;

(n)           (i) the consummation by Borrower of any transaction which would cause (A) the Loan or any exercise of Lender’s rights under the Documents to constitute a non-exempt prohibited transaction under ERISA or (B) a violation of a state statute regulating governmental plans;  (ii) the failure of any representation in Section 3.11 to be true and correct in all respects;  or (iii) the failure of Borrower to provide Lender with the written certifications required by Section 3.11; or

(o)           (i) the consummation by Borrower of any transaction which would cause an OFAC Violation; (ii) the failure of any representation in Section 2.09 to be true and correct in all respects; or (iii) the failure of Borrower to comply with the provisions of Section 3.20, unless such default is cured within the lesser of (A) fifteen (15) days after written notice of such default to Borrower or (B) the shortest cure period, if any, provided for under any Laws applicable to such matters (including, without limitation, the Anti-Terrorism Regulations).

Section 6.02                      Remedies.  If an Event of Default occurs, Lender or any person designated by Lender may (but shall not be obligated to) take any action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender’s rights under the Documents or Laws including the following actions:

(a)           accelerate and declare the entire unpaid Obligations immediately due and payable, except for defaults under Section 6.01 (f), (g), (h), or (i) which shall automatically make the Obligations immediately due and payable;

(b)           judicially or otherwise, (i) completely foreclose this Instrument or (ii) partially foreclose this Instrument for any portion of the Obligations due and the lien and security interest created by this Instrument shall continue unimpaired and without loss of priority as to the remaining Obligations not yet due;

(c)           sell for cash or upon credit the Property and all right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale;

(d)           recover judgment on the Note either before, during or after any proceedings for the enforcement of the Documents and without any requirement of any action being taken to (i) realize on the Property or (ii) otherwise enforce the Documents;

(e)           seek specific performance of any provisions in the Documents;

(f)           apply for the appointment of a receiver, custodian, trustee, liquidator, or conservator of the Property without (i) notice to any person, (ii) regard for (A) the adequacy of the security for the Obligations or (B) the solvency of Borrower or any person liable for the payment of the Obligations;  and Borrower and any person so liable waives or shall be deemed to have waived the foregoing and any other objections to the fullest extent permitted by Laws and consents or shall be deemed to have consented to such appointment;

(g)           with or without entering upon the Property, (i) exclude Borrower and any person from the Property without liability for trespass, damages, or otherwise, (ii) take possession of, and Borrower shall surrender on demand, all books, records, and accounts relating to the Property, (iii) give notice to Tenants or any person, make demand for, collect, receive, sue for, and recover in its own name all Rents and cash collateral derived from the Property;  (iv) use, operate, manage, preserve, control, and otherwise deal with every aspect of the Property including (A) conducting its business, (B) insuring it, (C) making all repairs, renewals, replacements, alterations, additions, and improvements to or on it, (D) completing the construction of any Improvements in manner and form as Lender deems advisable, and (E) executing, modifying, enforcing, and terminating new and existing Leases on such terms as Lender deems advisable and evicting any Tenants in default;  (v) apply the receipts from the Property to payment of the Obligations, in any order or priority determined by Lender, after first deducting all Costs, expenses, and liabilities incurred by Lender in connection with the foregoing operations and all amounts needed to pay the Impositions and other expenses of the Property, as well as just and reasonable compensation for the services of Lender and its attorneys, agents, and employees;  and/or (vi) in every case in connection with the foregoing, exercise all rights and powers of Borrower or Lender with respect to the Property, either in Borrower’s name or otherwise;

(h)           release any portion of the Property for such consideration, if any, as Lender may require without, as to the remainder of the Property, impairing or affecting the lien or priority of this Instrument or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been actually reduced, and Lender may accept by assignment, pledge, or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder;

(i)           apply any Deposits to the following items in any order and in Lender’s sole discretion:  (A) the Obligations, (B) Costs, (C) advances made by Lender under the Documents, and/or (D) Impositions;

(j)           take all actions permitted under the U.C.C. of the Property State including (i) the right to take possession of all tangible and intangible personal property now or hereafter included within the Property (“Personal Property”) and take such actions as Lender deems advisable for the care, protection and preservation of the Personal Property and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender.  Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower at least five (5) days prior to such action shall constitute commercially reasonable notice to Borrower; or

(k)           take any other action permitted under any Laws.

If Lender exercises any of its rights under Section 6.02(g), Lender shall not (a) be deemed to have entered upon or taken possession of the Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose;  (b) be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession;  nor (c) be liable (i) to account for any action taken pursuant to such exercise other than for Rents actually received by Lender, (ii) for any loss sustained by Borrower resulting from any failure to lease the Property, or (iii) any other act or omission of Lender except for losses caused by Lender’s willful misconduct or gross negligence.  Borrower hereby consents to, ratifies, and confirms the exercise by Lender of its rights under this Instrument and appoints Lender as its attorney-in-fact, which appointment shall be deemed to be coupled with an interest and irrevocable, for such purposes.

Section 6.03                      Expenses.  All Costs, expenses, or other amounts paid or incurred by Lender in the exercise of its rights under the Documents, together with interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, shall be (a) part of the Obligations, (b) secured by this Instrument, and (c) allowed and included as part of the Obligations in any foreclosure, decree for sale, power of sale, or other judgment or decree enforcing Lender’s rights under the Documents.

Section 6.04                      Rights Pertaining to Sales.  To the extent permitted under (and in accordance with) any Laws, the following provisions shall, as Lender may determine in its sole discretion, apply to any sales of the Property under Article VI, whether by judicial proceeding, judgment, decree, power of sale, foreclosure or otherwise:  (a) Lender may conduct a single sale of the Property or multiple sales of any part of the Property in separate tracts or in any other manner as Lender deems in its best interests and Borrower waives any right to require otherwise; (b) if Lender elects more than one sale of the Property, Lender may at its option cause the same to be conducted simultaneously or successively, on the same day or on such different days or times and in such order as Lender may deem to be in its best interests, no such sale shall terminate or otherwise affect the lien of this Instrument on any part of the Property not then sold, and Borrower shall pay the costs and expenses of each such sale; (c) any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice or such sale may occur, without further notice, at the time fixed by the last postponement or a new notice of sale may be given; and (d) Lender may acquire the Property and, in lieu of paying cash, may pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender is authorized to deduct under the provisions of the Documents.  After any such sale, Lender shall deliver to the purchaser at such sale a deed conveying the property so sold, but without any covenant or warranty, express or implied.  The recitals in any such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any Person, including Borrower or Lender, may purchase at such sale.

Section 6.05                      Application of Proceeds.  Any proceeds received from any sale or disposition under Article VI or otherwise, together with any other sums held by Lender, shall, except as expressly provided to the contrary, be applied in the order determined by Lender to:  (a) payment of all Costs and expenses of any enforcement action or foreclosure sale, transfer of title by power of sale or otherwise (if applicable), including interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, (b) all taxes, Assessments, and other charges unless the Property was sold subject to these items;  (c) payment of the Obligations in such order as Lender may elect;  (d) payment of any other sums secured or required to be paid by Borrower;  and (e) payment of the surplus, if any, to any person lawfully entitled to receive it.  Borrower and Lender intend and agree that during any period of time between any foreclosure judgment that may be obtained and the actual foreclosure sale that the foreclosure judgment will not extinguish the Documents or any rights contained therein including the obligation of Borrower to pay all Costs and to pay interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

Section 6.06                      Additional Provisions as to Remedies.  No failure, refusal, waiver, or delay by Lender to exercise any rights under the Documents upon any default or Event of Default shall impair Lender’s rights or be construed as a waiver of, or acquiescence to, such or any subsequent default or Event of Default.  No recovery of any judgment by Lender and no levy of an execution upon the Property or any other property of Borrower shall affect the lien and security interest created by this Instrument and such liens, rights, powers, and remedies shall continue unimpaired as before.  Lender may resort to any security given by this Instrument or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Lender may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights, or benefits granted hereunder.  Acceptance of any payment after any Event of Default shall not be deemed a waiver or a cure of such Event of Default and such acceptance shall be deemed an acceptance on account only.  If Lender has started enforcement of any right by foreclosure, sale, entry, or otherwise and such proceeding shall be discontinued, abandoned, or determined adversely for any reason, then Borrower and Lender shall be restored to their former positions and rights under the Documents with respect to the Property, subject to the lien and security interest hereof.

Section 6.07                      Waiver of Rights and Defenses.  To the fullest extent Borrower may do so under Laws, Borrower (a) will not at any time insist on, plead, claim, or take the benefit of any statute or rule of law now or later enacted providing for any appraisement, valuation, stay, extension, moratorium, redemption, or any statute of limitations;  (b) for itself, its successors and assigns, and for any person ever claiming an interest in the Property (other than Lender), waives and releases all rights of redemption, reinstatement, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation, in the event of foreclosure (or extinguishment by transfer of title by power of sale) of the liens and security interests created under the Documents;  (c) shall not be relieved of its obligation to pay the Obligations as required in the Documents nor shall the lien or priority of the Documents be impaired by any agreement renewing, extending, or modifying the time of payment or the provisions of the Documents (including a modification of any interest rate), unless expressly released, discharged, or modified by such agreement.  Regardless of consideration and without any notice to or consent by the holder of any subordinate lien, security interest, encumbrance, right, title, or interest in or to the Property, Lender may (a) release any person liable for payment of the Obligations or any portion thereof or any part of the security held for the Obligations or (b) modify any of the provisions of the Documents without impairing or affecting the Documents or the lien, security interest, or the priority of the modified Documents as security for the Obligations over any such subordinate lien, security interest, encumbrance, right, title, or interest.

ARTICLE VII - SECURITY AGREEMENT

Section 7.01                      Security Agreement.  This Instrument constitutes both a real property mortgage and a “security agreement” within the meaning of the U.C.C.  The Property includes real and personal property and all tangible and intangible rights and interest of Borrower in the Property. Borrower grants to Lender, as security for the Obligations, a security interest in the Personal Property to the fullest extent that the Personal Property may be subject to the U.C.C.  Borrower authorizes Lender to file any financing or continuation statements and amendments thereto relating to the Personal Property without the signature of Borrower if permitted by Laws.

ARTICLE VIII - LIMITATION ON PERSONAL LIABILITY AND INDEMNITIES

Section 8.01                      Limited Recourse Liability.  The provisions of Paragraph 8 and Paragraph 9 of the Note are incorporated into this Instrument as if such provisions were set forth in their entirety in this Instrument.

Section 8.02                      General Indemnity.  Borrower agrees that while Lender has no liability to any person in tort or otherwise as lender and that Lender is not an owner or operator of the Property, Borrower shall, at its sole expense, protect, defend, release, indemnify and hold harmless (“indemnify”) the Indemnified Parties from any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, Loan, or Documents, including Losses;  provided, however, that the foregoing indemnities shall not apply to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties.  The term “Losses” shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses (including, without limitation, unrealized loss of value of the Property), Costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including attorneys’ fees (both in-house staff and retained attorneys) and all other costs of defense.  The term “Indemnified Parties” shall mean (a) Lender, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (e) the heirs, legal representatives, successors and assigns of each of the foregoing.

Section 8.03                      Transaction Taxes Indemnity.  Borrower shall, at its sole expense, indemnify the Indemnified Parties from all Losses imposed upon, incurred by, or asserted against the Indemnified Parties or the Documents relating to Transaction Taxes.

Section 8.04                      ERISA Indemnity.  Borrower shall, at its sole expense, indemnify the Indemnified Parties against all Losses imposed upon, incurred by, or asserted against the Indemnified Parties (a) as a result of a Violation, (b) in the investigation, defense, and settlement of a Violation, (c) as a result of a breach of the representations in Section 3.11 or default thereunder, (d) in correcting any prohibited transaction or the sale of a prohibited loan, and (e) in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion.

Section 8.05                      Environmental and ERISA Indemnity.  Borrower and other persons, if any, have executed and delivered the Environmental and ERISA Indemnity Agreement dated the date hereof to Lender (“Environmental Indemnity”).

Section 8.06                      Duty to Defend, Costs and Expenses.  Upon request, whether Borrower’s obligation to indemnify Lender arises under Article VIII or in the Documents, Borrower shall defend the Indemnified Parties (in Borrower’s or the Indemnified Parties’ names) by attorneys and other professionals reasonably approved by the Indemnified Parties.  Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings.  Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse and/or indemnify the Indemnified Parties for all Costs imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in this Article VIII and/or the enforcement or preservation of the Indemnified Parties’ rights under the Documents.  Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Obligations, (c) bear interest from the date of demand at the Default Rate, until paid if not paid on demand, and (d) be secured by this Instrument.

Section 8.07                      Recourse Obligation and Survival.  Notwithstanding anything to the contrary in the Documents and in addition to the recourse obligations in the Note, the obligations of Borrower under Sections 8.03, 8.04, 8.05, and 8.06 shall be a full recourse obligation of Borrower, shall not be subject to any limitation on personal liability in the Documents, and shall survive (a) repayment of the Obligations, (b) any termination, satisfaction, transfer of title by power of sale, assignment or foreclosure of this Instrument, (c) the acceptance by Lender (or any nominee) of a deed in lieu of foreclosure, (d) a plan of reorganization filed under the Bankruptcy Code, or (e) the exercise by the Lender of any rights in the Documents.  Borrower’s obligations under Article VIII shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation under any applicable insurance policy.

ARTICLE IX - ADDITIONAL PROVISIONS

Section 9.01                      Usury Savings Clause.  All agreements in the Documents are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid under the Documents for the use, forbearance, or detention of money exceed the highest lawful rate permitted by Laws.  If, at the time of performance, fulfillment of any provision of the Documents shall involve transcending the limit of validity prescribed by Laws, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity.  If Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and (a) shall be canceled automatically or (b) if paid, such excess shall be (i) credited against the principal amount of the Obligations to the extent permitted by Laws or (ii) rebated to Borrower if it cannot be so credited under Laws.  Furthermore, all sums paid or agreed to be paid under the Documents for the use, forbearance, or detention of money shall to the extent permitted by Laws be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

Section 9.02                      Notices.  Any notice, request, demand, consent, approval, direction, agreement, or other communication (any “notice”) required or permitted under the Documents shall be in writing and shall be validly given if sent by a nationally-recognized courier that obtains receipts, delivered personally by a courier that obtains receipts, or mailed by United States certified mail (with return receipt requested and postage prepaid) addressed to the applicable person as follows:

If to Borrower: Mack-Cali F Properties, L.P. c/o Mack-Cali Realty Corporation 343 Thornall Street Edison, New Jersey 08837 Attention: Mitchell E. Hersh
And To: Mack-Cali F Properties, L.P. c/o Mack-Cali Realty Corporation 343 Thornall Street Edison, New Jersey 08837 Attention: Barry Lefkowitz	With a copy of notices sent to Borrower to: General Counsel Mack-Cali Realty Corporation 343 Thornall St. Edison, New Jersey 08837 Attention: Roger W. Thomas
If to Lender:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and VPCM, LLC
c/o Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas   75201
Attention:  Asset Management Department;  Reference Loan No. 706 108 240 and 706 108 270

With a copy of notices sent to Lender to:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
c/o Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas   75201
Attention:  Legal Department;  Reference Loan No. 706 108 240 and 706 108 270

Each notice shall be effective upon being so sent, delivered, or mailed, but the time period for response or action shall run from the date of receipt as shown on the delivery receipt.  Refusal to accept delivery or the inability to deliver because of a changed address for which no notice was given shall be deemed receipt.  Any party may periodically change its address for notice and specify up to two (2) additional addresses for copies by giving the other party at least ten (10) days’ prior notice.

Section 9.03                      Sole Discretion of Lender.  Except as otherwise expressly stated, whenever Lender’s judgment, consent, or approval is required or Lender shall have an option or election under the Documents, such judgment, the decision as to whether or not to consent to or approve the same, or the exercise of such option or election shall be in the sole and absolute discretion of Lender.

Section 9.04                      Applicable Law and Submission to Jurisdiction.  The Documents shall be governed by and construed in accordance with the laws of the Property State and the applicable laws of the United States of America.  Without limiting Lender’s right to bring any action or proceeding against Borrower or the Property relating to the Obligations (an “Action”) in the courts of other jurisdictions, Borrower irrevocably (a) submits to the jurisdiction of any state or federal court in the Property State, (b) agrees that any Action may be heard and determined in such court, and (c) waives, to the fullest extent permitted by Laws, the defense of an inconvenient forum to the maintenance of any Action in such jurisdiction.

Section 9.05                      Construction of Provisions.  The following rules of construction shall apply for all purposes of this Instrument unless the context otherwise requires:  (a) all references to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Instrument and such Exhibits are incorporated into this Instrument as if fully set forth in the body of this Instrument;  (b) all Article, Section, and Exhibit captions are used for convenience and reference only and in no way define, limit, or in any way affect this Instrument;  (c) words of masculine, feminine, or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa;  (d) no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of. this Instrument;  (e) all obligations of Borrower hereunder shall be performed and satisfied by or on behalf of Borrower at Borrower’s sole expense;  (f) the terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to”;  (g) the terms “Property”, “Land”, “Improvements”, and “Personal Property” shall be construed as if followed by the phrase “or any part thereof”;  (h) the term “Obligations” shall be construed as if followed by the phrase “or any other sums secured hereby, or any part thereof”;  (i) the term “person” shall include natural persons, firms, partnerships, limited liability companies, trusts, corporations, governmental authorities or agencies, and any other public or private legal entities;  (j) the term “provisions,” when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase “terms, covenants, agreements, requirements, and/or conditions”;  (k) the term “lease” shall mean “tenancy, subtenancy, lease, sublease, or rental agreement,” the term “lessor” shall mean “landlord, sublandlord, lessor, and sublessor,” and the term “Tenants” or “lessee” shall mean “tenant, subtenant, lessee, and sublessee”;  (l) the term “owned” shall mean “now owned or later acquired”;  (m) the terms “any” and “all” shall mean “any or all”;  and (n) the term “on demand” or “upon demand” shall mean “within five (5) business days after written notice”.

Section 9.06                      Transfer of Loan.

(a)           Lender may, at any time, (i) sell, transfer or assign the Documents and any servicing rights with respect thereto or (ii) grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (collectively, the “Securities”).  Lender may forward to any purchaser, transferee, assignee, servicer, participant, or investor in such Securities (collectively, “Investors”), to any Rating Agency (defined below) rating such Securities and to any prospective Investor, all documents and information which Lender now has or may later acquire relating to the Obligations, Borrower, any guarantor, any indemnitor(s), the Leases and the Property, whether furnished by Borrower, any guarantor, any indemnitor(s) or otherwise, as Lender determines advisable, provided that such parties shall be subject to any Confidentiality Agreement then in effect between Lender and Borrower or Guarantor with respect to this Loan, if any.  Borrower, any guarantor and any indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section including the delivery of an estoppel certificate in accordance with Section 3.16 and such other documents as may be reasonably requested by Lender.  Borrower shall also furnish consent of any borrower, any guarantor and any indemnitor in order to permit Lender to furnish such Investors or such prospective Investors or such Rating Agency with any and all information concerning the Property, the Leases, the financial condition of Borrower, any guarantor and any indemnitor, as may be reasonably requested by Lender, any Investor, any prospective Investor or any Rating Agency and which may be complied with without undue expense, provided that such parties shall be subject to any Confidentiality Agreement that is entered into by Lender with any such borrower, guarantor or indemnitor that is specific to this Loan.  “Rating Agency” shall mean any one or more credit rating agencies approved by Lender.

(b)           Borrower agrees that upon any assignment or transfer of the Documents by Lender to any third party, Lender shall have no obligations or liabilities under the Documents, such third party shall be substituted as the lender under the Documents for all purposes and Borrower shall look solely to such third party for the performance of any obligations under the Documents or with respect to the Loan.

Section 9.07                      Miscellaneous.  If any provision of the Documents shall be held to be invalid, illegal, or unenforceable in any respect, this shall not affect any other provisions of the Documents and such provision shall be limited and construed as if it were not in the Documents.  If title to the Property becomes vested in any person other than Borrower, Lender may, without notice to Borrower, deal with such person regarding the Documents or the Obligations in the same manner as with Borrower without in any way vitiating or discharging Borrower’s liability under the Documents or being deemed to have consented to the vesting.  If both the lessor’s and lessee’s interest under any Lease ever becomes vested in any one person, this Instrument and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and Lender shall continue to have and enjoy all its rights and privileges as to each separate estate.  Upon foreclosure (or transfer of title by power of sale) of this Instrument, none of the Leases shall be destroyed or terminated as a result of such foreclosure (or sale), by application of the doctrine of merger or as a matter of law, unless Lender takes all actions required by law to terminate the Leases as a result of foreclosure (or sale).  All of Borrower’s covenants and agreements under the Documents shall run with the land and time is of the essence.  Borrower appoints Lender as its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the execution, acknowledgment, delivery, filing or recording for and in the name of Borrower of any of the documents listed in Sections 3.04, 3.19, 4.01 and 6.02.  The Documents cannot be amended, terminated, or discharged except in a writing signed by the party against whom enforcement is sought.  No waiver, release, or other forbearance by Lender will be effective unless it is in a writing signed by Lender and then only to the extent expressly stated.  The provisions of the Documents shall be binding upon Borrower and its heirs, devisees, representatives, successors, and assigns including successors in interest to the Property and inure to the benefit of Lender and its heirs, successors, substitutes, and assigns.  Where two or more persons have executed the Documents, the obligations of such persons shall be joint and several, except to the extent the context clearly indicates otherwise.  The Documents may be executed in any number of counterparts with the same effect as if all parties had executed the same document.  All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any Document which is not of public record, and, in the case of any mutilation, upon surrender and cancellation of the Document, Borrower will issue, in lieu thereof, a replacement Document, dated the date of the lost, stolen, destroyed or mutilated Document containing the same provisions.  Any reviews, inspections, reports, approvals or similar items conducted, made or produced by or on behalf of Lender with respect to Borrower, the Property or the Loan are for loan underwriting and servicing purposes only, and shall not constitute an acknowledgment, representation or warranty of the accuracy thereof, or an assumption of liability with respect to Borrower, Borrower’s contractors, architects, engineers, employees, agents or invitees, present or future tenants, occupants or owners of the Property, or any other party.

Section 9.08                      Entire Agreement.  Except as provided in Section 3.17, (a) the Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the Loan and supersede all prior written or oral understandings and agreements with respect to the Loan including the Loan application and Loan commitment and (b) Borrower is not relying on any representations or warranties of Lender except as expressly set forth in the Documents.

SECTION 9.09                                WAIVER OF TRIAL BY JURY.  EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

ARTICLE X - LOCAL LAW PROVISIONS

Section 10.01                                Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article X and any other terms of this Instrument the terms and conditions of this Article X shall control and be binding.

Section 10.02                                Environmental Law.  The following is hereby added to Section 3.12(a) immediately after the words “within the meaning of any Environmental Law”:

“including, without limitation, any substance that is a “hazardous substance” or “hazardous waste” under the New Jersey Spill Compensation and Control Act, the New Jersey Industrial Site Recovery Act or the New Jersey Solid Waste Management Act of N.J.A.C. 7:26C-1.3.”

Section 10.03                                Representations and Warranties.  The following is hereby added as Section 3.12(d):

(d)           “New Jersey Spill Act and ISRA.  Without limitation of the provisions of Section 3.12, Borrower hereby makes the following additional representations, warranties and covenants:

A.           Representations and Warranties.

(i)           To the best of Borrower's knowledge, after due inquiry and investigation, consisting of the Environmental Report, except as disclosed in the Environmental Report, the Property has not been used to refine, produce, store, handle, transfer, process, transport, generate, manufacture, treat or dispose of “Hazardous Substances”, as such term is defined in N.J.S.A. 58:10-23.11b(k) (and references to the term Hazardous Substance in this Subsection (d)(A)(i) shall have the meanings set forth therein), in violation of Environmental Laws and Borrower has not in the past, nor does Borrower intend in the future, to use such real property (including the Property) for the purpose of refining, producing, storing, handling, transferring, processing, transporting, generating, manufacturing, treating or disposing of any such Hazardous Substances in violation of Environmental Laws.  In addition, none of the other real property owned and/or occupied by Borrower and located in the State of New Jersey has been so used as described in the preceding sentence in any manner that could have a Material Adverse Effect on Borrower, or, to the extent that any such property is so used, such use is conducted by Borrower in material good faith compliance with all Environmental Laws;  as used in this Section 3.12(d), the term “Material Adverse Effect” means, with respect to any Person, a material adverse effect on the ability of Borrower to perform its obligations hereunder.  Notwithstanding anything herein to the contrary, customary quantities of any routine office, cleaning, janitorial supplies, maintenance and other materials and supplies used stored or handled in the ordinary course of Borrower's business or the business of its Tenants shall not be deemed a Hazardous Substance or Hazardous Waste for purposes of this subsection 3.12(d)(A)(i), subsection 3.12(d)(A)(v) or subsection 3.12(d)(A)(vi).

(ii)           Except as disclosed in the Environmental Report, the Property has not, to the best of Borrower's knowledge, after due inquiry and investigation, consisting of the Environmental Report, been used as, or is now being used as, a “Major Facility” as defined in N.J.S.A. 58:10-23.11b(l).  None of the other real property owned and/or occupied by Borrower and located in the State of New Jersey (including the Property) has, to the best of Borrower's knowledge, been used as, or is now being used as, a “Major Facility” as defined in N.J.S.A. 58:10-23.11b(l) in any manner that could have a Material Adverse Effect on Borrower, and, to the extent that any such property is a “Major Facility”, such use is conducted by Borrower in material good faith compliance with all Environmental Laws.

(iii)           To the best of Borrower's knowledge, after due inquiry and investigation, no lien has been attached to the Property or any revenues or any real or personal property owned by Borrower and located in the State of New Jersey (including the Property) as a result of the chief executive of the New Jersey Spill Compensation Fund expending monies from such fund to pay for “Damages”, as such term is defined in N.J.S.A. 58:10-23.11(g) and/or “Cleanup and Removal Costs”, as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional action or omission of Borrower or any previous or present owner, operator or Tenant of the Property, resulting in the Release of Hazardous Substances into the waters of the State of New Jersey or onto the lands of the State of New Jersey, or into waters outside the jurisdiction of the State of New Jersey when damage may result to the lands, waters, fish, shellfish, wildlife, biota, air and other natural resources owned, managed, held in trust or otherwise controlled by and within the jurisdiction of the State of New Jersey;  as to the foregoing relating to assets of Borrower other than the Property, such representation is hereby modified to be applicable only in any manner or to any extent that could have a Material Adverse Effect on Borrower.

(iv)           Except as disclosed in the Environmental Report, Borrower has not received a summons, citation, directive, letter or other communication, written or oral from the New Jersey Department of Environmental Protection concerning any intentional or unintentional action or omission on Borrower's part resulting in the Release of Hazardous Substances into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air and other natural resources owned, managed, held in trust or otherwise controlled by and within the jurisdiction of the State of New Jersey with respect to the Property, and, with respect to the other real property owned and/or occupied by Borrower and located in the State of New Jersey Borrower has not received the items described above in any manner or to any extent that could have a Material Adverse Effect on Borrower.

(v)           To the best of Borrower's knowledge, after due inquiry and investigation, consisting of the Environmental Report, except as disclosed in the Environmental Report, the Property has not been used to generate, manufacture, refine, transport, treat, store, handle, dispose of, produce, transfer, or process “Hazardous Substances” or “Hazardous Wastes”, as such terms are defined in N.J.A.C. 7:26C-1.3 in violation of Environmental Laws, and Borrower does not intend to use any of its real property (including the Property) for such purposes.  In addition, none of the other real property owned and/or occupied by Borrower and located in the State of New Jersey has been so used as described in the preceding sentence in any manner that could have a Material Adverse Effect on Borrower;  to the extent that any such property is so used to generate, manufacture, refine, transport, treat, store, handle, dispose of, produce, transfer, or process “Hazardous Substances” or “Hazardous Wastes” as aforesaid, such use is conducted by Borrower in material good faith compliance with all Environmental Laws.

(vi)           Except as otherwise disclosed in the Environmental Report, if and to the extent required by applicable law, Borrower has conducted an on-site inspection of the Property, including a geohydrological survey of soil and sub-surface conditions as well as other tests, to determine the presence of “Hazardous Substances” or “Hazardous Wastes”, as such terms are defined in N.J.A.C. 7:26C-1.3, and except as disclosed in the Environmental Report, Borrower has not found evidence of the presence of any such “Hazardous Substances” or “Hazardous Wastes” on or in the Property in violation of Environmental Laws.

(vii)           Except as disclosed in the Environmental Report, Borrower is not required to comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) with respect to the Property.

B.           Covenants.  As to the following covenants, should there be any claim of violation hereof by Lender on account of properties of Borrower other than the Property, Lender agrees that there shall be no Event of Default hereunder so long as Borrower, at no expense to Lender, diligently contests in all reasonable respects any enforcement action with respect to the following items as permitted by law, and provided that Borrower demonstrates to Lender's reasonable satisfaction that any adverse determination shall not have a Material Adverse Effect on Borrower:

(i)           Borrower shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, a Release of a Hazardous Substance into waters of the State of New Jersey, or into waters outside the jurisdiction of the State of New Jersey when damage may result to the lands, waters, fish, shellfish, wildlife, biota, air and other natural resources owned, managed, held in trust or otherwise controlled by and within the jurisdiction of the State of New Jersey, unless such Release is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities.

(ii)           The Property will not be used as a Major Facility after completion of any construction, renovation, restoration and other developmental work that Borrower may undertake thereon.  If Borrower shall own or operate any real property located in the State of New Jersey that is used as a Major Facility, Borrower shall duly file or cause to be duly filed with the Director of the Division of Taxation in the New Jersey Department of the Treasury, a tax report or return and shall pay or make provision for the payment of all taxes due therewith, all in accordance with and pursuant to N.J.S.A. 58:10-23.11h.

(iii)           In the event that there shall be filed a lien against the Property by the New Jersey Department of Environmental Protection, pursuant to and in accordance with the provision of N.J.S.A. 58:10-23.11f(f), as a result of the chief executive of the New Jersey Spill Compensation Fund having expended monies from such fund to pay for Damages and/or Cleanup and Removal Costs arising from an intentional or unintentional action or omission of Borrower resulting in the Release of Hazardous Substances into the waters of the State of New Jersey or onto lands from which it might flow or drain into such waters, then Borrower shall, within thirty (30) days from the date that Borrower is given notice that the lien has been placed against the Property, or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Property to be sold pursuant to the lien, either (A) pay the claim and remove the lien from the Property, or (B) furnish (1) a bond satisfactory to Lender in the amount of the claim out of which the lien arises, (2) a cash deposit in the amount of the claim out of which the lien arises, or (3) other security satisfactory to Lender in an amount sufficient to discharge the claim out of which the lien arises.

(iv)           Should Borrower cause or permit any intentional or unintentional action or omission resulting in the Release of Hazardous Substances into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air or other natural resources owned, managed or held in trust or otherwise controlled by and within the jurisdiction of the State of New Jersey, without having obtained a permit issued by the appropriate governmental authorities, Borrower shall promptly clean up such Release in accordance with the provisions of the New Jersey Spill Compensation and Control Act and all other applicable laws.

(v)           To the extent Borrower is required, as owner of the Property, to comply with ISRA at any time, Borrower shall comply fully with ISRA.  To the extent that a landlord is required to comply with ISRA by reason of “closure of operations” of a tenant, Borrower shall comply fully with ISRA upon the closure of operations by any tenant at the Property.”

Section 10.04                                Copy of Mortgage.  Borrower represents and warrants that it has received a true copy of this Instrument without charge.

Section 10.05                                Loan Subject to Modification.  This Instrument is subject to “modification” as such term is defined in N.J.S.A. 46:9-8.1 et seq. and shall be subject to the priority provisions thereof.

IN WITNESS WHEREOF, the undersigned have executed this Instrument as of the day first set forth above.

BORROWER:

MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership, formerly known as Mack F Properties, A New Jersey Limited Partnership

By:MACK-CALI SUB I INC., a Delaware corporation, General Partner

By:  ___________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

ACKNOWLEDGMENT

STATE OF NEW JERSEY

COUNTY OF BERGEN

I CERTIFY that on January __, 2010, Barry Lefkowitz personally came before me and this person acknowledged under oath to my satisfaction, that:

           (a)           this person signed and delivered the attached document as Executive Vice President and Chief Financial Officer of MACK-CALI SUB I INC., a Delaware corporation, the corporation named in this document;

(b)           this document was signed, and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors, as General Partner of MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership, formerly known as Mack F Properties, A New Jersey Limited Partnership, on behalf of said limited partnership.

__________________________________ Notary Public My Commission Expires: ________________________ (NOTARY SEAL)

Exhibit A

LEGAL DESCRIPTION OF LAND

ALL that certain lot, parcel or tract of land, situate and lying in the Borough of Paramus, County of Bergen and State of New Jersey being more particularly described as follows:

BEGINNING at a point on the northerly line of East Midland Avenue (16.5 feet off centerline) said point being distant westerly the following courses and distances, measured along said northerly line from its intersection with the westerly line of From Road (50.00 foot R.O.W.) and running; thence

1.	along the northerly line of East Midland Avenue (30 feet off centerline) North 85° 52’ 45” West, 421.71 feet to a point of curve; thence
2.	along a curve to the right having a radius of 185.00 feet an arc length of 105.20 feet to a point of tangency; thence
3.	North 53° 17’ 55” West, 46.28 feet; thence
4.	South 37° 40’ 25” West, 13.50 feet to a point in the northerly line of East Midland Avenue (16.50 feet off centerline); thence
5.	North 53° 17’ 55” West, 249.92 feet to the point of BEGINNING; thence
6.	still along said line of East Midland Avenue, North 53° 17’ 55” West, 577.95 feet; thence
7.	North 36° 42’ 05” East, 8.50 feet; thence
8.	North 53° 17’ 55” West, 6.25 feet to a point of curve; thence
9.	along a curve to the right having a radius of 190.00 feet an arc length of 130.08 feet to a point of tangency in the easterly line of New Jersey State Highway Route 17; thence
10.	along said easterly line, North 14° 04’ 18” West, 18.41 feet to a point of curve; thence
11.
still along said easterly line, along a curve to the right having a radius of 3422.87 feet an arc length of 37.57 feet to a monument at the intersection of said easterly line with the southeasterly line of Lot 1, Block 5303, now or formerly Roller Skating Arena, Inc.; thence

12.	along said southeasterly line, and along the southeasterly line of Lots 1 and 2, Block 5303, lands now or formerly of FLW 17 Associates., North 22° 59’ 12” East, 787.61 feet; thence
13.
along the southerly line of Lot 4, Block 5303, lands now or formerly of Paramus Park, Inc., et als, South 88° 15’ 48” East, 293.50 feet; thence along the division line between Lots 6 and 3, as shown on the aforesaid Minor Subdivision Map filed as Map No. 5552, the following four courses and distances

14.	South 37° 40’ 25” West, 460.305 feet; thence
15.	South 52° 19’ 35” East, 345.00 feet; thence
16.	North 37° 40’ 25” East, 30.00 feet; thence
17.	South 52° 19’ 35” East, 366.00 feet to a point in the northwesterly line of Lot 4, Block 5304, lands now or formerly of Midland Ave. Realty, LLC; thence
18.
along said northwesterly line, and along the northwesterly line of Lot 5, Block 5304, lands now or formerly of Midland Ave. Realty, LLC, and the U.S. Postal Service, South 37° 40’ 25” West, 578.00 feet to the point or place of Beginning.

Subject to and together with a Reciprocal Easement Agreement recorded in Deed Book 7066, page 726; and together with and subject to a 50 foot right of way as contained in Deed Book 6890, page 460.

FOR INFORMATIONAL PURPOSES ONLY:  Also known as Lot 6 in Block 5303 on the Borough of Paramus Tax Map.

The above description is drawn in accordance with a survey made by Dresdner Robin, Hanson Engineering Division, dated November 28, 2009.

Exhibit B

DESCRIPTION OF PERSONAL PROPERTY SECURITY

All of Borrower’s right, title and interest in, to and under the following:

1.           All machinery, apparatus, goods, equipment, materials, fittings, fixtures, chattels, and tangible personal property, and all appurtenances and additions thereto and betterments, renewals, substitutions, and replacements thereof, owned by Borrower, wherever situate, and now or hereafter located on, attached to, contained in, or used or usable solely in connection with the real property described in Exhibit A attached hereto and incorporated herein (the “Land”) or used solely or primarily in connection with the Properties (as defined in the Loan Agreement), and all improvements located thereon (the “Improvements”) or placed on any part thereof, though not attached thereto, including all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, electrical, lighting, plumbing, ventilating, air-conditioning, refrigerating, incinerating and/or compacting plants, systems, fixtures and equipment, elevators, hoists, stoves, ranges, vacuum and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, equipment, fittings, and fixtures.

2.           All funds, accounts, deposits, instruments, documents, contract rights, general intangibles, notes, and chattel paper arising from or by virtue of any transaction related to the Land, the Improvements, or any of the personal property described in this Exhibit B.

3.           All permits, licenses, franchises, certificates, and other rights and privileges now held or hereafter acquired by Borrower in connection with the Land, the Improvements, or any of the personal property described in this Exhibit B.

4.           All right, title, and interest of Borrower in and to the name and style by which the Land and/or the Improvements is known, including trademarks and trade names relating thereto, but excluding ownership of the trademarks of Mack-Cali Realty Corporation and excluding ownership of the name “Mack-Cali”, the name “Mack” and the name “Cali”, but including the right to continue the use of the name “Mack-Cali” in the name “Mack-Cali Centre VII” for not more than nine (9) months after completion of a foreclosure of the entire collateral or a deed in lieu thereof, and provided further that in the event that Borrower believes that Lender has breached the foregoing condition, Borrower shall deliver written notice to Lender specifying the nature of such breach and Lender shall thereafter have 60 days in which to cure such alleged breach.

5.           All right, title, and interest of Borrower in, to, and under all plans, specifications, maps, surveys, reports, permits, licenses, architectural, engineering and construction contracts, books of account, insurance policies, and other documents of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale, or operation of the Land and/or the Improvements.

6.           All interests, estates, or other claims or demands, in law and in equity, which Borrower now has or may hereafter acquire in the Land, the Improvements, or the personal property described in this Exhibit B.

7.           All right, title, and interest owned by Borrower in and to all options to purchase or lease the Land, the Improvements, or any other personal property described in this Exhibit B, or any portion thereof or interest therein, and in and to any greater estate in the Land, the Improvements, or any of the personal property described in this Exhibit B.

8.           All of the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance relating thereto, which Borrower now has or may hereafter acquire in the Land, the Improvements, or any of the personal property described in this Exhibit B, or any portion thereof or interest therein, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of such property, including without limitation, any award resulting from a change of any streets (whether as to grade, access, or otherwise) and any award for severance damages.

9.           All right, title, and interest of Borrower in and to all contracts, permits, certificates, licenses, approvals, utility deposits, utility capacity, and utility rights issued, granted, agreed upon, or otherwise provided by any governmental or private authority, person or entity relating to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements, including all of Borrower’s rights and privileges hereto or hereafter otherwise arising in connection with or pertaining to the Land and/or the Improvements, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements.

AND ALL PROCEEDS AND PRODUCTS OF THE FOREGOING PERSONAL PROPERTY DESCRIBED IN THIS EXHIBIT B.

A PORTION OF THE ABOVE DESCRIBED GOODS ARE OR ARE TO BE AFFIXED TO THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

BORROWER IS THE RECORD TITLE HOLDER AND OWNER OF THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

ALL TERMS USED IN THIS EXHIBIT B (AND NOT OTHERWISE DEFINED IN THIS EXHIBIT B) SHALL HAVE THE MEANING, IF ANY, ASCRIBED TO SUCH TERM UNDER THE UNIFORM COMMERCIAL CODE AS ADOPTED AND IN FORCE IN THE JURISDICTION IN WHICH THIS FINANCING STATEMENT HAS BEEN FILED/ RECORDED (THE “U.C.C.”).

WITH RESPECT TO ANY FINANCING STATEMENT TO WHICH THIS EXHIBIT B IS ATTACHED, THE TERM “BORROWER” SHALL MEAN “DEBTOR” AS SUCH TERM IS DEFINED IN THE CODE.

Exhibit C

PERMITTED ENCUMBRANCES

Those items set forth in Schedule B, Section 2, of that certain Commitment for Title Insurance issued by First American Title Insurance Company, Commitment No. TS-19605F-FA, as endorsed and marked (or issued as a “pro forma” policy) in connection with the making of the Loan evidenced by the Note and the recording of this Instrument.

Exhibit D

LIST OF MAJOR TENANTS

I.	Any Tenant whose premises are larger than 50,000 rentable square feet; and

II.	The following Tenants, their successors, assigns and replacements: New Cingular Wireless PCS, LLC.

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309-3424 Attn: Albert E. Bender, Jr.	Loan No. 706 108 240 and 706 108 270
PREPARED BY: ________________________ Albert E. Bender, Jr.

AMENDED AND RESTATED ASSIGNMENT OF LEASES AND RENTS

This Amended and Restated Assignment of Leases and Rents (this “Assignment”) is made as of January 15, 2010, by MACK-CALI F PROPERTIES, L.P., a New Jersey limited partnership, formerly known as Mack F Properties, A New Jersey Limited Partnership, on behalf of said limited partnership, having its principal place of business at c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey  08837 (“Borrower”), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential”), and VPCM, LLC, a Virginia limited liability company (“VPCM”), having an office at c/o Prudential Asset Resources, Inc., 2100 Ross Avenue, Suite 2500, Dallas, Texas  75201, Attention:  Asset Management Department;  Reference Loan No. 706 108 240 and 706 108 270 (collectively, “Lender”).

RECITALS:

A.           Borrower is the sole owner and holder of (a) the premises described in Exhibit A attached hereto and incorporated herein (“Property”) and (b) the landlord’s interest under the Leases, including, without limitation, the leases described in Exhibit B attached hereto and incorporated herein (“Specific Leases”);

B.           Lender has made a loan to Borrower in the principal sum of Thirteen Million and No/100 Dollars ($13,000,000.00) (“Loan”) evidenced by that certain Amended, Restated and Consolidated Promissory Note in favor of Prudential in the original principal amount of Six Million Nine Hundred Thirty Three Thousand Three Hundred Thirty Three and 34/100 Dollars ($6,933,333.34) and that certain Amended, Restated and Consolidated Promissory Note in favor of VPCM in the original principal amount of Six Million Sixty Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($6,066,666.66) (collectively, the “Note”) dated as of the date of this Assignment and secured by that certain Amended, Restated and Consolidated Mortgage and Security Agreement (“Instrument”) dated as of the date of this Assignment (capitalized terms used without definition shall have the meanings ascribed to them in the Instrument) and the Documents; and

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN INTEREST RATES, EXTENSIONS OF TIME FOR PAYMENT AND OTHER "MODIFICATIONS," AS DEFINED IN N.J. LAWS 1985, CH. 353, IN TERMS OF SUCH OBLIGATIONS.  UPON ANY SUCH MODIFICATION, THIS INSTRUMENT SHALL HAVE THE BENEFIT OF THE LIEN PRIORITY PROVISIONS OF THAT LAW.

C.           Lender and Borrower and affiliates of Borrower have entered into that certain Amended and Restated Master Loan Agreement of even date herewith (the “Loan Agreement”) relating to seven (7) cross-collateralized and cross-defaulted loans in the aggregate principal amount of $150,000,000.00, including the Loan evidenced by the Note, which other loans (other than the Loan evidenced by the Note) are guaranteed by Borrower pursuant to that certain Irrevocable Cross-Collateral Guaranty of Payment and Performance of even date herewith made by Borrower in favor of Lender (the “Cross-Collateral Guaranty”); and

D.           Lender was willing to make the Loan to Borrower only if Borrower assigned the Leases and Rents to Lender in the manner provided below to secure payment of the Obligations.

IN CONSIDERATION of the principal sum of the Note and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

1.           Assignment.  Borrower irrevocably, absolutely and unconditionally assigns, transfers, and sets over to Lender, its successors and assigns, all of the right, title, interest, and estate that Borrower may now or later have in, to and under (a) the Leases (which term shall also include the Specific Leases and all guaranties thereof) now or hereafter entered into;  (b) the Rents;  (c) all proceeds from the cancellation, surrender, sale or other disposition of the Leases, including, but not limited to, any Termination Fee (as defined in the Note);  (d) the right to collect and receive all the Rents;  and (e) the right to enforce and exercise, whether at law or in equity or by any other means, all terms and conditions of the Leases (“Lease Provisions”).  This Assignment is intended by Borrower and Lender to constitute a present, absolute assignment and not a collateral assignment for additional security only.  Upon full payment and satisfaction of the Obligations and written request by Borrower, Lender shall transfer, set over, and assign to Borrower all right, title, and interest of Lender in, to, and under the Leases and the Rents.

2.           Borrower’s License.  Until an Event of Default occurs, Borrower shall have a revocable license (“License”) from Lender to exercise all rights extended to the landlord under the Leases.  Borrower shall hold the Rents, or an amount sufficient to discharge all current sums due on the Obligations, in trust for the payment of the Obligations and, prior to the occurrence of an Event of Default, Borrower may use, distribute and enjoy all Rents remaining thereafter.  Upon an Event of Default, whether or not legal proceedings have commenced and without regard to waste, adequacy of security for the Obligations or the solvency of Borrower, the License shall automatically terminate without notice by Lender (any such notice being expressly waived by Borrower).  Upon such termination, Borrower shall deliver to Lender within seven (7) days after written notice from Lender (a) all Rents (including prepaid Rents) held or collected by Borrower from and after the date of the Event of Default, (b) all security or other deposits paid pursuant to the Leases, and (c) all previously paid charges for services, facilities or escalations to the extent allocable to any period after the Event of Default.  Borrower agrees and stipulates that upon execution of this Assignment, Borrower’s only interest in the Leases or Rents is as a licensee revocable upon an Event of Default.

3.           Lender as Creditor of Tenant.  Upon execution of this Assignment, Lender, and not Borrower, shall be the creditor of any Tenant in respect of assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting any such Tenant;  provided, however, that Borrower shall be the party obligated to make timely filings of claims in such proceedings or to otherwise pursue creditor’s rights therein.  Notwithstanding the foregoing, Lender shall have the right, but not the obligation, to file such claims instead of Borrower and, in such event, so long as there is then no Event of Default (or event which with the passage of time or the giving of notice or both would be an Event of Default), Lender shall advise Borrower of such filing promptly after making such filing, and if Lender does file a claim, Borrower agrees that Lender (a) is entitled to all distributions on such claim to the exclusion of Borrower and (b) has the exclusive right to vote such claim and otherwise to participate in the administration of the estate in connection with such claim.  Lender shall have the option to apply any monies received by it as such creditor to the Obligations in the order set forth in the Documents, provided, however, that so long as there is then no Event of Default, or event which with the passage of time or the giving of notice or both would be an Event of Default, then such monies shall be held by Lender (or an escrow agent selected by Lender) to be disbursed for the payment of Lender approved (or deemed approved) (1) tenant improvements and/or (2) market leasing commissions as the space is re-let.  If a petition is filed under the Bankruptcy Code by or against Borrower, and Borrower, as landlord under any Lease, decides to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender at least ten (10) days’ prior written notice of the date when Borrower shall apply to the bankruptcy court for authority to reject the Lease.  Lender may, but shall not be obligated to, send Borrower within such ten-day period a written notice stating that (a) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (b) Lender covenants to cure or provide adequate assurance of future performance under the Lease.  If Lender sends such notice, Borrower shall not reject the Lease provided Lender complies with clause (b) of the preceding sentence.

4.           Notice to Tenant of an Event of Default.  Upon the occurrence of an Event of Default and written demand sent by Lender to any of the Tenants (in each case, a “Rent Direction Letter”), Borrower hereby irrevocably authorizes each Tenant to (a) pay all Rents to Lender and (b) rely upon any such Rent Direction Letter from Lender without any obligation to inquire as to the actual existence of the Event of Default, notwithstanding any claim of Borrower to the contrary.  Borrower shall have no claim against any Tenant for any Rents paid by Tenant to Lender pursuant to any Rent Direction Letter.

5.           Indemnification of Lender.  Borrower hereby agrees to indemnify and hold Lender harmless from any and all Losses that Lender may incur under the Leases or by reason of this Assignment, except for Losses incurred as a direct result of Lender’s willful misconduct or gross negligence.  Nothing in this Assignment shall be construed to bind Lender to the performance of any of the terms of the Leases or to otherwise impose any liability on Lender including, without limitation, any liability under covenants of quiet enjoyment in the Leases in the event that any Tenant shall have been joined as party defendant in any action to foreclose the Instrument and shall have been barred thereby of all right, title, interest, and equity of redemption in the premises.  This Assignment imposes no liability upon Lender for the operation and maintenance of the Property or for carrying out the terms of any Lease before Lender has entered and taken actual possession and complete control of all operations of the Property.  Any Losses incurred by Lender, by reason of actual entry and taking possession under any Lease or this Assignment or in the defense of any claims shall, at Lender’s request, be reimbursed by Borrower.  Such reimbursement shall include interest at the Default Rate from the date of demand by Lender and any and all Costs incurred by Lender.  Lender may, upon entry and taking of possession, collect the Rents and apply them to reimbursement for any such items.

6.           Representations and Warranties.  Borrower represents and warrants that (a) Borrower is the absolute owner of the lessor’s or landlord’s interest in the Leases, (b) Borrower has the right, power and authority to assign, transfer, and set over all of its right, title and interest in, to and under the Leases and Rents and no other person (other than the respective Tenants) has any right, title or interest therein, (c) except as disclosed to Lender in writing, the Leases are valid and in full force and effect and have not been modified, amended or terminated, nor have any of the terms and conditions of the Leases been waived, except as expressly stated in the Leases, (d) there are no outstanding assignments or pledges of the Leases or Rents, (e) except as disclosed to Lender in writing, there are no outstanding leasing commissions due under the Leases for the initial term or for any extensions, renewals or expansions, (f) except as disclosed to Lender in writing, there are no existing defaults or any state of facts which, with the giving of notice and/or passage of time, would constitute a default under the Leases by any party thereto, (g) no Tenant has any defense, set-off or counterclaim against Borrower, (h) each Tenant is in possession of its leased premises and paying Rent and other charges as provided in its Lease, (i) no Rents have been or will later be anticipated, discounted, released, waived, compromised or otherwise discharged, except as may be expressly permitted by the Lease, (j) except as specified in the Leases and shown on the rent roll delivered to Lender in connection with the funding of the Loan (the “Rent Roll”), there are no (i) unextinguished rent concessions, abatements or other inducements relating to the Leases, (ii) options or other rights to acquire any interest in the Property in favor of any Tenant, or (iii) options or other rights (whether in the form of expansion rights, purchase rights, rights of first refusal to lease or purchase, or otherwise) relating to property which is not part of the Property and/or would require Borrower and/or Lender to possess or control any property (other than the Property) to honor such rights, and (k) the Rent Roll discloses all currently existing Leases and is true, complete and accurate in all respects.

7.           Leasing Restrictions.

           (a)           With respect to any Lease with a Major Tenant (a “Major Tenant Lease”), Borrower shall not, without first obtaining Lender’s prior written consent:

(1)	amend or modify any Major Tenant Lease;

(2)
extend or renew (except in accordance with mandatory actions by the lessor under the existing Major Tenant Lease provisions, if any, including the exercise by either Prentice Hall or New Cingular Wireless of the renewal options set for in their respective leases that require mandatory actions by the lessor) any Major Tenant Lease;

(3)	terminate or accept the surrender of any Major Tenant Lease;

(4)	enter into any new Major Tenant Lease; or

(5)           accept any (i) prepayment of rent more than one (1) month in advance, (ii) termination fee, or (iii) similar payment.

           (b)           With respect to any Lease that is not a Major Tenant Lease, Borrower may:

(1)
enter into a new Lease on Borrower's standard form lease as approved by Lender (if such new Lease does not give the tenant any rights, whether in the form of expansion rights, rights of first refusal to lease or purchase, or otherwise, relating to property which is not part of the Property and/or would require Borrower and/or Lender to possess or control any property other than the Property to honor such rights and/or would grant such tenant any purchase rights with respect to any portion of the Property);

(2)	terminate any Lease which is in default; or

(3)
amend any Lease (if such amendment does not give the tenant any rights, whether in the form of expansion rights, rights of first refusal to lease or purchase, or otherwise, relating to property which is not part of the Property and/or would require Borrower and/or Lender to possess or control any property other than the Property to honor such rights and/or would grant such tenant any purchase rights with respect to any portion of the Property);

provided, however, that all decisions made by and all actions taken by Borrower pursuant to Subsection 7(b)(1), (2) and (3) above:

(x)	must represent prudent business practices for the benefit of the Property;

(y)	must be on market terms and rents (based on the type, quality and location of the Property); and

(z)	must be bona fide, binding contracts, duly authorized and executed with third-party tenants unrelated to Borrower, any Recourse Party or any of their affiliates.

Without the prior written consent of Lender, all free rent and similar concessions shall be given only at the beginning of the term of the Lease, there shall be no step down or other decrease in base rent payable over the term of the applicable Lease, there shall be no increase in the landlord’s obligations to pay operating expenses, taxes or insurance or change in the base year, and there shall be no economic obligations on the landlord under a Lease beyond maintaining the Property.  Without the prior written consent of Lender, any allowance for tenant improvements shall only be given at the beginning of the term of the Lease.  Notwithstanding the foregoing, if, and only to the extent that, market terms and rents (based on the type, quality and location of the Property) for a Lease include any of the foregoing concessions that are set forth in the preceding two sentences, then, provided that at the time of entry into such Lease (and after giving effect to such Lease), the Debt Service Coverage, calculated with respect to all of Properties secured by the Loan referenced in the Loan Agreement shall be equal to or greater than 1.50 to 1.00 and provided that Borrower provides written notice to Lender advising Lender of the deviation from the foregoing standard (such notice to be delivered within a reasonable period after execution of such Lease, but no later than the next succeeding required delivery of a rent roll under the Documents), then, with respect to Leases to parties other than Major Tenants, Borrower may incorporate such market terms into such Leases.

           (c)           Upon Lender's request and at Borrower’s expense, Borrower shall (a) promptly deliver to Lender copies of all notices of default Borrower has sent to any Tenant, (b) enforce the Leases and all remedies available to Borrower upon any Tenant's default, (c) deliver to Lender copies of all papers served in connection with any such enforcement proceedings, and (d) consult with Lender, its agents and attorneys with respect to the conduct thereof.  Borrower shall not enter into any settlement of any such proceeding without Lender's prior written consent.

(d)           Each request by Borrower for approval of any Lease, or any modification or amendment of any Lease, shall be made by written notice to Lender in such fashion as Lender may require to ensure prompt attention to such request and shall include:

(w)	a copy of the applicable Lease or Lease amendment and all related documents such as (but not limited to) work letters, floor layouts and lease guaranties;

(x)	a lease summary in the form then used by Borrower's management agent, setting forth the basic terms of such Lease;

(y)	a marked copy of the Lease or Lease amendment highlighting all changes from the standard form lease for the Property (if applicable, if the lease is on the Borrower's form); and

(z)
three (3) years of historical operating statements (except that if and to the extent that such tenant has less than 3 years of operations, such requirement shall be limited to the years of such operations) and the most recent balance sheet of the proposed tenant and any guarantor;

and such other information regarding the Lessee and any guarantor thereunder and its operations as Lender shall reasonably require (such notice and all such documentation with respect to any proposed Lease or Lease amendment being referred to collectively as a “Lease Approval Request”).  Failure of Lender to have either approved or disapproved any proposed Lease, or any proposed modification or amendment of any Lease, within ten (10) business days after Lender shall have received the complete applicable Lease Approval Request therefor shall be deemed an approval by Lender of such Lease or Lease amendment (but no such deemed approval shall obligate Lender to execute any non-disturbance agreement).  In addition, any Lease Approval Request must, to be entitled to deemed approval by Lender in accordance with the preceding sentence, be delivered not only in accordance with the notice requirements of the Instrument, but must include a cover sheet on top of the documents therein delivered which shall state in all capital letters and 15 point bold font, the following:

           Lease Approval Request under Loan No. 706 108 240 and 706 108 270;
response due within ten (10) business days.

8.           Covenants.  Borrower shall not, except with the prior written consent of Lender in each instance, (a) sell, assign, pledge, mortgage or otherwise transfer or encumber (except hereby) any of the Leases, Rents or any right, title or interest of Borrower therein; (b) accept prepayments of any Rents for a period of more than one (1) month in advance of the due dates thereof; (c) in any manner intentionally or materially impair the value of the Property or the benefits to Lender of this Assignment; (d) except as otherwise permitted in this Assignment, waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge any Tenant from any of its obligations under the Leases; (e) except as otherwise permitted hereby, enter into any settlement of any action or proceeding arising under, or in any manner connected with, the Leases or with the obligations of the landlord or the Tenants thereunder; (f) except as otherwise permitted in this Assignment, modify, cancel or terminate any guaranties under any Lease; (g) lease any portion of the Property to any party or entity that uses dry cleaning solvents on the Property, or (h) permit the use or storage of hazardous substances in excess of limits allowed by applicable law, rule or regulation.  Borrower shall, at its sole cost and expense, duly and timely keep, observe, perform, comply with and discharge all of the material obligations of the landlord under the Leases, or cause the foregoing to be done, and Borrower shall not take any actions that would, either presently or with the passage of time, cause a default by Borrower under any of the Leases.  Borrower shall give Lender prompt notice of any Lease with a Major Tenant it enters into subsequent to the date hereof, together with a certified copy of such Lease.  At Borrower’s expense, Borrower shall (a) promptly deliver to Lender copies of all notices of default Borrower has sent to any Major Tenant, (b) enforce the Leases and all remedies available to Borrower upon any Tenant’s default, (c) upon Lender’s request, deliver to Lender copies of all papers served in connection with any such enforcement proceedings, and (d) upon Lender’s request, consult with Lender, its agents and attorneys with respect to the conduct thereof.  Borrower shall not enter into any settlement of any such proceeding without Lender’s prior written consent.

9.           No Merger.  Each Lease shall remain in full force and effect, notwithstanding any merger of Borrower’s and Tenant’s interest thereunder.

10.           Documents Incorporated.  The terms and conditions of the Documents are incorporated into this Assignment as if fully set forth in this Assignment.

11.           WAIVER OF TRIAL BY JURY.  EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

12.           Amended and Restated Assignment.   This Assignment is made and granted in favor of Lender in amendment, renewal and replacement of that certain Assignment of Leases and Rents (the “Existing Assignment”) dated April 30, 1998 from Mack F Properties to The Prudential Insurance Company of America, recorded in Mortgage Book 9691, Page 356, in the real estate records of Bergen County, New Jersey, covering the leases and rents of the Property, as amended by that certain Modification of Mortgage and Security Agreement and Assignment of Leases and Rents dated as of November 12, 2004 between Borrower and Lender, recorded in Mortgage Release Book 1014, Page 678.  The Existing Assignment has been assigned by The Prudential Insurance Company of America to The Prudential Insurance Company of America and VPCM, LLC, and is hereby amended, replaced and restated in its entirety by this Assignment.

IN WITNESS WHEREOF, Borrower has duly executed this Assignment as of the date first above written.

BORROWER:

MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership, formerly known as Mack F Properties, A New Jersey Limited Partnership

By:MACK-CALI SUB I INC., a Delaware corporation, General Partner

By:  _________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

ACKNOWLEDGMENT

STATE OF NEW JERSEY

COUNTY OF BERGEN

I CERTIFY that on January __, 2010, Barry Lefkowitz personally came before me and this person acknowledged under oath to my satisfaction, that:

(a)           this person signed and delivered the attached document as Executive Vice President and Chief Financial Officer of MACK-CALI SUB I INC., a Delaware corporation, the corporation named in this document;

(b)           this document was signed, and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors, as General Partner of MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership, formerly known as Mack F Properties, A New Jersey Limited Partnership, on behalf of said limited partnership.

_____________________________________ Notary Public My Commission Expires: ________________________ (NOTARY SEAL)

EXHIBIT A

(Legal Description of the Property)

ALL that certain lot, parcel or tract of land, situate and lying in the Borough of Paramus, County of Bergen and State of New Jersey being more particularly described as follows:

BEGINNING at a point on the northerly line of East Midland Avenue (16.5 feet off centerline) said point being distant westerly the following courses and distances, measured along said northerly line from its intersection with the westerly line of From Road (50.00 foot R.O.W.) and running; thence

1.	along the northerly line of East Midland Avenue (30 feet off centerline) North 85° 52’ 45” West, 421.71 feet to a point of curve; thence
2.	along a curve to the right having a radius of 185.00 feet an arc length of 105.20 feet to a point of tangency; thence
3.	North 53° 17’ 55” West, 46.28 feet; thence
4.	South 37° 40’ 25” West, 13.50 feet to a point in the northerly line of East Midland Avenue (16.50 feet off centerline); thence
5.	North 53° 17’ 55” West, 249.92 feet to the point of BEGINNING; thence
6.	still along said line of East Midland Avenue, North 53° 17’ 55” West, 577.95 feet; thence
7.	North 36° 42’ 05” East, 8.50 feet; thence
8.	North 53° 17’ 55” West, 6.25 feet to a point of curve; thence
9.	along a curve to the right having a radius of 190.00 feet an arc length of 130.08 feet to a point of tangency in the easterly line of New Jersey State Highway Route 17; thence
10.	along said easterly line, North 14° 04’ 18” West, 18.41 feet to a point of curve; thence
11.
still along said easterly line, along a curve to the right having a radius of 3422.87 feet an arc length of 37.57 feet to a monument at the intersection of said easterly line with the southeasterly line of Lot 1, Block 5303, now or formerly Roller Skating Arena, Inc.; thence

12.	along said southeasterly line, and along the southeasterly line of Lots 1 and 2, Block 5303, lands now or formerly of FLW 17 Associates., North 22° 59’ 12” East, 787.61 feet; thence
13.
along the southerly line of Lot 4, Block 5303, lands now or formerly of Paramus Park, Inc., et als, South 88° 15’ 48” East, 293.50 feet; thence along the division line between Lots 6 and 3, as shown on the aforesaid Minor Subdivision Map filed as Map No. 5552, the following four courses and distances

14.	South 37° 40’ 25” West, 460.305 feet; thence
15.	South 52° 19’ 35” East, 345.00 feet; thence
16.	North 37° 40’ 25” East, 30.00 feet; thence
17.	South 52° 19’ 35” East, 366.00 feet to a point in the northwesterly line of Lot 4, Block 5304, lands now or formerly of Midland Ave. Realty, LLC; thence
18.
along said northwesterly line, and along the northwesterly line of Lot 5, Block 5304, lands now or formerly of Midland Ave. Realty, LLC, and the U.S. Postal Service, South 37° 40’ 25” West, 578.00 feet to the point or place of Beginning.

Subject to and together with a Reciprocal Easement Agreement recorded in Deed Book 7066, page 726; and together with and subject to a 50 foot right of way as contained in Deed Book 6890, page 460.

FOR INFORMATIONAL PURPOSES ONLY:  Also known as Lot 6 in Block 5303 on the Borough of Paramus Tax Map.

The above description is drawn in accordance with a survey made by Dresdner Robin, Hanson Engineering Division, dated November 28, 2009.

Exhibit B

DESCRIPTION OF LEASES

All leases, subleases, lettings and licenses of or affecting the Property, now or hereafter in effect, and all amendments, extensions, modifications, replacements or revenues thereof, including, but not limited to, the following:

Leases of the Property having the following tenants:  New Cingular Wireless PCS, LLC, and all other leases of the Property as set forth on the rent roll delivered by Borrower to Lender in connection herewith.

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309-3424 Attn: Albert E. Bender, Jr.	Loan No. 706 108 240 and 706 108 270
PREPARED BY: ________________________ Albert E. Bender, Jr.

SECOND PRIORITY ASSIGNMENT OF LEASES AND RENTS
(Subordinate Assignment to Secure Cross Collateral Guaranty)

This Second Priority Assignment of Leases and Rents (this “Assignment”) is made as of January 15, 2010, by MACK-CALI F PROPERTIES, L.P., a New Jersey limited partnership, formerly known as Mack F Properties, A New Jersey Limited Partnership, on behalf of said limited partnership, having its principal place of business at c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey  08837 (“Borrower”), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential”), and VPCM, LLC, a Virginia limited liability company (“VPCM”), having an office at c/o Prudential Asset Resources, Inc., 2100 Ross Avenue, Suite 2500, Dallas, Texas  75201, Attention:  Asset Management Department;  Reference Loan No. 706 108 240 and 706 108 270 (collectively, “Lender”).

RECITALS:

A.           Borrower is the sole owner and holder of (a) the premises described in Exhibit A attached hereto and incorporated herein (“Property”) and (b) the landlord’s interest under the Leases, including, without limitation, the leases described in Exhibit B attached hereto and incorporated herein (“Specific Leases”);

B.           Lender has made a loan to Borrower in the principal sum of Thirteen Million and No/100 Dollars ($13,000,000.00) (“Loan”) evidenced by that certain Amended, Restated and Consolidated Promissory Note in favor of Prudential in the original principal amount of Six Million Nine Hundred Thirty Three Thousand Three Hundred Thirty Three and 34/100 Dollars ($6,933,333.34) and that certain Amended, Restated and Consolidated Promissory Note in favor of VPCM in the original principal amount of Six Million Sixty Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($6,066,666.66) (collectively, the “Note”) dated as of the date of this Assignment and secured by that certain Amended, Restated and Consolidated Mortgage and Security Agreement dated as of the date of this Assignment and the Documents; and

C.           Lender and Borrower and affiliates of Borrower have entered into that certain Amended and Restated Master Loan Agreement of even date herewith (the “Loan Agreement”) relating to seven (7) cross-collateralized and cross-defaulted loans in the aggregate principal amount of $150,000,000.00, including the Loan evidenced by the Note, which other loans (other than the Loan evidenced by the Note) are guaranteed by Borrower pursuant to that certain Irrevocable Cross-Collateral Guaranty of Payment and Performance of even date herewith made by Borrower in favor of Lender (the “Cross-Collateral Guaranty”), which Cross-Collateral Guaranty is secured by that certain Amended, Restated and Consolidated Second Priority Mortgage and Security Agreement (Subordinate Mortgage to Secure Cross Collateral Guaranty) (the “Instrument”) (capitalized terms used without definition shall have the meanings ascribed to them in the Instrument); and

D.           Lender was willing to make the Loan to Borrower only if Borrower assigned the Leases and Rents to Lender in the manner provided below to secure payment of the Obligations.

IN CONSIDERATION of the principal sum of the Note and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

1.           Assignment.  Borrower irrevocably, absolutely and unconditionally assigns, transfers, and sets over to Lender, its successors and assigns, all of the right, title, interest, and estate that Borrower may now or later have in, to and under (a) the Leases (which term shall also include the Specific Leases and all guaranties thereof) now or hereafter entered into;  (b) the Rents;  (c) all proceeds from the cancellation, surrender, sale or other disposition of the Leases, including, but not limited to, any Termination Fee (as defined in the Note);  (d) the right to collect and receive all the Rents;  and (e) the right to enforce and exercise, whether at law or in equity or by any other means, all terms and conditions of the Leases (“Lease Provisions”).  This Assignment is intended by Borrower and Lender to constitute a present, absolute assignment and not a collateral assignment for additional security only.  Upon full payment and satisfaction of the Obligations and written request by Borrower, Lender shall transfer, set over, and assign to Borrower all right, title, and interest of Lender in, to, and under the Leases and the Rents.

2.           Borrower’s License.  Until an Event of Default occurs, Borrower shall have a revocable license (“License”) from Lender to exercise all rights extended to the landlord under the Leases.  Borrower shall hold the Rents, or an amount sufficient to discharge all current sums due on the Obligations, in trust for the payment of the Obligations and, prior to the occurrence of an Event of Default, Borrower may use, distribute and enjoy all Rents remaining thereafter.  Upon an Event of Default, whether or not legal proceedings have commenced and without regard to waste, adequacy of security for the Obligations or the solvency of Borrower, the License shall automatically terminate without notice by Lender (any such notice being expressly waived by Borrower).  Upon such termination, Borrower shall deliver to Lender within seven (7) days after written notice from Lender (a) all Rents (including prepaid Rents) held or collected by Borrower from and after the date of the Event of Default, (b) all security or other deposits paid pursuant to the Leases, and (c) all previously paid charges for services, facilities or escalations to the extent allocable to any period after the Event of Default.  Borrower agrees and stipulates that upon execution of this Assignment, Borrower’s only interest in the Leases or Rents is as a licensee revocable upon an Event of Default.

3.           Lender as Creditor of Tenant.  Upon execution of this Assignment, Lender, and not Borrower, shall be the creditor of any Tenant in respect of assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting any such Tenant;  provided, however, that Borrower shall be the party obligated to make timely filings of claims in such proceedings or to otherwise pursue creditor’s rights therein.  Notwithstanding the foregoing, Lender shall have the right, but not the obligation, to file such claims instead of Borrower and, in such event, so long as there is then no Event of Default (or event which with the passage of time or the giving of notice or both would be an Event of Default), Lender shall advise Borrower of such filing promptly after making such filing, and if Lender does file a claim, Borrower agrees that Lender (a) is entitled to all distributions on such claim to the exclusion of Borrower and (b) has the exclusive right to vote such claim and otherwise to participate in the administration of the estate in connection with such claim.  Lender shall have the option to apply any monies received by it as such creditor to the Obligations in the order set forth in the Documents, provided, however, that so long as there is then no Event of Default, or event which with the passage of time or the giving of notice or both would be an Event of Default, then such monies shall be held by Lender (or an escrow agent selected by Lender) to be disbursed for the payment of Lender approved (or deemed approved) (1) tenant improvements and/or (2) market leasing commissions as the space is re-let.  If a petition is filed under the Bankruptcy Code by or against Borrower, and Borrower, as landlord under any Lease, decides to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender at least ten (10) days’ prior written notice of the date when Borrower shall apply to the bankruptcy court for authority to reject the Lease.  Lender may, but shall not be obligated to, send Borrower within such ten-day period a written notice stating that (a) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (b) Lender covenants to cure or provide adequate assurance of future performance under the Lease.  If Lender sends such notice, Borrower shall not reject the Lease provided Lender complies with clause (b) of the preceding sentence.

4.           Notice to Tenant of an Event of Default.  Upon the occurrence of an Event of Default and written demand sent by Lender to any of the Tenants (in each case, a “Rent Direction Letter”), Borrower hereby irrevocably authorizes each Tenant to (a) pay all Rents to Lender and (b) rely upon any such Rent Direction Letter from Lender without any obligation to inquire as to the actual existence of the Event of Default, notwithstanding any claim of Borrower to the contrary.  Borrower shall have no claim against any Tenant for any Rents paid by Tenant to Lender pursuant to any Rent Direction Letter.

5.           Indemnification of Lender.  Borrower hereby agrees to indemnify and hold Lender harmless from any and all Losses that Lender may incur under the Leases or by reason of this Assignment, except for Losses incurred as a direct result of Lender’s willful misconduct or gross negligence.  Nothing in this Assignment shall be construed to bind Lender to the performance of any of the terms of the Leases or to otherwise impose any liability on Lender including, without limitation, any liability under covenants of quiet enjoyment in the Leases in the event that any Tenant shall have been joined as party defendant in any action to foreclose the Instrument and shall have been barred thereby of all right, title, interest, and equity of redemption in the premises.  This Assignment imposes no liability upon Lender for the operation and maintenance of the Property or for carrying out the terms of any Lease before Lender has entered and taken actual possession and complete control of all operations of the Property.  Any Losses incurred by Lender, by reason of actual entry and taking possession under any Lease or this Assignment or in the defense of any claims shall, at Lender’s request, be reimbursed by Borrower.  Such reimbursement shall include interest at the Default Rate from the date of demand by Lender and any and all Costs incurred by Lender.  Lender may, upon entry and taking of possession, collect the Rents and apply them to reimbursement for any such items.

6.           Representations and Warranties.  Borrower represents and warrants that (a) Borrower is the absolute owner of the lessor’s or landlord’s interest in the Leases, (b) Borrower has the right, power and authority to assign, transfer, and set over all of its right, title and interest in, to and under the Leases and Rents and no other person (other than the respective Tenants) has any right, title or interest therein, (c) except as disclosed to Lender in writing, the Leases are valid and in full force and effect and have not been modified, amended or terminated, nor have any of the terms and conditions of the Leases been waived, except as expressly stated in the Leases, (d) there are no outstanding assignments or pledges of the Leases or Rents, (e) except as disclosed to Lender in writing, there are no outstanding leasing commissions due under the Leases for the initial term or for any extensions, renewals or expansions, (f) except as disclosed to Lender in writing, there are no existing defaults or any state of facts which, with the giving of notice and/or passage of time, would constitute a default under the Leases by any party thereto, (g) no Tenant has any defense, set-off or counterclaim against Borrower, (h) each Tenant is in possession of its leased premises and paying Rent and other charges as provided in its Lease, (i) no Rents have been or will later be anticipated, discounted, released, waived, compromised or otherwise discharged, except as may be expressly permitted by the Lease, (j) except as specified in the Leases and shown on the rent roll delivered to Lender in connection with the funding of the Loan (the “Rent Roll”), there are no (i) unextinguished rent concessions, abatements or other inducements relating to the Leases, (ii) options or other rights to acquire any interest in the Property in favor of any Tenant, or (iii) options or other rights (whether in the form of expansion rights, purchase rights, rights of first refusal to lease or purchase, or otherwise) relating to property which is not part of the Property and/or would require Borrower and/or Lender to possess or control any property (other than the Property) to honor such rights, and (k) the Rent Roll discloses all currently existing Leases and is true, complete and accurate in all respects.

7.           Leasing Restrictions.

(a)           With respect to any Lease with a Major Tenant (a “Major Tenant Lease”), Borrower shall not, without first obtaining Lender’s prior written consent:

(1)	amend or modify any Major Tenant Lease;

(2)
extend or renew (except in accordance with mandatory actions by the lessor under the existing Major Tenant Lease provisions, if any, including the exercise by either Prentice Hall or New Cingular Wireless of the renewal options set for in their respective leases that require mandatory actions by the lessor) any Major Tenant Lease;

(3)	terminate or accept the surrender of any Major Tenant Lease;

(4)	enter into any new Major Tenant Lease; or

(5)           accept any (i) prepayment of rent more than one (1) month in advance, (ii) termination fee, or (iii) similar payment.

(b)           With respect to any Lease that is not a Major Tenant Lease, Borrower may:

(1)
enter into a new Lease on Borrower's standard form lease as approved by Lender (if such new Lease does not give the tenant any rights, whether in the form of expansion rights, rights of first refusal to lease or purchase, or otherwise, relating to property which is not part of the Property and/or would require Borrower and/or Lender to possess or control any property other than the Property to honor such rights and/or would grant such tenant any purchase rights with respect to any portion of the Property);

(2)	terminate any Lease which is in default; or

(3)
amend any Lease (if such amendment does not give the tenant any rights, whether in the form of expansion rights, rights of first refusal to lease or purchase, or otherwise, relating to property which is not part of the Property and/or would require Borrower and/or Lender to possess or control any property other than the Property to honor such rights and/or would grant such tenant any purchase rights with respect to any portion of the Property);

provided, however, that all decisions made by and all actions taken by Borrower pursuant to Subsection 7(b)(1), (2) and (3) above:

(x)	must represent prudent business practices for the benefit of the Property;

(y)	must be on market terms and rents (based on the type, quality and location of the Property); and

(z)	must be bona fide, binding contracts, duly authorized and executed with third-party tenants unrelated to Borrower, any Recourse Party or any of their affiliates.

Without the prior written consent of Lender, all free rent and similar concessions shall be given only at the beginning of the term of the Lease, there shall be no step down or other decrease in base rent payable over the term of the applicable Lease, there shall be no increase in the landlord’s obligations to pay operating expenses, taxes or insurance or change in the base year, and there shall be no economic obligations on the landlord under a Lease beyond maintaining the Property.  Without the prior written consent of Lender, any allowance for tenant improvements shall only be given at the beginning of the term of the Lease.  Notwithstanding the foregoing, if, and only to the extent that, market terms and rents (based on the type, quality and location of the Property) for a Lease include any of the foregoing concessions that are set forth in the preceding two sentences, then, provided that at the time of entry into such Lease (and after giving effect to such Lease), the Debt Service Coverage, calculated with respect to all of Properties secured by the Loan referenced in the Loan Agreement shall be equal to or greater than 1.50 to 1.00 and provided that Borrower provides written notice to Lender advising Lender of the deviation from the foregoing standard (such notice to be delivered within a reasonable period after execution of such Lease, but no later than the next succeeding required delivery of a rent roll under the Documents), then, with respect to Leases to parties other than Major Tenants, Borrower may incorporate such market terms into such Leases.

(c)           Upon Lender's request and at Borrower’s expense, Borrower shall (a) promptly deliver to Lender copies of all notices of default Borrower has sent to any Tenant, (b) enforce the Leases and all remedies available to Borrower upon any Tenant's default, (c) deliver to Lender copies of all papers served in connection with any such enforcement proceedings, and (d) consult with Lender, its agents and attorneys with respect to the conduct thereof.  Borrower shall not enter into any settlement of any such proceeding without Lender's prior written consent.

(d)           Each request by Borrower for approval of any Lease, or any modification or amendment of any Lease, shall be made by written notice to Lender in such fashion as Lender may require to ensure prompt attention to such request and shall include:

(w)	a copy of the applicable Lease or Lease amendment and all related documents such as (but not limited to) work letters, floor layouts and lease guaranties;

(x)	a lease summary in the form then used by Borrower's management agent, setting forth the basic terms of such Lease;

(y)	a marked copy of the Lease or Lease amendment highlighting all changes from the standard form lease for the Property (if applicable, if the lease is on the Borrower's form); and

(z)
three (3) years of historical operating statements (except that if and to the extent that such tenant has less than 3 years of operations, such requirement shall be limited to the years of such operations) and the most recent balance sheet of the proposed tenant and any guarantor;

and such other information regarding the Lessee and any guarantor thereunder and its operations as Lender shall reasonably require (such notice and all such documentation with respect to any proposed Lease or Lease amendment being referred to collectively as a “Lease Approval Request”).  Failure of Lender to have either approved or disapproved any proposed Lease, or any proposed modification or amendment of any Lease, within ten (10) business days after Lender shall have received the complete applicable Lease Approval Request therefor shall be deemed an approval by Lender of such Lease or Lease amendment (but no such deemed approval shall obligate Lender to execute any non-disturbance agreement).  In addition, any Lease Approval Request must, to be entitled to deemed approval by Lender in accordance with the preceding sentence, be delivered not only in accordance with the notice requirements of the Instrument, but must include a cover sheet on top of the documents therein delivered which shall state in all capital letters and 15 point bold font, the following:

Lease Approval Request under Loan No. 706 108 240 and 706 108 270;
response due within ten (10) business days.

8.           Covenants.  Borrower shall not, except with the prior written consent of Lender in each instance, (a) sell, assign, pledge, mortgage or otherwise transfer or encumber (except hereby) any of the Leases, Rents or any right, title or interest of Borrower therein; (b) accept prepayments of any Rents for a period of more than one (1) month in advance of the due dates thereof; (c) in any manner intentionally or materially impair the value of the Property or the benefits to Lender of this Assignment; (d) except as otherwise permitted in this Assignment, waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge any Tenant from any of its obligations under the Leases; (e) except as otherwise permitted hereby, enter into any settlement of any action or proceeding arising under, or in any manner connected with, the Leases or with the obligations of the landlord or the Tenants thereunder; (f) except as otherwise permitted in this Assignment, modify, cancel or terminate any guaranties under any Lease; (g) lease any portion of the Property to any party or entity that uses dry cleaning solvents on the Property, or (h) permit the use or storage of hazardous substances in excess of limits allowed by applicable law, rule or regulation.  Borrower shall, at its sole cost and expense, duly and timely keep, observe, perform, comply with and discharge all of the material obligations of the landlord under the Leases, or cause the foregoing to be done, and Borrower shall not take any actions that would, either presently or with the passage of time, cause a default by Borrower under any of the Leases.  Borrower shall give Lender prompt notice of any Lease with a Major Tenant it enters into subsequent to the date hereof, together with a certified copy of such Lease.  At Borrower’s expense, Borrower shall (a) promptly deliver to Lender copies of all notices of default Borrower has sent to any Major Tenant, (b) enforce the Leases and all remedies available to Borrower upon any Tenant’s default, (c) upon Lender’s request, deliver to Lender copies of all papers served in connection with any such enforcement proceedings, and (d) upon Lender’s request, consult with Lender, its agents and attorneys with respect to the conduct thereof.  Borrower shall not enter into any settlement of any such proceeding without Lender’s prior written consent.

9.           No Merger.  Each Lease shall remain in full force and effect, notwithstanding any merger of Borrower’s and Tenant’s interest thereunder.

10.           Documents Incorporated.  The terms and conditions of the Documents are incorporated into this Assignment as if fully set forth in this Assignment.

11.           WAIVER OF TRIAL BY JURY.  EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

IN WITNESS WHEREOF, Borrower has duly executed this Assignment as of the date first above written.

BORROWER:

MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership, formerly known as Mack F Properties, A New Jersey Limited Partnership

By:MACK-CALI SUB I INC., a Delaware corporation, General Partner

By:  ___________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

ACKNOWLEDGMENT

STATE OF NEW JERSEY

COUNTY OF BERGEN

I CERTIFY that on January __, 2010, Barry Lefkowitz personally came before me and this person acknowledged under oath to my satisfaction, that:

(a)           this person signed and delivered the attached document as Executive Vice President and Chief Financial Officer of MACK-CALI SUB I INC., a Delaware corporation, the corporation named in this document;

(b)           this document was signed, and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors, as General Partner of MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership, formerly known as Mack F Properties, A New Jersey Limited Partnership, on behalf of said limited partnership.

_________________________________ Notary Public My Commission Expires: ________________________ (NOTARY SEAL)

EXHIBIT A

(Legal Description of the Property)

ALL that certain lot, parcel or tract of land, situate and lying in the Borough of Paramus, County of Bergen and State of New Jersey being more particularly described as follows:

BEGINNING at a point on the northerly line of East Midland Avenue (16.5 feet off centerline) said point being distant westerly the following courses and distances, measured along said northerly line from its intersection with the westerly line of From Road (50.00 foot R.O.W.) and running; thence

1.	along the northerly line of East Midland Avenue (30 feet off centerline) North 85° 52’ 45” West, 421.71 feet to a point of curve; thence
2.	along a curve to the right having a radius of 185.00 feet an arc length of 105.20 feet to a point of tangency; thence
3.	North 53° 17’ 55” West, 46.28 feet; thence
4.	South 37° 40’ 25” West, 13.50 feet to a point in the northerly line of East Midland Avenue (16.50 feet off centerline); thence
5.	North 53° 17’ 55” West, 249.92 feet to the point of BEGINNING; thence
6.	still along said line of East Midland Avenue, North 53° 17’ 55” West, 577.95 feet; thence
7.	North 36° 42’ 05” East, 8.50 feet; thence
8.	North 53° 17’ 55” West, 6.25 feet to a point of curve; thence
9.	along a curve to the right having a radius of 190.00 feet an arc length of 130.08 feet to a point of tangency in the easterly line of New Jersey State Highway Route 17; thence
10.	along said easterly line, North 14° 04’ 18” West, 18.41 feet to a point of curve; thence
11.
still along said easterly line, along a curve to the right having a radius of 3422.87 feet an arc length of 37.57 feet to a monument at the intersection of said easterly line with the southeasterly line of Lot 1, Block 5303, now or formerly Roller Skating Arena, Inc.; thence

12.	along said southeasterly line, and along the southeasterly line of Lots 1 and 2, Block 5303, lands now or formerly of FLW 17 Associates., North 22° 59’ 12” East, 787.61 feet; thence
13.
along the southerly line of Lot 4, Block 5303, lands now or formerly of Paramus Park, Inc., et als, South 88° 15’ 48” East, 293.50 feet; thence along the division line between Lots 6 and 3, as shown on the aforesaid Minor Subdivision Map filed as Map No. 5552, the following four courses and distances

14.	South 37° 40’ 25” West, 460.305 feet; thence
15.	South 52° 19’ 35” East, 345.00 feet; thence
16.	North 37° 40’ 25” East, 30.00 feet; thence
17.	South 52° 19’ 35” East, 366.00 feet to a point in the northwesterly line of Lot 4, Block 5304, lands now or formerly of Midland Ave. Realty, LLC; thence
18.
along said northwesterly line, and along the northwesterly line of Lot 5, Block 5304, lands now or formerly of Midland Ave. Realty, LLC, and the U.S. Postal Service, South 37° 40’ 25” West, 578.00 feet to the point or place of Beginning.

Subject to and together with a Reciprocal Easement Agreement recorded in Deed Book 7066, page 726; and together with and subject to a 50 foot right of way as contained in Deed Book 6890, page 460.

FOR INFORMATIONAL PURPOSES ONLY:  Also known as Lot 6 in Block 5303 on the Borough of Paramus Tax Map.

The above description is drawn in accordance with a survey made by Dresdner Robin, Hanson Engineering Division, dated November 28, 2009.

Exhibit B

DESCRIPTION OF LEASES

All leases, subleases, lettings and licenses of or affecting the Property, now or hereafter in effect, and all amendments, extensions, modifications, replacements or revenues thereof, including, but not limited to, the following:

Leases of the Property having the following tenants:  New Cingular Wireless PCS, LLC, and all other leases of the Property as set forth on the rent roll delivered by Borrower to Lender in connection herewith.

INSERTS TO BE TYPED ON THE FACE OF:

UCC FINANCING STATEMENT BETWEEN

MACK-CALI F PROPERTIES, L.P. (DEBTOR ID NO.: 0600003463), AS DEBTOR, AND
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND VPCM, LLC, AS SECURED PARTY

1.         The mailing address of Debtor is:

                Mack-Cali F Properties, L.P.
                c/o Mack-Cali Realty Corporation
                343 Thornall Street
                Edison, New Jersey  08837
                Attention:  Mitchell E. Hersh

2.         The mailing address of Secured Party is:

                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND VPCM, LLC
c/o Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attention: Asset Management Department; Reference Loan No. 706 108 240 and 706 108 270

3.         This Financing Statement covers the following types or items of property:

The collateral, which relates to the real property described on Exhibit A attached hereto and by this reference made a part hereof, includes fixtures, chattel paper, accounts, general intangibles, goods, equipment, inventory, documents, instruments, and all of the proceeds of the foregoing as more particularly described on Exhibit B attached hereto and by this reference made a part hereof.

4.         FIXTURE FILINGS ONLY:

THIS FINANCING STATEMENT IS FILED AS A FIXTURE FILING.

THE RECORD OWNER OF THE REAL PROPERTY IS:                          Mack-Cali F Properties, L.P.

The Real Property is described on Exhibit A attached hereto and by this reference made a part hereof.

EXHIBIT A

TO UCC FINANCING STATEMENT BETWEEN
MACK-CALI F PROPERTIES, L.P., F/K/A MACK F PROPERTIES (DEBTOR ID NO.: 0600003463), AS DEBTOR, AND
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND VPCM, LLC, AS SECURED PARTY

(Legal Description of the Property)

ALL that certain lot, parcel or tract of land, situate and lying in the Borough of Paramus, County of Bergen and State of New Jersey being more particularly described as follows:

BEGINNING at a point on the northerly line of East Midland Avenue (16.5 feet off centerline) said point being distant westerly the following courses and distances, measured along said northerly line from its intersection with the westerly line of From Road (50.00 foot R.O.W.) and running; thence

1.	along the northerly line of East Midland Avenue (30 feet off centerline) North 85° 52’ 45” West, 421.71 feet to a point of curve; thence
2.	along a curve to the right having a radius of 185.00 feet an arc length of 105.20 feet to a point of tangency; thence
3.	North 53° 17’ 55” West, 46.28 feet; thence
4.	South 37° 40’ 25” West, 13.50 feet to a point in the northerly line of East Midland Avenue (16.50 feet off centerline); thence
5.	North 53° 17’ 55” West, 249.92 feet to the point of BEGINNING; thence
6.	still along said line of East Midland Avenue, North 53° 17’ 55” West, 577.95 feet; thence
7.	North 36° 42’ 05” East, 8.50 feet; thence
8.	North 53° 17’ 55” West, 6.25 feet to a point of curve; thence
9.	along a curve to the right having a radius of 190.00 feet an arc length of 130.08 feet to a point of tangency in the easterly line of New Jersey State Highway Route 17; thence
10.	along said easterly line, North 14° 04’ 18” West, 18.41 feet to a point of curve; thence
11.
still along said easterly line, along a curve to the right having a radius of 3422.87 feet an arc length of 37.57 feet to a monument at the intersection of said easterly line with the southeasterly line of Lot 1, Block 5303, now or formerly Roller Skating Arena, Inc.; thence

12.	along said southeasterly line, and along the southeasterly line of Lots 1 and 2, Block 5303, lands now or formerly of FLW 17 Associates., North 22° 59’ 12” East, 787.61 feet; thence
13.
along the southerly line of Lot 4, Block 5303, lands now or formerly of Paramus Park, Inc., et als, South 88° 15’ 48” East, 293.50 feet; thence along the division line between Lots 6 and 3, as shown on the aforesaid Minor Subdivision Map filed as Map No. 5552, the following four courses and distances

14.	South 37° 40’ 25” West, 460.305 feet; thence
15.	South 52° 19’ 35” East, 345.00 feet; thence
16.	North 37° 40’ 25” East, 30.00 feet; thence
17.	South 52° 19’ 35” East, 366.00 feet to a point in the northwesterly line of Lot 4, Block 5304, lands now or formerly of Midland Ave. Realty, LLC; thence
18.
along said northwesterly line, and along the northwesterly line of Lot 5, Block 5304, lands now or formerly of Midland Ave. Realty, LLC, and the U.S. Postal Service, South 37° 40’ 25” West, 578.00 feet to the point or place of Beginning.

Subject to and together with a Reciprocal Easement Agreement recorded in Deed Book 7066, page 726; and together with and subject to a 50 foot right of way as contained in Deed Book 6890, page 460.

FOR INFORMATIONAL PURPOSES ONLY:  Also known as Lot 6 in Block 5303 on the Borough of Paramus Tax Map.

The above description is drawn in accordance with a survey made by Dresdner Robin, Hanson Engineering Division, dated November 28, 2009.

THE RECORD OWNER OF THE REAL PROPERTY IS:	Mack-Cali F Properties, L.P., f/k/a Mack F Properties

Loan No. 706 108 240 and 706 108 270

EXHIBIT B

TO UCC FINANCING STATEMENT BETWEEN
MACK-CALI F PROPERTIES, L.P. , F/K/A MACK F PROPERTIES (DEBTOR ID NO.: 0600003463), AS DEBTOR, AND
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND VPCM, LLC, AS SECURED PARTY

The following described land, interests in land, estates, easements, rights, appurtenances, buildings, improvements, fixtures, furniture and appliances and other personal property (hereinafter all of the foregoing are sometimes collectively referred to as the “Premises”; as used herein, the term “Borrower” shall mean “Debtor” and the term “Lender” shall mean “Secured Party”, and any other terms not herein defined shall have the definitions set forth in that certain Amended, Restated and Consolidated Mortgage and Security Agreement from Debtor to or for the benefit of Secured Party conveying the Premises):

1.           All machinery, apparatus, goods, equipment, materials, fittings, fixtures, chattels, and tangible personal property, and all appurtenances and additions thereto and betterments, renewals, substitutions, and replacements thereof, owned by Borrower, wherever situate, and now or hereafter located on, attached to, contained in, or used or usable solely in connection with the real property described in Exhibit A attached hereto and incorporated herein (the “Land”) or used solely or primarily in connection with the Properties (as defined in the Loan Agreement), and all improvements located thereon (the “Improvements”) or placed on any part thereof, though not attached thereto, including all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, electrical, lighting, plumbing, ventilating, air-conditioning, refrigerating, incinerating and/or compacting plants, systems, fixtures and equipment, elevators, hoists, stoves, ranges, vacuum and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, equipment, fittings, and fixtures.

2.           All funds, accounts, deposits, instruments, documents, contract rights, general intangibles, notes, and chattel paper arising from or by virtue of any transaction related to the Land, the Improvements, or any of the personal property described in this Exhibit B.

3.           All permits, licenses, franchises, certificates, and other rights and privileges now held or hereafter acquired by Borrower in connection with the Land, the Improvements, or any of the personal property described in this Exhibit B.

4.           All right, title, and interest of Borrower in and to the name and style by which the Land and/or the Improvements is known, including trademarks and trade names relating thereto, but excluding ownership of the trademarks of Mack-Cali Realty Corporation and excluding ownership of the name “Mack-Cali”, the name “Mack” and the name “Cali”, but including the right to continue the use of the name “Mack-Cali” in the name “Mack-Cali Centre VII” for not more than nine (9) months after completion of a foreclosure of the entire collateral or a deed in lieu thereof, and provided further that in the event that Borrower believes that Lender has breached the foregoing condition, Borrower shall deliver written notice to Lender specifying the nature of such breach and Lender shall thereafter have 60 days in which to cure such alleged breach.

5.           All right, title, and interest of Borrower in, to, and under all plans, specifications, maps, surveys, reports, permits, licenses, architectural, engineering and construction contracts, books of account, insurance policies, and other documents of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale, or operation of the Land and/or the Improvements.

6.           All interests, estates, or other claims or demands, in law and in equity, which Borrower now has or may hereafter acquire in the Land, the Improvements, or the personal property described in this Exhibit B.

7.           All right, title, and interest owned by Borrower in and to all options to purchase or lease the Land, the Improvements, or any other personal property described in this Exhibit B, or any portion thereof or interest therein, and in and to any greater estate in the Land, the Improvements, or any of the personal property described in this Exhibit B.

8.           All of the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance relating thereto, which Borrower now has or may hereafter acquire in the Land, the Improvements, or any of the personal property described in this Exhibit B, or any portion thereof or interest therein, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of such property, including without limitation, any award resulting from a change of any streets (whether as to grade, access, or otherwise) and any award for severance damages.

9.           All right, title, and interest of Borrower in and to all contracts, permits, certificates, licenses, approvals, utility deposits, utility capacity, and utility rights issued, granted, agreed upon, or otherwise provided by any governmental or private authority, person or entity relating to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements, including all of Borrower’s rights and privileges hereto or hereafter otherwise arising in connection with or pertaining to the Land and/or the Improvements, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, Declaration of Covenants, Restrictions and Easements or like instrument, Developer’s Agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements.

AND ALL PROCEEDS AND PRODUCTS OF THE FOREGOING PERSONAL PROPERTY DESCRIBED IN THIS EXHIBIT B.

A PORTION OF THE ABOVE DESCRIBED GOODS ARE OR ARE TO BE AFFIXED TO THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

THE DEBTOR IS THE RECORD TITLE HOLDER AND OWNER OF THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

THIS FINANCING STATEMENT IS TO BE INDEXED IN THE REAL ESTATE RECORDS OF BERGEN COUNTY, NEW JERSEY

ALL TERMS USED IN THIS EXHIBIT B (AND NOT OTHERWISE DEFINED IN THIS EXHIBIT B) SHALL HAVE THE MEANING, IF ANY, ASCRIBED TO SUCH TERM UNDER THE UNIFORM COMMERCIAL CODE AS ADOPTED AND IN FORCE IN THE JURISDICTION IN WHICH THIS FINANCING STATEMENT HAS BEEN FILED/ RECORDED (THE “U.C.C.”).

WITH RESPECT TO ANY FINANCING STATEMENT TO WHICH THIS EXHIBIT IS ATTACHED, THE TERM “BORROWER” SHALL MEAN “DEBTOR” AS SUCH TERM IS DEFINED IN THE CODE.

Loan No. 706 108 240 and 706 108 270

CLOSING CERTIFICATION

MACK-CALI F PROPERTIES, L.P., a New Jersey limited partnership (“Borrower”) does hereby represent, warrant and certify to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential”), and VPCM, LLC, a Virginia limited liability company (“VPCM”) (collectively, “Lender”), its successors and assigns, in consideration of the making of that certain loan (the “Loan”) from Lender to Borrower, as evidenced by that certain Amended, Restated and Consolidated Promissory Note in favor of Prudential in the original principal amount of Six Million Nine Hundred Thirty Three Thousand Three Hundred Thirty Three and 34/100 Dollars ($6,933,333.34) and that certain Amended, Restated and Consolidated Promissory Note in favor of VPCM in the original principal amount of Six Million Sixty Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($6,066,666.66) (collectively, the “Note”) of even date herewith in the aggregate face principal amount of $13,000,000.00 and secured by that certain Amended, Restated and Consolidated Mortgage and Security Agreement (the “Instrument”) from Borrower of even date herewith securing the Loan with respect to real property known as Mack-Cali Centre VII, located in Bergen County, New Jersey, and covenants and agrees with Lender, as follows:

1.           Borrower is the owner of the land (the “Land”) described on Exhibit A attached to the Instrument, which description is incorporated herein by this reference, together with all Improvements (as hereinafter defined), fixtures, easements and appurtenances related thereto and all equipment, appliances and other personal property located thereon or related thereto, which personal property is more particularly described on Exhibit B thereto and incorporated herein by this reference (hereinafter all said items are collectively referred to as the “Related Property”).  No security interest under the Uniform Commercial Code (“UCC”) has been perfected against the Related Property other than those in favor of Lender.

2.           The improvements and buildings (together, the “Improvements”) constructed on the Land and the Property (as defined in the Instrument), and the proposed and actual use and occupancy thereof, are in material compliance with and do not violate any applicable laws, statutes, codes, acts, ordinances, constitutions, judgments, decrees, injunctions, orders, rules, regulations or other requirements of any Governmental Authority (as hereinafter defined) having jurisdiction over the Property and Improvements (including, but not limited to, environmental laws and regulations, except as disclosed in the Environmental Report (as defined in the Security Instrument)), or any restrictive covenants, or building, fire, subdivision or zoning regulations (hereinafter all said items are collectively referred to as “Rules and Regulations”).  The term “Governmental Authority” shall mean all federal, state, county, municipal and other governments and all agencies, authorities, departments, subdivisions, courts, commissions, boards, bureaus or instrumentalities of any of them having jurisdiction over the Security (as hereinafter defined).  The Improvements and their use and occupancy shall at all times be in compliance with all Rules and Regulations.  To the best of the knowledge and belief of Borrower and except as disclosed in the Environmental Report, Borrower has not received notice of any violation of any Rules and Regulations.  There is no action or proceeding pending before any court, quasi-judicial body or administrative agency relating to the title of or to the Property or Improvements or to the proposed or actual use of the Property and Improvements or the occupancy thereof or relating to the validity of the Loan from Lender to Borrower.

3.           Borrower has full authority to borrow the Loan, to perform the Obligations (as defined in the Instrument), and to convey the Property, the Improvements and the other Related Property (the Property, Improvements and the other Related Property are hereinafter referred to collectively as the “Security”) as security therefor.  In connection therewith, Borrower has done nothing to impair or impede its ability to borrow the Loan and/or convey the Security as aforesaid.  The person or persons signing on behalf of Borrower have full power and authority to bind Borrower and have full legal capacity to sign all documents which will evidence, secure or otherwise be executed on behalf of Borrower in connection with the Loan (the “Loan Documents”).

4.           The rent roll attached hereto as Exhibit A and by this reference incorporated herein is true and complete as of the date hereof.  True and complete copies of all leases listed on the rent roll and all amendments thereto have been provided to Lender, and all leasing commissions have been paid in full.  No tenant, sub-tenant or occupant, if any, of the rental space in the Improvements has any option to purchase, or any right, title or interest in or to the Property and/or Improvements, except as tenant under and by virtue of the provisions of its lease.  Each such lease is in full force and effect in accordance with the terms thereof, with no rental offsets, defenses or claims.  There exist no events of default under any such lease.

5.           None of the Improvements or other Related Property owned by Borrower and described on Exhibit B attached to the Instrument and by this reference incorporated herein which are a portion of the Security (excluding equipment identified to Lender as having been leased by Borrower) was purchased under any conditional sales agreement, title retention agreement, or by deferred payment secured by chattel mortgage, security agreement or otherwise, or by any other transaction where the beneficial interest therein shall be held by any other person or entity other than Borrower, all such fixtures, equipment, machinery, appliances or other items of personal property being owned by Borrower and being fully paid for.

6.           No notice of any mechanics’ or materialmen’s lien or of any claim or right to any such lien has been received, or to Borrower’s best knowledge asserted and/or threatened against Borrower or the Security in connection with the Property and/or Improvements.  All mechanics, laborers, materialmen, engineers, architects and surveyors who have worked on or provided services in connection with the Security or have furnished materials therefor have been paid in full, except as may be set forth on Exhibit B attached hereto and by this reference incorporated herein.  With respect to unfiled liens, no improvements or repairs have been made to the Property and/or Improvements by or at the request of Borrower during the one hundred thirty (130) days immediately preceding the date hereof, and there are no outstanding bills for labor or materials used in making improvements or repairs on the Property and/or Improvements or for services of architects, surveyors, engineers or others having lien rights;  or if any such work, improvements or repairs have been made or if any such services have been provided within the last one hundred (100) days, the work, improvements, repairs and services are complete and have been paid for in full, except as may be set forth on Exhibit B attached hereto and by this reference incorporated herein.

7.           Borrower has no knowledge of and has received no notice of the institution, or the proposed institution, of any condemnation proceedings against the Property and/or Improvements, and/or any portion thereof or interest or estate therein.

8.           Borrower has full and unqualified right and authority to convey and encumber the Security pursuant to and in accordance with the Instrument.  The Instrument, after execution, acknowledgment, delivery and recordation, will constitute a first priority Amended, Restated and Consolidated Mortgage and Security Agreement on, and security interest in, the Security.

9.           Borrower has no offsets, defenses or counterclaims against or with respect to either the Note or the Instrument or with respect to the enforceability thereof by Lender.

10.           Since the date of the First Mortgage Loan Application No. 706 108 240 and 706 108 270, dated January 13, 2010 (the “Application”), made by Borrower, (a) the Property and Improvements have not suffered any material damage or destruction, (b) no other material adverse change has taken place in or on the Security or in Borrower’s business or financial condition including, without limitation, Borrower’s default on any other obligation Borrower may have to Lender unrelated to this Loan, (c) the representations made in the Application which resulted in the Commitment (as hereinafter defined), including, but not limited to, representations regarding the type of development, income and expenses of the Property and Improvements and occupancy leases, are, as of the date hereof, as represented in the Application, without material change, except such changes that have been acknowledged and approved in writing by Lender, and (d) there has not been filed by or against Borrower, any petition in bankruptcy or any petition or answer seeking assignment for the benefit of creditors, the appointment of a receiver, trustee or liquidator with respect to Borrower or any substantial portion of Borrower’s property, or any reorganization, arrangement, liquidation, winding up or dissolution or similar relief under the Federal Bankruptcy laws or any State law.

11.           Except as otherwise agreed by Lender, Borrower has complied with all terms, covenants and conditions of the Loan Commitment No. 706 108 240 and 706 108 270 (the “Commitment”) dated January 13,  2010 and of the Application.

12.           All installments of special taxes or assessments, service charges, water and sewer charges, private maintenance charges, and other prior lien charges by whatever name called and all installments of general real estate taxes, which are now due and payable, have been paid in full on or before the date hereof.

13.           Borrower has paid in full any loan commission due and payable in connection with the Application for, issuance of the Commitment regarding closing of, and the disbursement of, the Loan.

                14.           Neither Borrower, nor any guarantor, nor any persons or entities holding any legal or beneficial interest whatsoever in Borrower or any guarantor, whether directly or indirectly, are named on any list of persons, entities, and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the date hereof, or any similar list issued by OFAC, or any similar list issued by or any other department or agency of the United States of America provided, however, that with respect to individual shareholders of any publicly traded company holding an interest in Borrower (collectively, the “Individual Shareholders”), the foregoing representations and warranties are limited to Borrower’s actual knowledge.

15.           All warranties and representations made in the Instrument or in any other Loan Document are true and do not omit to state any facts necessary to prevent the same from being misleading as of the date hereof.

16.           The zoning classification of the Security, as modified or supplemented by all applicable variances, conditions, special use permits, site plans and other matters, permits the use of the Security as intended.

17.           All permits, licenses, certificates and approvals required for the development, construction and use of the Security have been validly issued by the appropriate Governmental Authority and are in full force and in effect, including, without limitation, building permits, certificates of occupancy, curb-cut permits, permits relating to the use of utilities and permits under any environmental laws.

18.           To the best of the knowledge and belief of Borrower and except as disclosed in the Environmental Reports, the Property and Improvements as built comply with all applicable Laws (hereinafter defined), including, without limitation, zoning, building, fire, subdivision and environmental Laws.  The term “Laws” shall mean all laws, statutes, codes, acts, ordinances, constitutions, judgments, decrees, injunctions, orders, rules, regulations and other requirements of Governmental Authorities.

19.           All facilities for the provision of utilities services for the Security (water, sanitary sewer, electricity, telephone, natural gas, cable TV, etc.) are complete, connected to the Security through dedicated public lines or valid private easements, and in service.  The capacities are adequate for the reasonable needs of the Security.

20.           The Security has access to dedicated public streets and has all necessary curb-cut permits.

21.           The detention and other facilities for the control of surface water at the Security are adequate and in compliance with all applicable Laws.  No easements over the lands of others are required for drainage or discharge of surface water.

22.           The Property and Improvements are either (i) in compliance with the provisions of the Fair Housing Amendments Act of 1988, as amended, which relate to accessibility design and construction requirements, and all rules, regulations, and guidelines issued thereunder, all as are in effect as of the date hereof (collectively, the “FHA Act”), or (ii) exempt from the FHA Act.

23.           The Security is in compliance with the provisions of the Americans with Disabilities Act of 1990, and any amendments in effect as of the date hereof, which relate to accessibility design and construction requirements, and all rules, regulations, and guidelines issued thereunder, all as are in force as of the date hereof.

24.           To the best of the knowledge and belief of Borrower and except as disclosed in the Environmental Reports, there are no wetlands (as such term is defined in the Code of Federal Regulations or the Federal Manual for Identifying and Delineating Jurisdictional Wetlands) located on the Property, and no portion of the Property is subject to the jurisdiction of the United States Environmental Protection Agency, the United States Corps of Engineers or any other federal, or state or local agency having jurisdiction of wetlands.

25.           Borrower is validly formed and existing under the laws of the state of its organization and is in good standing in the state of its organization and the state in which the Property is located.  There is no proceeding is pending for Borrower’s dissolution.

26.           Copies of the organizational and authority documents relating to Borrower, and the constituent members or partners of Borrower who are signing the Loan Documents or whose consent is required for Borrower to duly and validly enter into the Loan and execute, deliver and perform the Loan Documents, and the constituent members or partners thereof who are signing the Loan Documents or whose consent is required for Borrower to duly and validly enter into the Loan and execute, deliver and perform the Loan Documents, have been delivered to Lender as of the date hereof and are attached to those certain Certificates Regarding Partnership Agreement and Partnership Authority, Certificates Regarding Corporate Status, Corporate Authority And Incumbency and/or Certificates Regarding Limited Liability Company Status and Authority, as applicable, delivered in connection with the Loan. Such copies are true and complete, and the documents copied have not been modified or amended except as expressly indicated in such deliveries.

27.           There are no brokers or other persons under any listing agreement or other agreement with Borrower for the management, sale or lease of all or any portion of the Security which would entitle such broker or other person to a lien or claim of lien, except as set forth in the leases provided to Lender.

28.           This Closing Certification is made to induce Lender to make a loan to Borrower in the amount of $13,000,000.00 secured by the Security.  Borrower hereby represents, warrants and certifies that the statements contained herein are true, correct, complete and without material omission.

29.           All warranties and representations herein are made for the purpose of inducing Lender to make the Loan and shall survive the closing of the Loan and shall inure to the benefit of Lender, its successors and assigns.  Borrower is fully aware that Lender is relying on this Closing Certification in making the Loan and hereby agrees to indemnify and hold Lender harmless against any claims, losses or expenses that Lender suffers or incurs, including, but not limited to, reasonable attorneys’ fees, as a result of any inaccuracy in the representations and statements herein made.

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Closing Certification under seal, as of January 15, 2010.

BORROWER:

MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership

By:MACK-CALI SUB I INC., a Delaware corporation, General Partner

By:  ____________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

EXHIBIT A

RENT ROLL

EXHIBIT B

INCOMPLETE WORK

None

EXHIBIT C

TITLE MATTERS

None, other than as set forth in that certain Commitment for Title Insurance issued by First American Title Insurance Company, Commitment No. TS-19605F-FA, as endorsed and marked (or issued as a “pro forma” policy) in connection with the making of the Loan

Loan No. 706 108 240 and 706 108 270

AFFIDAVIT OF TITLE

The undersigned deponent, Barry Lefkowitz (the “Deponent”), having personally appeared before the undersigned notary public and first having been duly sworn according to law, deposes and says under oath as follows:

1.           Deponent is presently the Executive Vice President and Chief Financial Officer of MACK-CALI SUB I, INC., a Delaware corporation, General Partner, which is the sole member of MACK-CALI F PROPERTIES, L.P., a New Jersey limited partnership (the “Owner”), and in such capacity, the Deponent has personal knowledge of the facts sworn to in this Affidavit and such facts are true and correct in all material respects.

2.           To Deponent’s knowledge, based on First American Title Insurance Company, Commitment No. TS-19605F-FA (the “Title Commitment”) and similar title reports to Owner, the Owner is the owner of a fee estate in certain real estate, a description of which is set forth in Exhibit A attached to that certain Amended, Restated and Consolidated Mortgage and Security Agreement with respect to the property known as Mack-Cali Centre VII and made a part hereof by this reference (the “Mortgage”), together with all fixtures, improvements, easements and appurtenances related thereto, and all equipment, appliances and other personal property located thereon or related thereto (the “Property”), but excluding all personal property and fixtures owned by any tenant of the Property, or owned by any service contract party or vendor, or leased by Owner.

3.           To Deponent’s knowledge, the Owner is in open, exclusive, notorious, continuous, adverse and peaceable possession of the Property, and has been continuously since the date of its acquisition of the Property, and there are no leases, tenancies, parties in possession, rights of occupancy of any kind or licenses affecting the Property except as set forth on the rent roll attached as Exhibit A to that certain Closing Certification of even date, executed by Owner, and by this reference made a part hereof; and except for any such leases, parties in possession, rights of occupancy, tenancies or licenses, Deponent knows of no one claiming any adverse interest in the Property whatsoever, except as may be set forth in the Title Commitment.

4.           To the best knowledge of Deponent, title to the Property has never been disputed, questioned or rejected and title insurance thereon has never been refused.

5.           No proceeding is pending for the dissolution or annulment of Owner..

6.           To the best knowledge of Deponent, there are no disputes concerning the location of the Property lines and corners.

7.           To Deponent’s knowledge, there are no pending or existing suits, lis pendens, judgments, bankruptcies, executions, liens for past due taxes, assessments, encumbrances, easements, deeds to secure debt, deeds of trust, mortgages, security interests, UCC financing statements, other liens securing monetary obligations of any kind, or other title exceptions or matters that could in any way affect the title to the Property or constitute a lien thereon, except as may be set forth in the Title Commitment, with respect to any that appear in the public records of the state or county in which the Property is located (to Deponent’s knowledge, there are none other), and the Owner is not surety on the bond of any county official or any other bond that through default of the principal thereon a lien would be created superior to any conveyance executed by the Owner.

8.           To Deponent’s knowledge, with respect to unfiled liens, no work, improvements or repairs have been made to the Property by or on behalf of or at the request of the Owner during the one hundred twenty three (123) days immediately preceding the date hereof (or such longer period as is permitted prior to the filing of a lien or notice of lien), or, if any work, improvements or repairs have been made by or at the instance of the Owner, all bills incurred for labor, services and materials used in making improvements or repairs on the Property or for the services of architects, surveyors or engineers with respect thereto are being paid in the ordinary course of business.

9.           Deponent understands that Section 1445 of the United States Internal Revenue Code of 1986 (as amended, the “Revenue Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is a “foreign person” (as defined in the Revenue Code”).  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the hereinbelow described lender (the “Transferee”) that withholding of tax is not required upon the disposition of a United States real property interest by the Owner and to inform the Transferee, the Internal Revenue Service and the party completing the informational return of the items required to be reported, Deponent hereby certifies the following:

(a)
The Owner is not a “non-resident alien” for purposes of United States income taxation or otherwise a “foreign person,” as defined in Section 1445 of the Revenue Code, or a “foreign corporation”, “foreign partnership”, “foreign trust” or “foreign estate”, as those terms are defined in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

(b)	The Owner is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Revenue Code.

(c)	The Owner’s United States taxpayer identification number is 22-3558003.

(d)	The address (and, if different, the mailing address) of the Owner is c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837.

(e)
Deponent is making this Affidavit pursuant to the provisions of Section 1445 of the Revenue Code in connection with the conveyance of the Property, attached hereto and incorporated herein by reference, by the Owner to Transferee, which conveyance constitutes the disposition of the Owner of the United States real property interest, for the purposes of establishing that Transferee is not required to withhold tax pursuant to Section 1445 of the Revenue Code in connection with such disposition.

(f)
Deponent acknowledges that this Affidavit may be disclosed to the Internal Revenue Service by Transferee, that this Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment or both.

10.           This Affidavit is made to induce The Prudential Insurance Company of America and VPCM, LLC (“Lender”) to make a loan to the Owner in the amount of $13,000,000.00 (the “Loan”) secured by the Property; and to induce the title insurance company to issue its mortgagee’s policy insuring Lender for said loan amount.  Owner guarantees and warrants the statements of fact herein, which shall be construed as a continual contractual obligation in favor of Lender and said title insurance company.

11.           That in consideration of the issuance of said title insurance policy and the making of said loan by Lender as aforesaid, Owner shall indemnify and hold harmless Lender and said title insurance company against all claims, losses or expenses (including reasonable attorneys’ fees) on account of any inaccuracy in the foregoing representations and statements made herein, including expense of enforcing this agreement.

12.           Under penalty of perjury, Deponent declares that Deponent has examined the foregoing Affidavit and hereby certifies that it is true, correct and complete and Deponent further declares that Deponent has the authority to make this Affidavit and the certifications contained herein on behalf of the Owner.

Dated as of January 15, 2010.

Sworn to and subscribed before me this the _____ day of January, 2010. _________________________________ Notary Public (NOTARY SEAL) My Commission Expires: ________________________________________	___________________________(SEAL) Name: Barry Lefkowitz

JOINDER

Owner has executed this Joinder to the foregoing Affidavit of Title to certify as to the accuracy of the statements set forth above concerning Owner and to evidence its agreement to be bound by the obligations imposed on Owner pursuant to this Affidavit of Title, and hereby agrees to indemnify and hold harmless Lender and said title insurance company for all loss or damage arising out of any reliance upon the statements made in this Affidavit of Title.

IN WITNESS WHEREOF, Owner, intending to be legally bound hereby, has caused this Affidavit of Title to be duly executed under seal, as of January 15, 2010.

OWNER:

MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership

By:MACK-CALI SUB I INC., a Delaware corporation, General Partner

By:  ______________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

Loan No. 706 108 240 and 706 108 270

ENVIRONMENTAL AND ERISA INDEMNITY AGREEMENT

THIS ENVIRONMENTAL AND ERISA INDEMNITY AGREEMENT (this “Agreement”) is made as of January 15, 2010 by MACK-CALI F PROPERTIES, L.P., a New Jersey limited partnership, having its principal office and place of business at c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey  08837 (“Borrower”), and MACK-CALI REALTY CORPORATION, a Maryland corporation, and MACK-CALI REALTY, L.P., a Delaware limited partnership (“Principal”) (Borrower and Principal, individually and collectively, as the context requires, shall be referred to as “Indemnitor”), in favor of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential”), and VPCM, LLC, a Virginia limited liability company (“VPCM”) (collectively, “Lender”).

RECITALS:

A.           Borrower is the sole owner of the premises described in Exhibit A attached to the Security Instrument (as hereinafter defined) and incorporated herein by reference thereto (“Property”);

B.           Lender has made a loan to Borrower in the principal sum of Thirteen Million and No/100 Dollars ($13,000,000.00) (“Loan”) evidenced by that certain Amended, Restated and Consolidated Promissory Note in favor of Prudential in the original principal amount of Six Million Nine Hundred Thirty Three Thousand Three Hundred Thirty Three and 34/100 Dollars ($6,933,333.34) and that certain Amended, Restated and Consolidated Promissory Note in favor of VPCM in the original principal amount of Six Million Sixty Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($6,066,666.66), each dated as of the date of this Agreement (collectively, the “Note”) and secured by that certain Amended, Restated and Consolidated Mortgage and Security Agreement dated as of the date of this Agreement (“Instrument”) (capitalized terms used without definition shall have the meanings ascribed to them in the Instrument) and the Documents; and

C.           Lender was willing to make the Loan to Borrower only if Indemnitor entered into this Agreement; and

D.           Principal is an owner of a legal and/or beneficial interest in Borrower and thus will derive substantial benefit from the Loan.  Each Indemnitor enters into this Agreement to induce Lender to make the Loan.
AGREEMENT

IN CONSIDERATION of the principal sum of the Note and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor, jointly and severally, agrees as follows:

1.           Instrument Incorporated.  The terms and conditions of the Instrument are incorporated into this Agreement as if fully set forth in this Agreement.  Principal acknowledges that it has received and reviewed the Instrument.  All terms and phrases with initial capital letters not otherwise defined herein, shall have the meanings ascribed to such words and phrases in the Instrument.

2.           Representations and Warranties.  Principal makes and Borrower makes and reaffirms the representations and warranties set forth in Sections 2.01(iii), 2.01(iv), 2.02, 2.03, 2.06, 2.07, 2.09, 3.11 and 3.12(a) of the Instrument, and the representations and warranties set forth in Section 4 of this Agreement.

3.           Environmental Covenants.  Indemnitor covenants and agrees to comply with Section 3.12(b) and (d) of the Instrument, and, for the purpose of this covenant, all references in Section 3.12(b) and (d) to “Borrower” shall be deemed to refer to “Indemnitor.”  In addition, for the purposes of determining whether an Event of Default has occurred for violation of this covenant, this covenant and the obligations of Indemnitor shall be subject to any Grace Period (as defined in the Instrument) applicable to such corresponding provisions of the Instrument.

4.           ERISA Covenants.  Borrower covenants and agrees to comply with Section 3.11 of the Instrument.  In addition, Principal covenants and agrees as follows:

(a)
Principal understands and acknowledges that, as of the date hereof, the source of funds from which Lender is extending the Loan will include one or more of the following accounts: (i) an “insurance company general account,” as that term is defined in PTE 95-60 (60 Fed. Reg. 35925 (Jul. 12, 1995)), as to which Lender meets the conditions for relief in Sections I and IV of PTE 95-60; (ii) pooled and single client insurance company separate accounts, which are subject to the provisions of ERISA; and (iii) one or more insurance company separate accounts maintained solely in connection with fixed contractual obligations of the insurance company, under which the amounts payable or credited to the plan are not affected in any manner by the investment performance of the separate account.

(b)
Principal represents and warrants to Lender that (i) Principal is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Principal is not a “party in interest”, as defined in Section 3(14) of ERISA, other than as a service provider or an affiliate of a service provider, to any employee benefit plan that has invested in a separate account described in Section 4(a)(ii) above, from which funds have been derived to make the Loan, or if so, the execution of the Documents and making of the Loan thereunder do not constitute nonexempt prohibited transactions under ERISA; (iii) Principal is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, or if subject to such statutes, is not in violation thereof in the execution of the Documents and the making of the Loan thereunder; (iv) the assets of the Principal do not constitute “plan assets” of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101; and (v) one or more of the following circumstances is true:  (1) equity interests in Principal are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (2) less than twenty-five percent (25%) of all equity interests in Principal are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (3) Principal qualifies as an “operating company,” a “venture capital operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e), respectively.

(c)
Principal shall deliver to Lender such certifications and/or other evidence periodically requested by Lender, in its sole discretion, to verify the representations and warranties in Section 4(b) above.  Failure to deliver these certifications or evidence, breach of these representations and warranties, or consummation of any transaction which would cause this Agreement or the Documents or any exercise of Lender’s rights under this Agreement or under the Documents to (i) constitute a non-exempt prohibited transaction under ERISA or (ii) constitute a violation, shall be an Event of Default under the Documents.  Notwithstanding anything in the Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Principal or the Property (including creation of a junior lien, encumbrance or leasehold interest) shall be permitted which would, in Lender’s opinion, negate Principal’s representations in this Agreement or cause a Violation.  At least fifteen (15) days before consummation of any of the foregoing, Principal shall obtain from the proposed transferee or lienholder (i) a certification to Lender that the representations and warranties contained in this Agreement will be true after consummation and (ii) an agreement to comply with the terms and conditions of this Agreement.

5.           Lender’s Rights, Cooperation and Access.  Lender and any other person (“person” in this Agreement shall have the same meaning as in the Instrument) designated by Lender shall have the same rights hereunder as are set forth in Sections 3.11 and 3.12(c) of the Instrument.

6.           Indemnification.  Indemnitor covenants and agrees, at its sole cost and expense, to indemnify (as defined in the Instrument) any or all of the Indemnified Parties from and against any and all Losses (as defined in the Instrument, but excluding any claim arising solely from Lender and not also made or threatened by any governmental entity or other third party against Indemnitor, Indemnified Parties or the Property where neither Borrower or the Property has been in violation of any Environmental Laws) imposed on, incurred by or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with any one or more of the following:  (a) the presence of any Hazardous Materials affecting the Property (“affecting the Property” in this Agreement shall have the same meaning as in the Instrument);  (b) any past, present, future or threatened Release of Hazardous Materials affecting the Property;  (c) any activity by any Indemnitor, any person affiliated with any Indemnitor (“Affiliate”), or any Tenant or other user of the Property in connection with any O&M Plan or any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, handling, transfer or transportation to or from the Property, or removal of any Hazardous Materials at any time affecting the Property;  (d) any activity by any Indemnitor, Affiliate, Tenant or other user of the Property in connection with any actual or proposed remediation of any Hazardous Materials at any time affecting the Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including (“including” in this Agreement shall have the same meaning as in the Instrument) any removal, remedial or corrective action, penalties or fines;  (e) any past, present, future or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including any failure by any Indemnitor, Affiliate, Tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws;  (f) the actual or threatened imposition, recording or filing of any Environmental Lien encumbering the Property;  (g) any administrative processes or proceedings or judicial proceedings in any way connected with any Hazardous Materials affecting the Property;  (h) any past, present, future or threatened injury to, destruction of, or loss of natural resources in any way connected with the Property, including costs to investigate and assess such injury, destruction or loss;  (i) any acts of any Indemnitor, Affiliate, Tenant or other user of the Property in arranging for disposal or treatment of Hazardous Materials affecting the Property at any facility or incineration vessel containing such or similar Hazardous Materials, including arrangements with any transporter;  (j) any acts of any Indemnitor, Affiliate, Tenant or other user of the Property in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Material affecting the Property which causes the incurrence of costs for remediation;  (k) any personal injury, wrongful death, property or other damage arising under any statutory, common law or tort law theory, including damages assessed for trespass or for private or public nuisance or for operation of an abnormally dangerous activity on or near the Property, with respect to Hazardous Materials affecting the Property or violations of Environmental Laws;  and (l) any material misrepresentation, materially inaccurate representation or warranty, material breach or failure to perform under the provisions of this Agreement.  Notwithstanding the foregoing, Indemnitor shall not be obligated to indemnify the Indemnified Parties if Indemnitor can conclusively prove that both (1) the contamination of the Property was caused solely by actions, conditions, or events that occurred after the date Lender (or any purchaser at a foreclosure sale) actually acquired title to the Property and (2) the contamination of the Property was not caused, contributed to, enhanced, or exacerbated by the direct or indirect actions or inactions of any Indemnitor or any partners, officers, members, shareholders, employees, or agents of any Indemnitor.  Further, Indemnitor covenants and agrees, at its sole cost and expense, to indemnify (as defined in the Instrument) any or all of the Indemnified Parties from and against any and all Losses imposed on, incurred by or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with any one or more of the matters set forth in Section 8.04 of the Instrument, and including the inaccuracy of any of the representations or warranties set forth in Section 4 of this Agreement or any violation of the covenants set forth in Section 3.11 of the Instrument and/or the covenants set forth in Section 4 of this Agreement.  For the purpose of this covenant, all references in Section 8.04 to “Borrower” shall be deemed to refer to “Indemnitor.”.  In addition, as set forth in the defined term “indemnify”, the foregoing indemnities shall not apply to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties.

7.           Duty to Defend, Attorneys and Other Fees and Expenses.  Indemnitor agrees that the provisions of (a) Section 8.06 of the Instrument shall apply to this Agreement except all references to “Article VIII” or “this Section” shall be deemed to include this Agreement, and, for the purpose of this covenant, all references in Section 8.06 to “Borrower” shall be deemed to refer to “Indemnitor,” and (b) Section 6.03 of the Instrument shall apply to all Costs, expenses or other amounts paid or incurred by the Indemnified Parties under this Agreement.  The term “on demand” shall have the same meaning as in the Instrument.

8.           Recourse Obligations and Survivability.  Indemnitor agrees that the provisions of Section 8.07 of the Instrument shall apply to this Agreement except all references to “Section 8.05” and “Article VIII” shall be deemed to include this Agreement, and, for the purpose of this covenant, all references in Section 8.07 to “Borrower” shall be deemed to refer to “Indemnitor”. In addition, Indemnitor acknowledges and agrees that each Indemnitor, jointly and severally (if applicable), is fully and personally liable for the obligations under this Agreement, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

9.           Unimpaired Liability.  The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor consents to and agrees to be bound by, any amendment or modification of the provisions of the Documents (other than this Agreement) by any Indemnitor or successor-in-interest to any Indemnitor.  In addition, the liability of Indemnitor shall in no way be limited or impaired by (a) any extension(s) of time for performance required under the Documents, (b) any sale or transfer of all or part of the Property, (c) except as provided in this Agreement, any exculpatory provision in the Documents limiting Lender’s recourse to the Property or to any other security for the Note, or limiting Lender’s rights to a deficiency judgment against any Indemnitor, (d) the accuracy or inaccuracy of the representations and warranties made by any Indemnitor under the Documents, (e) the release of any Indemnitor or person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Documents by operation of law, Lender’s voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Note, or (g) Lender’s failure to record or file (or improper filing or recording of) any of the Documents or Lender’s failure to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note;  and, in all of the foregoing cases, whether with or without notice to Indemnitor and with or without consideration.

10.           Enforcement.  Lender may enforce the obligations of Indemnitor under this Agreement without first resorting to or exhausting any security or collateral or without first having recourse to the Documents or any of the Property, through foreclosure proceedings or otherwise;  provided, however, that nothing herein shall inhibit or prevent Lender from suing on the Note or exercising any other rights or remedies in the Documents.  This Agreement is not collateral or security for the debt of Borrower pursuant to the Loan, unless Lender expressly elects in writing to make this Agreement additional collateral or security for the debt of Borrower pursuant to the Loan.  It is not necessary for an Event of Default to have occurred under the Documents for Lender to exercise its rights under this Agreement.

11.           Waivers and Delays.  To the fullest extent Indemnitor may do so under Laws, Indemnitor makes the waivers and agrees to be bound by the provisions of Section 6.06 and Section 6.07 of the Instrument, and, for the purpose of this covenant, all references in Section 6.06 and Section 6.07 to “Borrower” shall be deemed to refer to “Indemnitor”.  In addition, Indemnitor waives and relinquishes all rights and remedies under Laws for the benefit of Indemnitor or guarantors except any rights of subrogation which any Indemnitor may have;  provided, however, that the indemnity in this Agreement is not (a) contingent upon the existence of any such rights of subrogation or (b) subject to any claims or defenses which may be asserted in connection with the enforcement of such subrogation rights including any claim that such rights were abrogated by any acts of Lender.  Notwithstanding the foregoing, Indemnitor agrees to postpone the exercise of any rights of subrogation with respect to the Property and any other collateral securing the Loan until the Loan shall have been paid in full.  No delay by Lender in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

12.           Intentionally Omitted.

13.           Subrogation.  Indemnitor shall take all reasonable actions, including institution of legal action against third parties (to the extent commercially reasonable and appropriate under the circumstances), necessary or appropriate to obtain reimbursement, payment or compensation from persons responsible for the presence of any Hazardous Materials affecting the Property or otherwise obligated by Laws to bear the cost thereof;  provided, however, so long as there is no occurrence and continuance of an Event of Default, Indemnitor shall be entitled to use its reasonable business judgment to determine whether it is appropriate to undertake any legal action with respect thereto.  If an Event of Default occurs and is not cured, Lender shall be subrogated to all of Indemnitor’s present and future rights in such claims.

14.           Notice of Legal Actions.  Indemnitor shall give prompt written notice to Lender of (a) any notice, advice, demand, claim or other communication from any governmental entity or any source with respect to Hazardous Materials affecting the Property in violation (or alleged violation) of Environmental Laws and (b) any legal action brought against such party or related to the Property, with respect to which any Indemnitor may have liability under this Agreement.

15.           Notices.  All notices or other written communications under this Agreement shall be given in accordance with and governed by Section 9.02 of the Instrument.  Notices to Borrower and Lender shall be sent to the addresses in said Section 9.02, and notices to Principal shall be addressed as follows:

If to Principal: Mack-Cali Realty Corporation and Mack-Cali Realty, L.P. c/o Mack-Cali Realty Corporation 343 Thornall Street Edison, New Jersey 08837 Attn: Mitchell E. Hersh
With a copy of notices sent to Principal to: c/o Mack-Cali Realty Corporation 343 Thornall Street Edison, New Jersey 08837 Attn: Barry Lefkowitz	With a copy of notices sent to Principal to: General Counsel Mack-Cali Realty Corporation 343 Thornall St. Edison, New Jersey 08837 Attn: Roger W. Thomas

16.           Applicable Law and Submission to Jurisdiction.  Indemnitor agrees that the provisions of Section 9.04 of the Instrument shall apply to this Agreement, and, for the purpose of this covenant, all references in Section 9.04 to “Borrower” shall be deemed to refer to “Indemnitor.”

17.           No Third Party Beneficiary.  The terms of this Agreement are for the sole and exclusive protection and use of the Indemnified Parties.  No other party shall be a third party beneficiary under this Agreement, and no provision of this Agreement shall operate or inure to the use and benefit of any such third party.  It is agreed that those persons included in the definition of Indemnified Parties are not excluded third party beneficiaries.

18.           Joint and Several Liability.  If Indemnitor consist of more than one person or entity, the obligations and liabilities of each such person hereunder are joint and several.

19.           WAIVER OF TRIAL BY JURY.  EACH OF INDEMNITOR AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR INDEMNITOR IN CONNECTION THEREWITH.

IN WITNESS WHEREOF, Indemnitor has duly executed this Agreement as of the date first above written.

INDEMNITOR:

MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership

By:MACK-CALI SUB I INC., a Delaware corporation, General Partner

By:  _____________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

MACK-CALI REALTY, L.P., a Delaware limited partnership

By:MACK-CALI REALTY CORPORATION, a Maryland corporation, General Partner

By:  ______________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

MACK-CALI REALTY CORPORATION, a Maryland corporation

By:  ___________________________________________
Name: Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

Loan No. 706 108 240 and 706 108 270

ASSIGNMENT OF PERMITS AND DEVELOPER’S RIGHTS

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as additional security for the obligations incurred pursuant to certain Loan Documents, hereinafter described, MACK-CALI F PROPERTIES, L.P., a New Jersey limited partnership (hereinafter referred to as “Borrower”) having its principal place of business at c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey  08837, hereby assigns and sets over unto THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential”), and VPCM, LLC, a Virginia limited liability company (“VPCM”) (collectively, “Lender”), whose address is c/o Prudential Asset Resources, Inc., 2100 Ross Avenue, Suite 2500, Dallas, Texas  75201, Attention:  Asset Management Department;  Reference Loan No. 706 108 240 and 706 108 270, all permits, certificates, licenses, approvals, utility deposits, utility capacity, and utility rights issued, granted, agreed upon, or otherwise provided by any governmental or private authority, person or entity relating to the ownership, development, construction, operation, maintenance, marketing, sale or use of the real estate and improvements, now or hereafter located thereon, in Bergen County, New Jersey (the “Real Estate”), legally described in Exhibit A attached to that certain Amended, Restated and Consolidated Mortgage and Security Agreement executed by Borrower of even date in favor of Lender, including all of Borrower’s rights and privileges heretofore or hereafter otherwise arising in connection with or pertaining to the Real Estate, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale or use of the Real Estate (all of the foregoing being collectively referred to as the “Permits and Rights”).  In the event any governmental regulation or requirement prohibits assignment of any of the Permits and Rights, the prohibited assignment shall not be effective until the governmental agency or body with jurisdiction gives its written consent to the same, but Borrower shall use reasonable diligence in obtaining such consent and the Real Estate shall still have the full use and benefit of any such Permit and Right regardless of the name of the registered holder of same.

This Agreement is given as additional security for the obligations of Borrower incurred and to be incurred under that certain Amended, Restated and Consolidated Promissory Note in favor of Prudential in the original principal amount of Six Million Nine Hundred Thirty Three Thousand Three Hundred Thirty Three and 34/100 Dollars ($6,933,333.34) and that certain Amended, Restated and Consolidated Promissory Note in favor of VPCM in the original principal amount of Six Million Sixty Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($6,066,666.66), each of even date herewith by Borrower to Lender, in the aggregate amount of Thirteen Million and No/100 Dollars ($13,000,000.00), along with all other documents evidencing or securing said Note (collectively, the “Loan Documents”), including, without limitation, the Amended, Restated and Consolidated Mortgage and Security Agreement, the Amended and Restated Assignment of Leases and Rents and the Financing Statements executed by Borrower to Lender of even date herewith, and Borrower may continue to receive and exercise all of the rights, benefits and privileges under the Permits and Rights so long as no Event of Default (as defined in the Loan Documents) has occurred under the Loan Documents.

This Assignment shall constitute a direction to and full authority to any issuer of any of said Permits and Rights and to any party to any of said Permits and Rights to act at Lender’s written direction and otherwise perform on Lender’s behalf, subject to the terms and conditions of said Permits and Rights, after receiving Lender’s written notice that an Event of Default has occurred under the Loan Documents, but the recipient of such notice may so act without any other evidence of an Event of Default.  Borrower hereby acknowledges and agrees that all such parties are hereby irrevocably authorized and directed to rely upon and comply with (and shall be fully protected by Borrower in so doing) any written request, notice or demand made by Lender with respect to any of the Permits and Rights, or for performance of any undertaking thereunder, and such parties shall have no right or duty to inquire as to whether any Event of Default under the Loan Documents has actually occurred or is then existing.

Lender does not hereby assume any of Borrower’s obligations or duties under or in connection with any of said Permits and Rights, until and unless Lender or Lender’s successor, nominee or assignee shall exercise its rights hereunder as to same.

Borrower shall pay all Lender’s costs, charges, and expenses, including reasonable attorneys’ fees (whether before trial, at trial or on appeal) in connection with any enforcement of this Assignment and/or Lender’s rights under this Assignment.

This Assignment shall be governed by the laws of the State of New Jersey and shall be binding on and inure to the benefit of Borrower and Lender and their respective successors and assigns.

IN WITNESS WHEREOF, Borrower has duly executed this Assignment under seal as of January 15, 2010.

BORROWER:

MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership

By:MACK-CALI SUB I INC., a Delaware corporation, General Partner

By:  _____________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

CONDITIONAL ASSIGNMENT OF MANAGEMENT AGREEMENT
AND SUBORDINATION OF MANAGEMENT AGREEMENT AND MANAGEMENT FEES

THIS CONDITIONAL ASSIGNMENT OF MANAGEMENT AGREEMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT AND MANAGEMENT FEES (this “Assignment”) is made as of January 15, 2010, by MACK-CALI F PROPERTIES, L.P., a New Jersey limited partnership having its principal place of business at c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey  08837 (“Borrower”), to and for THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential”), and VPCM, LLC, a Virginia limited liability company (“VPCM”), having an office at c/o Prudential Asset Resources, Inc., 2100 Ross Avenue, Suite 2500, Dallas, Texas  75201, Attention:  Asset Management Department;  Reference Loan No. 706 108 240 and 706 108 270 (collectively, “Lender”), and is acknowledged and consented to by MACK-CALI REALTY CORPORATION, a Maryland corporation, and MACK-CALI REALTY, L.P., a Delaware limited partnership (collectively, “Mack-Cali”).

RECITALS:

A.           Borrower by its Amended, Restated and Consolidated Promissory Note in favor of Prudential in the original principal amount of Six Million Nine Hundred Thirty Three Thousand Three Hundred Thirty Three and 34/100 Dollars ($6,933,333.34) and by its Amended, Restated and Consolidated Promissory Note in favor of VPCM in the original principal amount of Six Million Sixty Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($6,066,666.66), each of even date herewith (the notes together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to collectively as the “Note”) is indebted to Lender in the aggregate principal sum of $13,000,000.00 in lawful money of the United States of America, with interest from the date thereof at the rates set forth in the Note (the indebtedness evidenced by the Note, together with such interest accrued thereon, shall collectively be referred to as the “Loan”), principal and interest to be payable in accordance with the terms and conditions provided in the Note.

B.           The Loan is secured by, among other things, a Amended, Restated and Consolidated Mortgage and Security Agreement (the “Security Instrument”) dated of even date herewith, which grants Lender a first lien on the property encumbered thereby (the “Property”).  All and any of the documents other than the Note, the Security Instrument and this Assignment now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of the Note are referred to as the “Other Security Documents.”

C.           With the exception of those services performed by Mack-Cali, Borrower has not employed any management agent to rent, lease, operate or manage the Property (any such agreement, and any and all other management agreements, agency agreements or similar agreements for the management and operation of the Property, now or hereafter existing, including, but not limited to, that certain Amended and Restated Leasing, Management and Construction Management Agreement dated as of January 1, 1999 between Borrower and Mack-Cali Realty, L.P., as the same may be amended, extended, modified or renewed, are herein referred to as the “Management Agreement”), and Borrower is currently performing all such responsibilities that would otherwise be the responsibility of an Agent under a Management Agreement (Borrower, in such capacity, and Mack-Cali, performing such services, and any management agent successor of Borrower hereunder, is herein referred to as “Agent”).

D.           Lender requires as a condition to the making of the Loan that Borrower assign any Management Agreement, and that Borrower and Agent subordinate the Management Agreement and their respective interests in the Management Fees in lien and payment to the Security Instrument as set forth below.

AGREEMENT:

For good and valuable consideration the parties hereto agree as follows:

1.           Assignment of Management Agreement.  As additional collateral security for the Loan, Borrower hereby conditionally transfers, sets over and assigns to Lender all of Borrower’s right, title and interest in and to the Management Agreement, said transfer and assignment to automatically become a present, unconditional assignment, at Lender’s option, in the event of a default by Borrower under the Note, the Security Instrument or any of the Other Security Documents, including but not limited to escrow agreements, and the failure of Borrower to cure such default within any applicable grace period.  In the event Lender or any other purchaser at a foreclosure sale or sale under private power contained in the Security Instrument succeeds to the interest of Borrower as the owner of the Property by reason of any foreclosure, or by any other manner (a “Succession”), it is agreed that, AT THE OPTION OF LENDER OR SUCH OTHER PURCHASER, which option shall be exercisable by written notice to Agent prior to or upon the effective date of such Succession, Agent shall be bound to Lender or such other purchaser and upon exercise of such option Lender and such other purchaser shall be bound to Agent under the terms, covenants and conditions of the Management Agreement as provided herein for the remaining balance of the term thereof, with the same force and effect as if Lender or such other purchaser were the owner and landlord of the Property under such Management Agreement, and Agent does hereby agree to attorn to Lender or such other purchaser as the owner and landlord of the Property, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Agreement, immediately upon Lender or such other purchaser’s succeeding to the interest of Borrower under the Management Agreement.  Upon any Succession, the liability of Lender (or any other party taking under a Succession) shall be limited to its interest in the Property.

2.           Termination.  At such time as the Loan is paid in full and the Security Instrument is released or assigned of record, this Assignment and all of Lender's right, title and interest hereunder with respect to the Management Agreement shall terminate.

3.           Borrower's Covenants.  Borrower hereby covenants with Lender that during the term of this Assignment, that if a Management Agreement is hereafter entered into by Borrower and a separate entity as Agent, Borrower shall obtain the prior written approval of Lender as to the identity of such Agent (if such party is not affiliated with Borrower), and, in such event:  (a) Borrower shall not transfer the responsibility for the management of the Property from Agent to any other person or entity without prior written notification to Lender and the prior written consent of Lender, which consent may be withheld by Lender in Lender's sole discretion;  (b) Borrower shall not terminate or amend any of the terms or provisions of the Management Agreement without the prior written consent of Lender, which consent may be withheld by Lender in Lender's sole discretion;  and (c) Borrower shall, in the manner provided for in this Assignment, give notice to Lender of any notice or information that Borrower receives that indicates that Agent is terminating the Management Agreement or that Agent is otherwise discontinuing its management of the Property.

4.           Agreement by Borrower and Agent.  Borrower and Agent hereby agree that in the event of a default by Borrower (beyond any applicable grace period) under the Note, the Security Instrument or any of the Other Security Documents during the term of this Assignment, at the option of Lender exercised by written notice to Borrower and Agent:  (a) all rents, security deposits, issues, proceeds and profits of the Property collected by Agent, after payment of all costs and expenses of operating the Property (including, without limitation, operating expenses, real estate taxes, insurance premiums, repairs and maintenance, but excluding the fees and commissions payable under the Management Agreement), shall be applied in accordance with Lender's written directions to Agent;  and (b) Lender may exercise its rights under this Assignment and may immediately terminate the Management Agreement and require Agent to transfer its responsibility for the management of the Property to a management company selected by Lender in Lender's sole and absolute discretion.

5.           Lender's Right to Replace Agent.  In the event that Lender, in Lender's reasonable discretion, at any time during the term of this Assignment, determines that the Property is not being managed in accordance with generally accepted management practices for properties similar to the Property, Lender shall deliver written notice thereof to Borrower and Agent, which notice shall specify with particularity the grounds for Lender's determination.  If Lender reasonably determines that the conditions specified in Lender's notice are not remedied to Lender's reasonable satisfaction by Borrower or Agent within thirty (30) days from receipt of such notice or that Borrower or Agent have failed to diligently undertake correcting such conditions within such thirty (30) day period, Lender may direct Borrower to terminate the Management Agreement and to replace Agent with a management company acceptable to Lender in Lender's sole discretion.  Upon such termination, Agent shall be entitled only to the payment of any fees actually earned for management services performed pursuant to the Management Agreement prior to the termination of the Management Agreement and, notwithstanding any provision to the contrary in the Management Agreement, no monetary penalties or termination fees shall be paid to Manager.  In the event of Lender's termination of the Management Agreement, Agent agrees that it shall look solely to Borrower, and not to Lender, for the payment of any sums due to Agent under the terms of the Management Agreement or any obligations on the part of Borrower under the Management Agreement and, to the extent permitted by law, Agent hereby waives any and all rights to file any lien or encumbrance against the Property relating thereto.

6.           Subordination.  Borrower and Agent hereby agree that the Management Agreement and the interests and estates created thereby and the rights, privileges and powers of the Agent and Borrower thereunder, including, without limitation, all rights of first refusal, purchase options and all other rights and interests of the Agent under the Management Agreement, shall be and the same are hereby, unconditionally made and shall at all times remain subject, subordinate and inferior in all respects in lien and payment to the lien and payment of the Security Instrument, the Note, the Other Security Documents, and all the rights, privileges and powers of Lender thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof.  Agent does hereby waive, relinquish and release any and all rights, claims and liens which Agent may now or hereafter have in and to the Property, including, without limitation, any rights, claims and liens of Agent, or rights to file or have filed any liens, claims of lien, pursuant to applicable law on or against said Property on account of brokerage services, management services, leasing services or other services furnished by Agent pursuant to the Management Agreement.

7.           Consent and Agreement by Agent.  Agent hereby acknowledges and consents to this Assignment and agrees that Agent will act in conformity with the provisions of this Assignment and Lender’s rights hereunder or otherwise related to the Management Agreement.  In the event that the responsibility for the management of the Property is transferred from Agent in accordance with the provisions hereof, Agent shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than thirty (30) days from the date the Management Agreement is terminated.  Further, Agent hereby agrees (a) not to contest or impede the exercise by Lender of any right it has under or in connection with this Assignment; and (b) that it shall, in the manner provided for in this Assignment, give at least thirty (30) days prior written notice to Lender of its intention to terminate the Management Agreement or otherwise discontinue its management of the Property.

8.           Estoppel.  Agent represents and warrants that (a) the Management Agreement is an unwritten agreement pursuant to which Mack-Cali performs certain services for Borrower, and that such arrangement has not been modified, amended or assigned, (b) neither Agent nor Borrower is in default under any of the terms, covenants or provisions of the Management Agreement and Agent knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Management Agreement, (c) neither Agent nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Management Agreement, and (d) the Management Fees and all other sums due and payable to the Agent under the Management Agreement, if any, have been paid in full.

9.           Receipt of Management Fees.  Borrower and Agent hereby agree that Agent shall not be entitled to receive any Management Fees or other fee, commission or other amount payable to Agent under the Management Agreement for and during any period of time that any Event of Default has occurred and is continuing; provided, however, that Agent shall not be obligated to return or refund to Lender any Management Fee or other fee, commission or other amount already received by Agent prior to the occurrence of the Event of Default, and to which Agent was entitled under this Assignment, and provided further that Agent shall be entitled to its normal payments under the Management Agreement so long as it complies with all of its obligations under such under the Management Agreement and so long as it complies with any reasonable written request from Lender to Agent to deliver leasing reports, financial information (to the extent such information is in the possession or control of Agent or reasonably available to Agent) and rents, issues and profits of the Property in accordance with the terms of the Loan Documents.

10.           Lender’s Agreement.  So long as Borrower is not in default (beyond any applicable grace period) under this Assignment, the Note, the Security Instrument or the Other Security Documents, Lender agrees to permit any sums due to Borrower under the Management Agreement to be paid directly to Borrower.

11.           Governing Law.  This Assignment shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

12.           Notices.  All notices or other written communications under this Agreement shall be given in accordance with and governed by Section 9.02 of the Security Instrument.  Notices to Borrower and Lender shall be sent to the addresses in said Section 9.02.  Notices to Agent shall be sent to the address of Borrower in said Section 9.02.

13.           No Oral Change.  This Assignment, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

14.           Liability.  If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.  This Assignment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

15.           Inapplicable Provisions.  If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

16.           Headings, etc.  The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

17.           Duplicate Originals; Counterparts.  This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment.  The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

18.           Number and Gender.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

19.           Secondary Market.  Lender may sell, transfer and deliver the Note and assign the Security Instrument, this Assignment and the Other Security Documents to one or more Investors (as defined in the Security Instrument) in the secondary mortgage market.  In connection with such sale, Lender may retain or assign responsibility for servicing the Loan, including the Note, the Security Instrument, this Assignment and the Other Security Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors.  All references to Lender herein shall refer to and include any such servicer to the extent applicable.

20.           Miscellaneous.

(a)           Wherever pursuant to this Assignment (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)           Wherever pursuant to this Assignment it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise.

IN WITNESS WHEREOF the undersigned have executed this Assignment as of the date and year first written above.

BORROWER:

MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership

By:MACK-CALI SUB I INC., a Delaware corporation, General Partner

By:  _________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

ACKNOWLEDGMENT

STATE OF NEW JERSEY

COUNTY OF BERGEN

I CERTIFY that on January __, 2010, Barry Lefkowitz personally came before me and this person acknowledged under oath to my satisfaction, that:

(a)           this person signed and delivered the attached document as Executive Vice President and Chief Financial Officer of MACK-CALI SUB I INC., a Delaware corporation, the corporation named in this document;

(b)           this document was signed, and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors, as General Partner of MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership, formerly known as Mack F Properties, A New Jersey Limited Partnership, on behalf of said limited partnership.

_________________________________ Notary Public My Commission Expires: ________________________ (NOTARY SEAL)

Witnessed or Acknowledged by: ___________________________________ Printed Name: _______________________
AGENT:

MACK-CALI REALTY CORPORATION, a Maryland corporation

By:  ______________________________________
Name: Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

MACK-CALI REALTY, L.P., a Delaware limited partnership

By:MACK-CALI REALTY CORPORATION, a Maryland corporation, General Partner

By:  __________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

ACKNOWLEDGMENT

STATE OF NEW JERSEY

COUNTY OF BERGEN

I CERTIFY that on January __, 2010, _________________________ personally came before me and this person acknowledged under oath, to my satisfaction that:

(a)           this person is the attesting witness to the signing of this Agreement by Barry Lefkowitz, as Executive Vice President and Chief Financial Officer of Mack-Cali Realty Corporation, a Maryland corporation;

(b)           this Agreement was signed and delivered by Mack-Cali Realty Corporation, a Maryland corporation, as its voluntary act duly authorized, if applicable; and

(c)           this person signed this proof to attest to the truth of these facts.

Signed and sworn to before me on January _____, 2010 _________________________________ Notary Public My Commission Expires: ________________________ (NOTARY SEAL)	Attesting Witness ____________________________________ Printed Name: _________________________

ACKNOWLEDGMENT

STATE OF NEW JERSEY

COUNTY OF BERGEN

I CERTIFY that on January __, 2010, Barry Lefkowitz personally came before me and this person acknowledged under oath to my satisfaction, that:

(a)           this person signed and delivered the attached document as Executive Vice President and Chief Financial Officer of MACK-CALI REALTY CORPORATION, a Maryland corporation, the corporation named in this document;

(b)           this document was signed, and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors, as General Partner of MACK-CALI REALTY, L.P., a Delaware limited partnership, on behalf of said limited partnership.

__________________________________ Notary Public My Commission Expires: ________________________ (NOTARY SEAL)

Loan No. 706 108 240 and 706 108 270

Dated as of January 15, 2010

RECOURSE LIABILITIES GUARANTY

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, and in accordance with the terms provided below, the undersigned, MACK-CALI REALTY CORPORATION, a Maryland corporation, and MACK-CALI REALTY, L.P., a Delaware limited partnership (whether one or more, hereinafter together called “Guarantor” in the singular), absolutely and unconditionally guarantees and agrees to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential”), and VPCM, LLC, a Virginia limited liability company (“VPCM”) (collectively hereinafter called “Lender”) at the address designated in the Note (as hereinafter defined) for payment thereof or as such address may be changed as provided in the Note or the Instrument, all Recourse Liabilities (defined below) of MACK-CALI F PROPERTIES, L.P., a New Jersey limited partnership (hereinafter called “Borrower”), under Paragraphs 8 and 9 of the Note (defined below) (all such indebtedness is hereinafter called the “Recourse Liabilities”), and absolutely and unconditionally covenants and agrees with Lender pursuant to the terms of this Recourse Liabilities Guaranty (hereinafter called “Guaranty”), as follows:

1.           As used in this Guaranty, the term (i) “Documents” shall have the same meaning as set forth in the Instrument (defined below); (ii) “Obligations” shall have the same meaning as set forth in the Instrument; (iii) “Note” shall refer, collectively, to that certain Amended, Restated and Consolidated Promissory Note in favor of Prudential in the original principal amount of Six Million Nine Hundred Thirty Three Thousand Three Hundred Thirty Three and 34/100 Dollars ($6,933,333.34) and that certain Amended, Restated and Consolidated Promissory Note in favor of VPCM in the original principal amount of Six Million Sixty Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($6,066,666.66), each made by Borrower of even date herewith, in the aggregate original principal amount of Thirteen Million and No/100 Dollars ($13,000,000.00), as the same may be modified, amended, renewed, extended, and/or substituted, which Note is secured by the Instrument (as hereinafter defined); (iv) “Instrument” shall refer to that certain Amended, Restated and Consolidated Mortgage and Security Agreement of even date herewith, from Borrower to or for the benefit of Lender, and recorded or to be recorded in the public records of Bergen County, New Jersey; (v) “Property” shall have the same meaning as set forth in the Instrument; (vi) “Loan” shall have the same meaning as set forth in the Instrument; (vii) “Costs” shall have the same meaning as set forth in the Instrument; and (viii) “Recourse Liabilities” shall mean all limited and full recourse indebtedness of Borrower under Paragraphs 8 and 9 of the Note (it being noted that, as set forth in Subparagraph 8(b) and Subparagraph 8(f) of each Note, Subparagraph 8(b) and Subparagraph 8(f) are subject to Section 4(b) of that certain Cash Management Agreement between Borrower and Lender of even date herewith).  Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Instrument.

2.           Without in any way limiting the liability of Guarantor under that certain Environmental and ERISA Indemnity Agreement made by Guarantor and Borrower in favor of Lender of even date herewith (the “Environmental Indemnity”), in the event Borrower fails to pay the Recourse Liabilities when due, Guarantor shall upon written demand of Lender promptly (not later than five (5) days after written demand) and with due diligence pay to and for the benefit of Lender all of the Recourse Liabilities, and, in addition, Guarantor further agrees to pay any and all Costs incurred or expended by Lender in collecting any of the Recourse Liabilities or in enforcing any right granted hereunder.

3.           Guarantor’s liability under this Guaranty shall be fully recourse and the Recourse Liabilities are expressly not subject to, or limited by, any limitations on Borrower’s liability set forth in the Note, and Guarantor agrees and acknowledges that Lender is relying upon the full recourse nature of this Guaranty in making the Loan to Borrower.  Further, the scope of this Guaranty shall in no way affect or limit any liability of Guarantor in its capacity as an “Indemnitor” under the Environmental Indemnity.

4.           In the event that Lender elects to foreclose or to accept a deed-in-lieu of foreclosure under the Instrument, Guarantor hereby acknowledges and agrees that Guarantor’s recourse liability under this Guaranty as determined above shall be calculated after deduction from the outstanding Obligations (including, but not limited to, all principal, accrued interest, Prepayment Premium [as defined in the Note], advances and other charges) of (i) the amount of money bid by or received by Lender at a foreclosure sale, or (ii) the value of the Property and any other property received by Lender as consideration for acceptance of a deed-in-lieu of foreclosure.

5.           In the event that Lender accepts a deed-in-lieu of foreclosure, the value of the Property and any other property received by Lender shall be conclusively determined by an independent MAI appraiser, selected by Lender in its sole discretion, having not less than five (5) years’ experience in appraising commercial real estate in the area where the Land is located, unless in connection with such acceptance of such deed-in-lieu of foreclosure Lender agrees to an alternate valuation.  The fees and costs of said MAI appraiser shall be paid by Borrower.

6.           Guarantor’s recourse liability under this Guaranty shall continue with respect to any and all Recourse Liabilities, until Lender has been paid the full amount of the Obligations and the Recourse Liabilities from any person or entity at the time of foreclosure or following an Event of Default; provided, however, that Guarantor’s recourse liability under this Guaranty shall be in addition to, and not in lieu of, any liability or obligations of Guarantor under any other document or other instrument delivered by Guarantor in connection with the Loan.

7.           Guarantor also acknowledges and agrees that Lender shall have the right to seek collection of the recourse portion of the Loan under this Guaranty from Guarantor without commencement of any foreclosure proceedings.

8.           Guarantor expressly waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of the Recourse Liabilities, notice of intention to accelerate the maturity of the Recourse Liabilities or any part thereof, notice of disposition of collateral, notice of acceleration of the maturity of the Recourse Liabilities or any part thereof, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party.  Guarantor agrees that Lender shall be under no obligation to: (i) notify Guarantor of its acceptance of this Guaranty or of any advances made or credit extended on the faith of this Guaranty; (ii) notify Guarantor of Borrower’ s failure to make payments due under the Note as it matures or the failure of Borrower to pay any of the Recourse Liabilities as they mature or any default in performance of any obligations required by the Note, the Instrument or any other Document; (iii) use diligence in preserving the liability of any person with respect to the Recourse Liabilities, or with respect to the Note, the Instrument or any other Document; (iv) use diligence in collecting payments or demanding performance required by the terms of the Note, the Instrument or any other Document; or (v) bring suit against, or take any other action against, any party to enforce collection of the Note, the Instrument or any other Document.

9.           Guarantor waives all legal defenses (at law or in equity) given or available to sureties or guarantors other than the actual payment in full of all Recourse Liabilities, and waives all legal defenses (at law or in equity) based upon the validity, legality or enforceability of the Note, the Instrument or any other Document (including, without limitation, any claim that the Note, the Instrument or any other Document is or was in any way usurious), or otherwise with respect to the following actions with respect to the Recourse Liabilities or Obligations, as to which Guarantor consents that Lender may from time to time, before or after any default by the Borrower, with or without further notice to or assent from Guarantor:

(a)
exchange with, release or surrender, either with or without consideration, to the Borrower or to any Guarantor, pledgor or grantor any collateral, or waive, release or subordinate any security interest, in whole or in part, now or hereafter held as security for the Loan and/or any of the Obligations;

(b)
waive or delay the exercise of any of its rights or remedies against any person or entity, including but not limited to the Borrower and/or any guarantor, which waiver or delay shall not preclude the Lender from further exercise of any of its rights, powers or privileges expressly provided for herein or otherwise available, it being understood that all such rights and remedies are cumulative;

(c)	release, either fully or partially, any person or entity, including but not limited to the Borrower, guarantor, endorser, surety or any judgment debtor;

(d)
proceed against the Guarantor for payment of the Recourse Liabilities, without first proceeding against or joining the Borrower, any other guarantor, surety, endorser of the Note, or any property securing payment of the Note, the Instrument, or any other Loan Documents;

(e)	renew, extend or modify the terms of the Loan or any instrument or agreement evidencing the Loan and/or any of the Obligations;

(f)
apply payments by the Borrower, the Guarantor, or any other person or entity to the reduction of the Loan and/or Obligations in such manner and in such amounts and at such time or times and in such order and priority as Lender shall determine;

(g)	permit any sale, transfer or encumbrance of the Property or any part thereof; and

(h)	generally deal with the Borrower or any of the security or other person or party as the Lender shall determine.

The Guarantor hereby ratifies and confirms any such exchange, release, surrender, subordination, waiver, delay, proceeding, renewal, extension, modification or application, or other dealing, all of which actions shall be binding upon Guarantor who hereby waives all defenses, counterclaims or set-offs which Guarantor might otherwise have as a result of such actions, and who hereby agrees to remain bound under this Guaranty.  In accordance with the terms of this Guaranty, Guarantor agrees and acknowledges that it shall be primarily liable for payment of the Recourse Liabilities (subject only to the limitations set forth above) in the event of default or foreclosure.

10.           Guarantor acknowledges and agrees that from time to time, at Lender’s discretion, with or without valuable consideration, without authorization from or notice to Guarantor, and without impairing, modifying, releasing, limiting or otherwise affecting Guarantor ’s liability under this Guaranty, Lender may: (i) alter, compromise, accelerate, renew, extend or change the time or manner for the payment of any or all of the Obligations due under the Note, the Instrument or any other Document (including, but not limited to, with respect to any Recourse Liabilities); (ii) increase or reduce the rate of interest with respect to the Note or Loan; (iii) take and surrender security, exchange security by way of substitution, or in any way Lender deems necessary take, accept, withdraw, subordinate, alter, amend, modify or eliminate security; (iv) add or release or discharge endorsers, guarantors or other obligors; (v) make changes of any kind whatsoever in the terms of the Note, the Instrument or any other Document; (vi) make changes of any kind whatsoever in the manner Lender does business with Borrower; (vii) settle or compromise with Borrower or any other person(s) liable on the Note, the Instrument or any other Document (including, but not limited to, any person(s) liable with respect to any Recourse Liabilities) on such terms as Lender determines; (viii) apply all moneys received from Borrower or others, or from any security held (whether or not held under a mortgage, deed of trust, deed to secure debt or other instrument), in such manner upon the Note or upon any other obligation arising under the Instrument or any other Document (whether then due or not) as Lender determines to be in its best interest (including, but not limited to, application with respect to any Recourse Liabilities), and without in any way being required to marshal securities or assets or to apply all or any part of such moneys upon any particular part of the Note, the Instrument or any other Document, except to the extent as may be expressly provided therein.

11.           Guarantor agrees that Lender is not required to retain, hold, protect, exercise due care with respect to, perfect security interests in, or otherwise assure or safeguard any security for the Note or the Loan.  Guarantor agrees and acknowledges that Lender’s failure to do any of the foregoing and Lender’s failure to exercise any other right or remedy available to Lender shall in no way affect or alter any of Guarantor’s obligations under this Guaranty or any security furnished by Guarantor, or give Guarantor any recourse against Lender.

12.           Guarantor agrees that its liability under this Guaranty shall not be modified, changed, released, limited or impaired in any manner whatsoever on account of any or all of the following: (i) the incapacity, death, disability, dissolution or termination of Guarantor, Borrower, Lender or any other person or entity; (ii) the failure by Lender to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Borrower or any other person or entity; (iii) the inability of Lender, Guarantor or any other person or entity to recover from Borrower or any other party due to the expiration of any statute of limitations or due to any other cause whatsoever; (iv) the claim or assertion (whether or not successful) by Borrower or any other person or entity of any available defenses, set-off rights or counterclaims (other than payment in full of the Obligations) during any judicial, arbitration, or mediation proceeding; (v) the transfer(s) of any portion of the Property encumbered by the Instrument or of any other secured collateral by other instrument securing payment of the Obligations; (vi) any modifications, extensions, amendments, consents, releases or waivers with respect to the Note, the Instrument or any other Document, including, but not limited to, any other instrument that may now or hereafter secure the payment of the Obligations or this Guaranty; (vii) Lender’s failure to give any notice to Guarantor of any default under the Note, the Instrument or any other Document, including, but not limited to, any other instrument securing the payment of the Obligations or this Guaranty; (viii) Guarantor is or becomes liable for any indebtedness owed by Borrower to Lender other than that which is secured by this Guaranty; or (ix) any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, Borrower, its property, or its estate in bankruptcy resulting from the operation of any present or future provision of 11 U.S.C. §101 et. seq. or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or from the decision of any court.

13.           Guarantor agrees and acknowledges that Lender shall not be required to (i) pursue any other remedies before invoking the benefits of the guaranties contained in this Guaranty, or (ii) make demand upon or institute suit or otherwise pursue or exhaust its remedies against Borrower or any surety other than Guarantor or to proceed against any security now or hereafter existing for the payment of any of the Obligations (including, but not limited to, the Recourse Liabilities).  Guarantor also acknowledges that Lender may maintain an action on this Guaranty without joining Borrower in such action and without bringing a separate action against Borrower.

14.           If the Note, the Instrument or any other Document cannot be enforced against Borrower for any reason whatsoever (including but not limited to the legal defenses of ultra vires, lack of authority, illegality, force majeure, act of God, usury or impossibility), such unenforceability shall not affect Guarantor’s liability under this Guaranty.  Guarantor agrees that it shall be liable to the extent provided in this Guaranty notwithstanding the fact that Borrower may be held not to be liable for such Obligations or not liable to the same extent as Guarantor’s liability.

15.           Guarantor agrees that in the event that Borrower does not or otherwise is unable to pay the Obligations for any reason (including, without limitation, liquidation, dissolution, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, sale of all or substantially all assets, reorganization, arrangement, composition, or readjustment of, or other similar proceedings affecting the status, composition, identity, existence, assets or obligations of Borrower, or the disaffirmance or termination of any of the Recourse Liabilities or Obligations in or as a result of any such proceeding), Guarantor shall pay the Recourse Liabilities and such occurrence shall in no way affect Guarantor’s obligations under this Guaranty.

16.           Should the status, structure or composition of Borrower change, Guarantor agrees that this Guaranty shall continue and shall also cover the Recourse Liabilities of Borrower under the new status, structure or composition of Borrower, or of Borrower’s successor.  This Guaranty shall remain in full force and effect notwithstanding any transfer of the Property encumbered by the Instrument.

17.           In the event any payment by Borrower to Lender is held to constitute a preference under any Applicable Bankruptcy Law, or if for any other reason Lender is required to refund or does refund such payment or pay such amount to any other party, Guarantor acknowledges that such payment by Borrower to Lender shall not constitute a release of Guarantor from any liability under this Guaranty, but Guarantor agrees to pay such amount to Lender upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

18.           Guarantor agrees that it shall not have (i) the right to the benefit of, or to direct the application of, any security held by Lender (including the Property covered, conveyed or encumbered by the Instrument and any other instrument securing the payment of the Obligations), (ii) any right to enforce any remedy which Lender now has or hereafter may have against Borrower, or (iii) any right to participate in any security now or hereafter held by Lender.

19.           Guarantor also agrees that it shall not have (i) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or against any security resulting from the exercise or election of any remedies by Lender (including the exercise of the power of sale under the Instrument), or (ii) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation, from any cause (other than as a result of payment in full of the Obligations, including, but not limited to, the Recourse Liabilities), of Borrower’s liability under the Note, the Instrument or any other Document.

20.           Guarantor agrees that any payment it makes of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to the Note, the Instrument or any other Document, or any proceeds attributable to the Note, the Instrument or any other Document, unless and until the full amount of the Obligations owing to Lender has been fully paid.  At such time as the full amount of the Obligations owing to Lender has been fully paid, Guarantor shall be subrogated as to any payments made by it to Lender’s rights against Borrower and/or any endorsers, sureties or other guarantors.  For the purposes of the preceding sentence only, the full amount of the Obligations shall not be deemed to have been paid in full by foreclosure of the Instrument or by acceptance of a deed-in-lieu of foreclosure, and Guarantor hereby waives and disclaims any interest which it might have in the Property encumbered by the Instrument or other collateral security for the Obligations, by subrogation or otherwise, following such foreclosure or Lender’s acceptance of a deed-in-lieu of foreclosure.

21.           Guarantor expressly subordinates its rights to payment of any indebtedness owing from Borrower to Guarantor (including, but not limited to, property management and construction management fees and leasing commissions, subject, however, to any rights under those certain Conditional Assignments of Management Agreement and Subordination of Management Agreement and Management Fees), whether now existing or arising at any time in the future, to the right of Lender to first receive or require payment of the Obligations in full (and including interest accruing on the Note after any petition under Applicable Bankruptcy Law, which post-petition interest Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in proceedings under such Applicable Bankruptcy Law).  Guarantor further agrees, upon the occurrence of an Event of Default (subject, however, to any rights under those certain Conditional Assignments of Management Agreement and Subordination of Management Agreement and Management Fees), not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor or any security for such indebtedness without Lender’s prior written consent.  If Guarantor should receive any such payment, satisfaction or security for any indebtedness owed by Borrower to Guarantor, Guarantor agrees to deliver the same without delay to Lender in the form received, endorsed or assigned for application on account of, or as security for, the Recourse Liability; until such payment, satisfaction or security is delivered, Guarantor agrees to hold the same in trust for Lender.

22.           Under no circumstances shall the aggregate amount paid or agreed to be paid under this Guaranty exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Guarantor hereunder are hereby limited accordingly.  If under any circumstances, whether by reason of advancement or acceleration of the unpaid principal balance of the Note or otherwise, the aggregate amounts paid hereunder shall include amounts which by law are deemed interest and which could exceed the Maximum Rate, Guarantor stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Guarantor and Lender, and Lender shall promptly credit such excess (only to the extent such interest payments are in excess of the Maximum Rate) against the unpaid principal balance of the Note, and any portion of such excess payments not capable of being so credited shall be refunded to Guarantor.  The term “applicable law” as used in this paragraph shall mean the laws of the Property State (as such term is defined in the Instrument) or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

23.           Guarantor hereby represents, warrants and covenants to and with Lender as follows: (i) the making of the Loan by Lender to Borrower is and will be of direct interest, benefit and advantage to Guarantor; (ii) Guarantor is solvent, is not bankrupt and has no outstanding liens, garnishments, bankruptcies or court actions which could render Guarantor insolvent or bankrupt; (iii) there has not been filed by or against Guarantor a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Guarantor or any substantial portion of Guarantor’s property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under Applicable Bankruptcy Law; (iv) all reports, financial statements and other financial and other data which have been or may hereafter be furnished by Guarantor to Lender in connection with this Guaranty are or shall be true and correct in all material respects and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading and do or shall fairly represent the financial condition of Guarantor as of the dates and the results of Guarantor’s operations for the periods for which the same are furnished, and no material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Guarantor; (v) the execution, delivery and performance of this Guaranty do not contravene, result in the breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Guarantor is subject; (vi) there are no judicial or administrative actions, suits or proceedings pending or, to the best of Guarantor’s knowledge, threatened against or affecting Guarantor which would have a material adverse effect on either the Property or Borrower’s ability to perform its obligations, or involving the validity, enforceability or priority of this Guaranty; and (vii) this Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

24.           Guarantor will furnish to Lender the financial statements and other information as to Guarantor as are described in Section 3.15 of the Instrument, on or before the deadlines set forth therein.  Guarantor will provide to Lender such other financial information and statements concerning Guarantor's financial status as Lender may request from time to time, all of which shall be in form and substance acceptable to Lender.  Guarantor shall be in default hereunder if there is any falsity in any material respect or any material omission in any representation or statement made by Guarantor to Lender or in any information furnished Lender, by or on behalf of Borrower or Guarantor, in connection with the Loan and/or any of the Obligations, as determined by Lender in its sole and absolute discretion.

25.           Guarantor further agrees to the following:

(a)           Where two or more persons or entities have executed this Guaranty, unless the context clearly indicates otherwise, all references herein to “Guarantor” shall mean the guarantors hereunder or either or any of them.  All of the obligations and liability of said guarantors hereunder shall be joint and several.  Suit may be brought against said guarantors, jointly and severally, or against any one or more of them, or less than all of them, without impairing the rights of Lender against the other or others of said guarantors.  Lender may compound with any one or more of said guarantors for such sums or sum as it may see fit and/or release such of said guarantors from all further liability to Lender for such indebtedness without impairing the right of Lender to demand and collect the balance of such indebtedness from the other or others of said guarantors not so compounded with or released.  However, said guarantors agree that such compounding and release shall in no way impair the their rights as among themselves.

(b)           Except as otherwise provided herein, the rights of Lender are cumulative and shall not be exhausted by its exercise of any of its rights under this Guaranty or otherwise against Guarantor or by any number of successive actions, until and unless all Recourse Liabilities have been paid and each of the obligations of Guarantor under this Guaranty have been performed.

(c)           Intentionally Omitted.

(d)           Any notice or communication required or permitted under this Guaranty shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, sent to the intended addressee at the address shown below, or to such other address or to the attention of such other person(s) as hereafter shall be designated in writing by the applicable party sent in accordance herewith.  Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery on a business day at the applicable address and in the manner provided herein.

(e)           This Guaranty shall be deemed to have been made under and shall be governed in all respects by the laws of the Property State.

(f)           This Guaranty may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

(g)           This Guaranty may only be modified, waived, altered or amended by a written instrument or instruments executed by the party against which enforcement of said action is asserted.  Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to any party.

(h)           The books and records of Lender showing the accounts between Lender and Borrower shall be admissible in any action or proceeding arising from this Guaranty as prima facie evidence for any claim whatsoever, absent manifest error.

(i)           Guarantor waives and renounces any and all homestead or exemption rights Guarantor may have under the United States Constitution, the laws of the Property State, or the laws of any state as against Guarantor, and Guarantor transfers, conveys and assigns to Lender a sufficient amount of such homestead or exemption as may be allowed, including such homestead or exemption as may be set apart in bankruptcy, to pay and perform the obligations of Guarantor arising under this Guaranty.  Guarantor hereby directs any trustee in bankruptcy having possession of such homestead or exemption to deliver to Lender a sufficient amount of property or money set apart as exempt to pay and perform such Guarantor obligations.

(j)           The terms, provisions, covenants and conditions of this Guaranty shall be binding upon Guarantor, its heirs, devisees, representatives, successors and assigns, and shall inure to the benefit of Lender and Lender’s transferees, credit participants, successors, assigns and/or endorsees.

(k)           Within this Guaranty, the words of any gender shall be held and construed to include any other gender, and the words in the singular number shall be held and construed to include the plural and the words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

(l)           A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.  Accordingly, the provisions of this Guaranty are declared to be severable.

THIS GUARANTY is executed as of the date and year first above written.

GUARANTOR:

MACK-CALI REALTY, L.P., a Delaware limited partnership

By:MACK-CALI REALTY CORPORATION, a Maryland corporation, General Partner

By:  __________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

MACK-CALI REALTY CORPORATION, a Maryland corporation

By:  ______________________________________
Name: Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

The address of Guarantor is:

               Mack-Cali Realty Corporation and Mack-Cali Realty, L.P.
               c/o Mack-Cali Realty Corporation
               343 Thornall Street
               Edison, New Jersey  08837
               Attn: Mitchell E. Hersh, President and Chief Executive Officer

With a copy to:

General Counsel
Mack-Cali Realty Corporation
343 Thornall St.
Edison, New Jersey 08837
Attention: Roger W. Thomas

The address of Lender is:

               THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND VPCM, LLC
c/o Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attention: Asset Management Department; Reference Loan No. 706 108 240 and 706 108 270

With a copy to:

                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
c/o Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attention: Legal Department; Reference Loan No. 706 108 240 and 706 108 270

Loan Nos. 706 108 235 - 706 108 241 and 706 108 265 - 706 108 271 (excluding Loan No. 706 108 240 and 706 108 270)

Dated as of January 15, 2010

AMENDED AND RESTATED IRREVOCABLE CROSS COLLATERAL GUARANTY OF PAYMENT AND PERFORMANCE

THIS AMENDED AND RESTATED IRREVOCABLE CROSS COLLATERAL GUARANTY OF PAYMENT AND PERFORMANCE (hereinafter called “Guaranty”) is made by MACK-CALI F PROPERTIES, L.P., a New Jersey limited partnership (“Guarantor”) in favor of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential”), and VPCM, LLC, a Virginia limited liability company (“VPCM”) (collectively, “Lender”, which shall also mean successors and assigns who become holders of the Note).

W I T N E S S E T H:

WHEREAS, Guarantor is the maker of, or has assumed the obligations of the maker of, that certain Amended and Restated Promissory Note dated as of November 12, 2004 in the original principal amount of Twenty Million Six Hundred Thousand and No/100 Dollars ($20,600,000.00) and payable to the order of Lender (the “Existing Guarantor Note”; the loan evidenced by the Existing Guarantor Note is herein referred to as the “Existing Guarantor Loan”);

WHEREAS, the Existing Guarantor Loan was made pursuant to that certain Amended and Restated Loan Agreement dated as of November 12, 2004 (the “Existing Loan Agreement”) by and among, inter alia, Lender and Guarantor relating to seven (7) cross-collateralized and cross-defaulted loans in the aggregate principal amount of $150,000,000.00 (the “Existing Loans”); and

WHEREAS, Guarantor, Mack-Cali Realty Corporation, a Maryland corporation (the “REIT Corporation”), and Mack-Cali Realty, L.P., a  Delaware limited partnership (the “Operating Partnership”), and the Borrowers listed on Exhibit A attached hereto and made a part hereof (hereinafter, excluding Guarantor, referred to collectively as “Borrowers”) have, by that certain First Mortgage Loan Application Nos. 706 108 235 - 706 108 241, dated January 13, 2010 (the “Application”), applied for the Loan in the aggregate loan amount of $150,000,000.00 (the “Aggregate Loan Amount”); and

WHEREAS, Guarantor, Borrowers, the REIT Corporation, the Operating Partnership, and Lender have agreed, pursuant to that certain Amended and Restated Loan Agreement dated of even date herewith (the “Loan Agreement”) by and among Guarantor, Borrowers, the REIT Corporation, the Operating Partnership and Lender relating to seven (7) cross-collateralized and cross-defaulted loans in the aggregate principal amount of $150,000,000.00 (hereinafter, excluding the loan made to Guarantor, referred to collectively as the “Loan”), to refinance the seven (7) cross-collateralized and cross-defaulted loans referenced in the Existing Loan Agreement, to amend and restate the terms thereof, and to re-allocate the loan amounts among the seven (7) Existing Loans representing additional advances to certain borrowers under the Loan Agreement and corresponding reductions of loan amounts to other borrowers under the Loan Agreement; and

WHEREAS, the Loan is, pursuant to the terms of the Application, divided into seven (7) individual loans (the “Individual Loans”), to be made by Lender in the amounts set forth on Exhibit B attached hereto and made a part hereof; one of those Individual Loans is a loan of $13,000,000.00 (the “Mack-Cali Centre VII Loan”) to Guarantor secured by real property located in Bergen County, New Jersey, known as Mack-Cali Centre VII (the “Mack-Cali Centre VII Property”) and which Loan is known as Loan No. 706 108 240 and 706 108 270, and which Loan is evidenced by an Amended, Restated and Consolidated Promissory Note in favor of Prudential in the original principal amount of Six Million Nine Hundred Thirty Three Thousand Three Hundred Thirty Three and 34/100 Dollars ($6,933,333.34) and an Amended, Restated and Consolidated Promissory Note in favor of VPCM in the original principal amount of Six Million Sixty Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($6,066,666.66); and

WHEREAS, Lender has agreed to make the Loans to Guarantor and the other Borrowers pursuant to the terms and conditions set forth in the Loan Agreement; and

WHEREAS, Guarantor and each other Borrower have executed and delivered to the Lender Amended, Restated and Consolidated Promissory Notes (the “New Notes”) in the aggregate principal amount of $150,000,000.00 as evidence of their indebtedness to Lender;  and one or more of the New Notes is executed by Guarantor in its capacity as a Borrower and as an owner of its respective Properties as listed on Exhibit A attached hereto, which New Notes are executed in order to evidence the portion of the Loan that is allocated to such Individual Loans for such Properties owned by Guarantor; and

WHEREAS, to secure payment of the New Notes and the performance of each Borrower’s obligations under the Loan Agreement, each Borrower has executed and delivered to Lender the Security Documents (as defined in the Loan Agreement) conveying to or for the benefit of Lender, as mortgagees or beneficiaries, as applicable, certain land and improvements thereon, as well as the other Loan Documents (as such term is defined in the Loan Agreement;  any term not otherwise defined herein shall have the meaning assigned to such term in the Loan Agreement); and

WHEREAS, the Mack-Cali Centre VII Loan is one of the Individual Loans, and is evidenced and secured by, inter alia, the following:

(i)
Guarantor’s Amended, Restated and Consolidated Promissory Note of even date herewith in favor of Prudential in the original principal amount of Six Million Nine Hundred Thirty Three Thousand Three Hundred Thirty Three and 34/100 Dollars ($6,933,333.34) and Guarantor’s Amended, Restated and Consolidated Promissory Note in favor of VPCM in the original principal amount of Six Million Sixty Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($6,066,666.66) (collectively, the “Mack-Cali Centre VII Note”); and

(ii)
That certain Amended, Restated and Consolidated Mortgage and Security Agreement of even date herewith between Borrower and Lender, to be recorded in the real estate records of Bergen County, New Jersey (the “Mack-Cali Centre VII Mortgage”), encumbering the Mack-Cali Centre VII Property and securing the Mack-Cali Centre VII Note; and

WHEREAS, notwithstanding the division of the Loan into seven (7) Individual Loans, certain terms, conditions and provisions of the Application with respect to the Individual Loans relate to all of the Individual Loans in the aggregate, and the relationship of all of the Individual Loans to each other, including, but not limited to, provisions relating to cross-default between the Loans, cross-collateral issues relating to the Loans, and provisions relating to release of or substitution of collateral (the “Master Loan Terms”); and

WHEREAS, the REIT Corporation and the Operating Partnership own, directly or indirectly through qualified REIT subsidiaries, Guarantor and all of the Borrowers; and

WHEREAS, the entire Loan in the aggregate principal amount of $150,000,000.00 is to be secured by the Properties listed on Exhibit A attached hereto; notwithstanding that the Loan is divided into seven (7) Individual Loans, Guarantor acknowledges that Lender would not make any of the Individual Loans, or less than all of the Individual Loans, pursuant to the provisions in the Application relating to the Individual Loans, without making all seven (7) Individual Loans in compliance with the terms of the Application and except in accordance with all the provisions set forth in this Guaranty; and

WHEREAS, Guarantor acknowledges that the provisions set forth in this Guaranty and otherwise set forth in the Loan Documents relating to cross-default, cross-collateralization and the other Master Loan Terms have resulted in more favorable economic terms for the Individual Loan to Guarantor, and that Guarantor would be unable to receive financing in the amount, or at the rate, or otherwise under more favorable terms, than those set forth herein and, therefore, there exists direct and valuable consideration for Guarantor’s consent and agreement to the Master Loan Terms; and

WHEREAS, one of the Master Loan Terms involves the Cross-Collateralization of each of the Properties, whereby the Properties of each Borrower will secure the entire Loan by virtue of securing such Borrower’s New Note evidencing such Borrower’s Individual Loan and such Borrower’s Cross-Collateral Guaranty (as defined in the Loan Agreement) evidencing such Borrower’s obligation to repay the other Individual Loans; and

WHEREAS, the Mack-Cali Centre VII Property owned by Guarantor will secure the entire Loan by virtue of securing the Mack-Cali Centre VII Note evidencing Guarantor’s Individual Loan and Guarantor’s Cross-Collateral Guaranty evidencing Guarantor’s obligation to repay the other Individual Loans; and

WHEREAS, Guarantor will derive financial benefit from the Individual Loans to the other Borrowers evidenced and secured by the New Notes, Security Instruments, Loan Agreement and other Loan Documents; the execution and delivery of this Guaranty by Guarantor is a condition precedent to the advancement by Lender of the Loan and each of the Individual Loans in order to evidence the obligation of Guarantor for repayment of the Obligations other than the Mack-Cali Centre VII Loan entered into with respect to the Mack-Cali Centre VII Property, and, with respect to such New Notes and Individual Loans to such Borrowers, this Guaranty is intended to evidence the separate obligations of Guarantor under the Loan Agreement as a guarantor of a portion of the Loan as and to the extent described herein and subject to the Limited Recourse Liability provisions incorporated by reference herein from the Mack-Cali Centre VII Note; and

WHEREAS, in connection with the Existing Loans other than the Existing Guarantor Loan Guarantor delivered to Lender that certain Amended and Restated Irrevocable Cross-Collateral Guaranty of Payment and Performance dated as of April 30, 1998 (the “Existing Guaranty”); and

WHEREAS, all of the terms, covenants and provisions of the Existing Guaranty are hereby modified, amended and restated so that henceforth such terms, covenants and provisions shall be those set forth in this Guaranty, and the Existing Guaranty, as so modified, amended and restated in its entirety, is hereby ratified and confirmed in all respects by Guarantor.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Guaranty by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, Guarantor hereby covenants and agrees with Lender as follows:

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, and in accordance with the terms provided below, Guarantor absolutely and unconditionally guarantees and agrees to pay to Lender at the address designated in the Notes (defined below) for payment thereof or as such address may be changed as provided in the Notes or the Instrument, all Obligations (defined below) of Borrowers, under the Notes and other Documents (defined below), and absolutely and unconditionally covenants and agrees with Lender pursuant to the terms of this Guaranty, subject, however, to the provisions of Section 3 hereof, as follows:

1.           As used in this Guaranty, the term (i) “Documents” shall have the same meaning as set forth in the Instruments (defined below); (ii) “Obligations” shall have the same meaning as set forth in the Instruments; (iii) “Notes” shall refer to the New Notes, but excluding the Mack-Cali Centre VII Note, as the same may be modified, amended, renewed, extended, and/or substituted, which Notes are secured by the Instrument (as hereinafter defined); (iv) “Instruments” shall refer to each Amended, Restated and Consolidated Mortgages and Security Agreements of even date herewith, from Borrowers to or for the benefit of Lender, and recorded or to be recorded in the public records of Bergen County, New Jersey, which secure the Notes; (v) “Cross Collateral Property” shall have the same meaning as set forth in the Instruments; (vi) “Loans” shall mean the Loan pursuant to the Loan Agreement, but excluding the Loan evidenced by the Mack-Cali Centre VII Note, and (vii) “Costs” shall have the same meaning as set forth in the Instrument;.  Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Instruments.

2.           Subject to the provisions of Section 3 hereof, in the event Borrowers fail to pay the Obligations, Guarantor shall upon written demand (not later than five (5) days after written demand) of Lender promptly and with due diligence pay to and for the benefit of Lender all of the Obligations, and, in addition, Guarantor further agrees to pay any and all Costs incurred or expended by Lender in collecting any of the Obligations or in enforcing any right granted hereunder.  This Guaranty is the “Note” referred to and secured by the Amended, Restated and Consolidated Second Priority Mortgage and Security Agreement (Subordinate Mortgage to Secure Cross Collateral Guaranty) of even date herewith between Borrower and Lender, to be recorded in the real estate records of Bergen County, New Jersey and is secured by the Mack-Cali Centre VII Property.

3.           Guarantor’s liability under this Guaranty is expressly not subject to, or limited by, any limitations on Borrowers’ liability set forth in the Notes, and Guarantor agrees and acknowledges that Lender is relying upon this Guaranty in making the Loans to Borrowers.  Notwithstanding the foregoing, the provisions of Paragraph 8 and Paragraph 9 of the Mack-Cali Centre VII Note are incorporated into this Guaranty as if such provisions were set forth in their entirety in this Guaranty.  Guarantor agrees that any exculpatory language (the “Other Exculpatory Language”) contained in the Notes (other than the Mack-Cali Centre VII Note) which Other Exculpatory Language limits any liability of Guarantor with respect to the Individual Loans related to such Properties, shall in no event apply to limit Lender’s recourse under this Guaranty, and the Other Exculpatory Language will not prevent Lender from proceeding against Guarantor to enforce this Guaranty in the manner set forth in the following sentences.  Notwithstanding the foregoing provisions of this Section 3 with respect to the Other Exculpatory Language applicable to Guarantor’s obligations and liabilities under Notes and Security Instruments (other than those with respect to the Mack-Cali Centre VII Property), Guarantor’s liability under this Guaranty shall be limited to Guarantor’s interest in the Mack-Cali Centre VII Property and the other Collateral (as defined in the Mack-Cali Centre VII Mortgage) encumbered or conveyed thereby in the Loan Documents with respect to the Mack-Cali Centre VII Property.  Guarantor’s limited recourse liability under this Guaranty shall be subject to the same limitations and other provisions as are set forth in Paragraph 8 and Paragraph 9 of the Mack-Cali Centre VII Note, all of which terms and provisions are incorporated herein by this reference, and, except to the extent provided therein, Lender shall not enforce any deficiency judgment or personal money judgment against Guarantor or any of its respective constituent partners, or any of their respective officers, directors, agents, or shareholders with respect to the obligations arising under and evidenced by this Guaranty.

4.           In the event that Lender elects to foreclose or to accept a deed-in-lieu of foreclosure under the Instruments, Guarantor hereby acknowledges and agrees that Guarantor’s recourse liability under this Guaranty as determined above shall be calculated after deduction from the outstanding Obligations (including, but not limited to, all principal, accrued interest, Prepayment Premium [as defined in the Notes], advances and other charges) of (i) the amount of money bid by or received by Lender at a foreclosure sale, or (ii) the value of the Cross Collateral Property or any other property received by Lender as consideration for acceptance of a deed-in-lieu of foreclosure.

5.           In the event that Lender accepts a deed-in-lieu of foreclosure, the value of the Cross Collateral Property and any other property received by Lender shall be conclusively determined by an independent MAI appraiser, selected by Lender in its sole discretion, having not less than five (5) years’ experience in appraising commercial real estate in the area where the Cross Collateral Property is located.  The fees and costs of said MAI appraiser shall be paid by Guarantor.

6.           Guarantor’s recourse liability under this Guaranty shall continue with respect to any and all Obligations, until Lender has been paid the full amount of the Obligations from any person or entity at the time of foreclosure or following an Event of Default; provided, however, that Guarantor’s recourse liability under this Guaranty shall be in addition to, and not in lieu of, any liability or obligations of Guarantor under any other document or other instrument delivered by Guarantor in connection with the Loans.

7.           Guarantor also acknowledges and agrees that Lender shall have the right to seek collection of the recourse portion of the Loans under this Guaranty from Guarantor without commencement of any foreclosure proceedings, subject, however, to the terms of Section 3 hereof.

8.           Guarantor expressly waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of the Obligations or any part thereof, notice of intention to accelerate the maturity of the Obligations or any part thereof, notice of disposition of collateral, notice of acceleration of the maturity of the Obligations or any part thereof, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party.  Guarantor agrees that Lender shall be under no obligation to: (i) notify Guarantor of its acceptance of this Guaranty or of any advances made or credit extended on the faith of this Guaranty; (ii) notify Guarantor of Borrowers’ failure to make payments due under the Notes as it matures or the failure of Borrowers to pay any of the Obligations as they mature or any default in performance of any obligations required by the Notes, the Instruments or any other Document; (iii) use diligence in preserving the liability of any person with respect to the Obligations, or with respect to the Notes, the Instruments or any other Document; (iv) use diligence in collecting payments or demanding performance required by the terms of the Notes, the Instruments or any other Document; or (v) bring suit against, or take any other action against, any party to enforce collection of the Notes, the Instruments or any other Document.

9.           Guarantor waives all legal defenses (at law or in equity) given or available to sureties or guarantors other than the actual payment in full of all Obligations, and waives all legal defenses (at law or in equity) based upon the validity, legality or enforceability of the Notes, the Instruments or any other Document (including, without limitation, any claim that the Notes, the Instruments or any other Document is or was in any way usurious), or otherwise with respect to the Obligations.  In accordance with the terms of this Guaranty, Guarantor agrees and acknowledges that it shall be primarily liable for payment of the Obligations (subject only to the limitations set forth above) in the event of default or foreclosure.

10.           Guarantor acknowledges and agrees that from time to time, at Lender’s discretion, with or without valuable consideration, without authorization from or notice to Guarantor, and without impairing, modifying, releasing, limiting or otherwise affecting Guarantor’s liability under this Guaranty, Lender may: (i) alter, compromise, accelerate, renew, extend or change the time or manner for the payment of any or all of the Obligations due under the Notes, the Instruments or any other Document; (ii) increase or reduce the rate of interest with respect to the Notes or Loans; (iii) take and surrender security, exchange security by way of substitution, or in any way Lender deems necessary take, accept, withdraw, subordinate, alter, amend, modify or eliminate security; (iv) add or release or discharge endorsers, guarantors or other obligors; (v) make changes of any kind whatsoever in the terms of the Notes, the Instruments or any other Document; (vi) make changes of any kind whatsoever in the manner Lender does business with Borrowers; (vii) settle or compromise with Borrowers or any other person(s) liable on the Notes, the Instruments or any other Document on such terms as Lender determines; (viii) apply all moneys received from Borrowers or others, or from any security held (whether or not held under a mortgage, deed of trust, deed to secure debt or other instrument), in such manner upon the Notes or upon any other obligation arising under the Instruments or any other Document (whether then due or not) as Lender determines to be in its best interest, and without in any way being required to marshal securities or assets or to apply all or any part of such moneys upon any particular part of the Notes, the Instruments or any other Document, except to the extent as may be expressly provided therein.

11.           Guarantor agrees that Lender is not required to retain, hold, protect, exercise due care with respect to, perfect security interests in, or otherwise assure or safeguard any security for the Notes or the Loans.  Guarantor agrees and acknowledges that Lender’s failure to do any of the foregoing and Lender’s failure to exercise any other right or remedy available to Lender shall in no way affect or alter any of Guarantor’s obligations under this Guaranty or any security furnished by Guarantor, or give Guarantor any recourse against Lender.

12.           Guarantor agrees that its liability under this Guaranty shall not be modified, changed, released, limited or impaired in any manner whatsoever on account of any or all of the following: (i) the incapacity, death, disability, dissolution or termination of Guarantor, Borrowers, Lender or any other person or entity; (ii) the failure by Lender to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Borrowers or any other person or entity; (iii) the inability of Lender, Guarantor or any other person or entity to recover from Borrowers or any other party due to the expiration of any statute of limitations or due to any other cause whatsoever; (iv) the claim or assertion (whether or not successful) by Borrowers or any other person or entity of any available defenses, set-off rights or counterclaims (other than payment in full of the Obligations) during any judicial, arbitration, or mediation proceeding; (v) the transfer(s) of any portion of the Cross Collateral Property encumbered by the Instruments or of any other secured collateral by other instrument securing payment of the Obligations; (vi) any modifications, extensions, amendments, consents, releases or waivers with respect to the Notes, the Instruments or any other Document, including, but not limited to, any other instrument that may now or hereafter secure the payment of the Obligations or this Guaranty; (vii) Lender’s failure to give any notice to Guarantor of any default under the Notes, the Instruments or any other Document, including, but not limited to, any other instrument securing the payment of the Obligations or this Guaranty; (viii) Guarantor is or becomes liable for any indebtedness owed by Borrowers to Lender other than that which is secured by this Guaranty; or (ix) any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, Borrowers, its property, or its estate in bankruptcy resulting from the operation of any present or future provision of 11 U.S.C. §101 et. seq. or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or from the decision of any court.

13.           Guarantor agrees and acknowledges that Lender shall not be required to (i) pursue any other remedies before invoking the benefits of the guaranties contained in this Guaranty, or (ii) make demand upon or institute suit or otherwise pursue or exhaust its remedies against Borrowers or any surety other than Guarantor or to proceed against any security now or hereafter existing for the payment of any of the Obligations.  Guarantor also acknowledges that Lender may maintain an action on this Guaranty without joining Borrowers in such action and without bringing a separate action against Borrowers.

14.           If the Notes, the Instruments or any other Document cannot be enforced against Borrowers for any reason whatsoever (including but not limited to the legal defenses of ultra vires, lack of authority, illegality, force majeure, act of God, usury or impossibility), such unenforceability shall not affect Guarantor’s liability under this Guaranty.  Guarantor agrees that it shall be liable to the extent provided in this Guaranty notwithstanding the fact that Borrowers may be held not to be liable for such Obligations or not liable to the same extent as Guarantor’s liability.

15.           Guarantor agrees that in the event that Borrowers do not or otherwise are unable to pay the Obligations for any reason (including, without limitation, liquidation, dissolution, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, sale of all or substantially all assets, reorganization, arrangement, composition, or readjustment of, or other similar proceedings affecting the status, composition, identity, existence, assets or obligations of Borrowers, or the disaffirmance or termination of any of the Obligations in or as a result of any such proceeding), Guarantor shall pay the Obligations and such occurrence shall in no way affect Guarantor’s obligations under this Guaranty.

16.           Should the status, structure or composition of Borrowers or any of them change, Guarantor agrees that this Guaranty shall continue and shall also cover the Obligations of Borrowers under the new status, structure or composition of Borrowers, or of any successor.  This Guaranty shall remain in full force and effect notwithstanding any transfer of the Cross Collateral Property encumbered by the Instruments.

17.           In the event any payment by Borrowers to Lender is held to constitute a preference under any Applicable Bankruptcy Law, or if for any other reason Lender is required to refund or does refund such payment or pay such amount to any other party, Guarantor acknowledges that such payment by Borrowers to Lender shall not constitute a release of Guarantor from any liability under this Guaranty, but Guarantor agrees to pay such amount to Lender upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

18.           Guarantor agrees that it shall not have (i) the right to the benefit of, or to direct the application of, any security held by Lender (including the Cross Collateral Property covered, conveyed or encumbered by the Instruments and any other instrument securing the payment of the Obligations), (ii) any right to enforce any remedy which Lender now has or hereafter may have against Borrowers, or (iii) any right to participate in any security now or hereafter held by Lender.

19.           Guarantor also agrees that it shall not have (i) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrowers or against any security resulting from the exercise or election of any remedies by Lender (including the exercise of the power of sale under the Instruments), or (ii) any defense arising by reason of any disability or other defense of Borrowers or by reason of the cessation, from any cause (other than as a result of payment in full of the Obligations), of Borrowers’ liability under the Notes, the Instruments or any other Document.

20.           Guarantor agrees that any payment it makes of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to the Notes, the Instruments or any other Document, or any proceeds attributable to the Notes, the Instruments or any other Document, unless and until the full amount of the Obligations owing to Lender has been fully paid.  At such time as the full amount of the Obligations owing to Lender has been fully paid, Guarantor shall be subrogated as to any payments made by it to Lender’s rights against Borrowers and/or any endorsers, sureties or other guarantors.  For the purposes of the preceding sentence only, the full amount of the Obligations shall not be deemed to have been paid in full by foreclosure of the Instruments or by acceptance of a deed-in-lieu of foreclosure, and Guarantor hereby waives and disclaims any interest which it might have in the Cross Collateral Property encumbered by the Instruments or other collateral security for the Obligations, by subrogation or otherwise, following such foreclosure or Lender’s acceptance of a deed-in-lieu of foreclosure.

21.           Guarantor expressly subordinates its rights to payment of any indebtedness owing from Borrowers to Guarantor(including, but not limited to, property management and construction management fees and leasing commissions), whether now existing or arising at any time in the future, to the right of Lender to first receive or require payment of the Obligations in full (and including interest accruing on the Notes after any petition under Applicable Bankruptcy Law, which post-petition interest Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in proceedings under such Applicable Bankruptcy Law).  Guarantor further agrees, upon the occurrence of an Event of Default, not to accept any payment or satisfaction of any kind of indebtedness of Borrowers to Guarantor or any security for such indebtedness without Lender’s prior written consent.  If Guarantor should receive any such payment, satisfaction or security for any indebtedness owed by Borrowers to Guarantor, Guarantor agrees to deliver the same without delay to Lender in the form received, endorsed or assigned for application on account of, or as security for, the Recourse Liability; until such payment, satisfaction or security is delivered, Guarantor agrees to hold the same in trust for Lender.

22.           Under no circumstances shall the aggregate amount paid or agreed to be paid under this Guaranty exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Guarantor hereunder are hereby limited accordingly.  If under any circumstances, whether by reason of advancement or acceleration of the unpaid principal balance of the Notes or otherwise, the aggregate amounts paid hereunder shall include amounts which by law are deemed interest and which could exceed the Maximum Rate, Guarantor stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Guarantor and Lender, and Lender shall promptly credit such excess (only to the extent such interest payments are in excess of the Maximum Rate) against the unpaid principal balance of the Notes, and any portion of such excess payments not capable of being so credited shall be refunded to Guarantor.  The term “applicable law” as used in this paragraph shall mean the laws of the Property State (as such term is defined in the Instruments) or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

23.           Guarantor hereby represents, warrants and covenants to and with Lender as follows: (i) the making of the Loans by Lender to Borrowers are and will be of direct interest, benefit and advantage to Guarantor; (ii) Guarantor is solvent, is not bankrupt and has no outstanding liens, garnishments, bankruptcies or court actions which could render Guarantor insolvent or bankrupt; (iii) there has not been filed by or against Guarantor a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Guarantor or any substantial portion of Guarantor’s property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under Applicable Bankruptcy Law; (iv) all reports, financial statements and other financial and other data which have been or may hereafter be furnished by Guarantor to Lender in connection with this Guaranty are or shall be true and correct in all material respects and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading and do or shall fairly represent the financial condition of Guarantor as of the dates and the results of Guarantor’s operations for the periods for which the same are furnished, and no material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Guarantor; (v) the execution, delivery and performance of this Guaranty do not contravene, result in the breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Guarantor is subject; (vi) there are no judicial or administrative actions, suits or proceedings pending or, to the best of Guarantor’s knowledge, threatened against or affecting Guarantor which would have a material adverse effect on either the Property or Borrower’s ability to perform its obligations, or involving the validity, enforceability or priority of this Guaranty; and (vii) this Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

24.           Guarantor will furnish to Lender the financial statements and other information as to Guarantor as are described in Section 3.15 of the Instrument, on or before the deadlines set forth therein. Guarantor will provide to Lender such other financial information and statements concerning Guarantor's financial status as Lender may request from time to time, all of which shall be in form and substance acceptable to Lender. Guarantor shall be in default hereunder if there is any falsity in any material respect or any material omission in any representation or statement made by Guarantor to Lender or in any information furnished Lender, by or on behalf of Borrower or Guarantor, in connection with the Loan and/or any of the Obligations, as determined by Lender in its sole and absolute discretion.

25.           Guarantor further agrees to the following:

(a)           Where two or more persons or entities have executed this Guaranty, unless the context clearly indicates otherwise, all references herein to “Guarantor” shall mean the guarantors hereunder or either or any of them.  All of the obligations and liability of said guarantors hereunder shall be joint and several.  Suit may be brought against said guarantors, jointly and severally, or against any one or more of them, or less than all of them, without impairing the rights of Lender against the other or others of said guarantors.  Lender may compound with any one or more of said guarantors for such sums or sum as it may see fit and/or release such of said guarantors from all further liability to Lender for such indebtedness without impairing the right of Lender to demand and collect the balance of such indebtedness from the other or others of said guarantors not so compounded with or released.  However, said guarantors agree that such compounding and release shall in no way impair the their rights as among themselves.

(b)           Except as otherwise provided herein, the rights of Lender are cumulative and shall not be exhausted by its exercise of any of its rights under this Guaranty or otherwise against Guarantor or by any number of successive actions, until and unless all Obligations have been paid and each of the obligations of Guarantor under this Guaranty have been performed.

(c)           Intentionally Omitted.

(d)           Any notice or communication required or permitted under this Guaranty shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, sent to the intended addressee at the address shown below, or to such other address or to the attention of such other person(s) as hereafter shall be designated in writing by the applicable party sent in accordance herewith.  Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery on a business day at the applicable address and in the manner provided herein.

(e)           This Guaranty shall be deemed to have been made under and shall be governed in all respects by the laws of the Property State.

(f)           This Guaranty may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

(g)           This Guaranty may only be modified, waived, altered or amended by a written instrument or instruments executed by the party against which enforcement of said action is asserted.  Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to any party.

(h)           The books and records of Lender showing the accounts between Lender and Borrowers shall be admissible in any action or proceeding arising from this Guaranty as prima facie evidence for any claim whatsoever, absent manifest error.

(i)           Guarantor waives and renounces any and all homestead or exemption rights Guarantor may have under the United States Constitution, the laws of the Property State, or the laws of any state as against Guarantor, and Guarantor transfers, conveys and assigns to Lender a sufficient amount of such homestead or exemption as may be allowed, including such homestead or exemption as may be set apart in bankruptcy, to pay and perform the obligations of Guarantor arising under this Guaranty.  Guarantor hereby directs any trustee in bankruptcy having possession of such homestead or exemption to deliver to Lender a sufficient amount of property or money set apart as exempt to pay and perform such Guarantor obligations.

(j)           The terms, provisions, covenants and conditions of this Guaranty shall be binding upon Guarantor, its heirs, devisees, representatives, successors and assigns, and shall inure to the benefit of Lender and Lender’s transferees, credit participants, successors, assigns and/or endorsees.

(k)           Within this Guaranty, the words of any gender shall be held and construed to include any other gender, and the words in the singular number shall be held and construed to include the plural and the words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

(l)           A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.  Accordingly, the provisions of this Guaranty are declared to be severable.

THIS GUARANTY is executed as of the date and year first above written.

GUARANTOR:

MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership

By:MACK-CALI SUB I INC., a Delaware corporation, General Partner

By:  ____________________________________
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

The address of Guarantor is:

               Mack-Cali F Properties, L.P.
               c/o Mack-Cali Realty Corporation
               343 Thornall Street
               Edison, New Jersey  08837
               Attn: Mitchell E. Hersh, President and Chief Executive Officer

With a copy to:

General Counsel
Mack-Cali Realty Corporation
343 Thornall St.
Edison, New Jersey 08837
Attention: Roger W. Thomas

The address of Lender is:

                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND VPCM, LLC
c/o Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attention: Asset Management Department; Reference Loan No. 706 108 240 and 706 108 270

With a copy to:

                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
c/o Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attention: Legal Department; Reference Loan No. 706 108 240 and 706 108 270

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309-3424 Attn: Albert E. Bender, Jr.	Loan No. 706 108 240 and 706 108 270 PREPARED BY: ________________________ Albert E. Bender, Jr.

TRANSFER AND ASSIGNMENT OF MORTGAGES AND SECURITY AGREEMENTS AND LOAN DOCUMENTS

STATE OF NEW JERSEY

COUNTY OF BERGEN

FOR AND IN CONSIDERATION of the sum of Ten and No/Dollars ($10.00) and other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (hereinafter called “Assignor”), the “Mortgagee” in (a) that certain Mortgage and Security Agreement, made between Mack-Cali F Properties, L.P., formerly known as Mack F Properties, A New Jersey Limited Partnership (“Borrower”), as “Mortgagor”, in favor of Assignor as “Mortgagee”, dated as of April 30, 1998, recorded in Mortgage Book 9691, Page 245, in the Real estate records of Bergen County, New Jersey, as amended by that certain Modification of Mortgage and Security Agreement and Assignment of Leases and Rents dated as of November 12, 2004 between Borrower and Assignor, recorded in Mortgage Release Book 1014, Page 678 (such original Assignment of Leases and Rents having been recorded in Mortgage Book 9691, Page 356), and (b) that certain Second Priority Mortgage and Security Agreement dated as of April 30, 1998 from Borrower, as “Mortgagor”, in favor of Assignor as “Mortgagee”, recorded in Mortgage Book 9691, Page 301, in the real estate records of Bergen County, New Jersey, covering the Property, as amended by that certain Modification of Second Priority Mortgage and Security Agreement dated as of November 12, 2004 between Borrower and Assignor, recorded in Mortgage Release Book 1014, Page 692 (collectively, the “Mortgage”), does hereby transfer, set-over, assign and convey the Mortgage, together with all of the rights, powers and privileges conferred by the Mortgage upon the Assignor as “Mortgagee”, without recourse, to, collectively, jointly and severally, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential”), and VPCM, LLC, a Virginia limited liability company (“VPCM”), whose address is c/o Prudential Asset Resources, Inc., 2100 Ross Avenue, Suite 2500, Dallas, Texas  75201, Attention:  Asset Management Department;  Reference Loan No. 706 108 240 and 706 108 270 (“Assignee”) and does authorize the Assignee to exercise said rights, powers and privileges in as full a manner as the Assignor as “Mortgagee” is authorized to exercise the same.

TOGETHER WITH all of Assignor’s right, title and interest in and to (a) the note described in said Mortgage and any and all other indebtedness secured thereby, (b) all monies due and to become due thereon with all interest thereon, (c) the property and other collateral conveyed and encumbered by the Mortgage, (d) all other documents evidencing or securing said note or other indebtedness secured by the Mortgage, including, but not limited to, any assignment of leases or rents executed in connection therewith, and (e) all of the rights, powers and interests of the beneficiary under or by virtue of the Mortgage, said note or notes or any such other documents executed in connection therewith.

TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns forever.

This Transfer and Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, legal representatives and assigns.

IN WITNESS WHEREOF, the duly elected and authorized officer of the Assignor has hereunder set his hand and affixed the corporate seal, as of the date and year first above written.

Witnessed or Acknowledged by: ________________________________	LENDER: THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey Corporation By: ______________________________ Name: Melissa Farrell Title: Vice President
(ATTACH ACKNOWLEDGMENT)

ACKNOWLEDGMENT

STATE OF NEW YORK

COUNTY OF NEW YORK

I CERTIFY that on January _____, 2010, _________________________ personally came before me and this person acknowledged under oath, to my satisfaction that:

(a)           this person is the attesting witness to the signing of this Agreement by Melissa Farrell, as Vice President of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation;

(b)           this Agreement was signed and delivered by THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, as its voluntary act duly authorized, if applicable; and

(c)           this person signed this proof to attest to the truth of these facts.

Signed and sworn to before me on January _____, 2010 ________________________________ Notary Public My Commission Expires: ________________________ (NOTARY SEAL)	Attesting Witness ___________________________________________ Printed Name: ________________________________